Exhibit 10(x)(i)

L3HARRIS
SALARIED PENSION PLAN
(Amended and Restated as of August 31, 2020)

L3HARRIS SALARIED PENSION PLAN
FOREWORD
The Plan as set forth in this document is known as the L3Harris Salaried Pension Plan (the “Plan”). The Plan has previously been known as the Harris Corporation Salaried Retirement Plan, the Exelis Salaried Retirement Plan and the ITT Salaried Retirement Plan.
ITT Corporation adopted the International Telephone Pension and Benefit Plan to be effective January 1, 1929. That Plan has been subsequently amended from time to time and the Plan contained therein constituted an amendment to and restatement of the Plan, effective December 19, 1995. Except as provided therein, events occurring prior to December 19, 1995, are governed by the terms of the Plan in effect at the time the event occurred. As of December 19, 1995, ITT Corporation, a Delaware corporation, distributed to the holders of shares of ITT Corporation common stock, all the outstanding shares of common stock of ITT Destinations, Inc., and all the outstanding shares of common stock of ITT Hartford Group, Inc., ITT Corporation, formerly known as ITT Industries, Inc., an Indiana corporation, was the successor to ITT Corporation.
The Plan was amended and restated, effective as of January 1, 2000, to reflect certain design and administrative changes and to conform the Plan to certain legislative and regulatory changes that went into effect since the date of the last restatement of the Plan.
Effective July 1, 2006, the Plan was renamed the ITT Salaried Retirement Plan.
The Plan was amended and restated, generally effective January 1, 2010, and that restatement incorporated all amendments adopted to the Plan since its last restatement and was intended to reflect current law and regulations, including but not limited to: the Economic Growth and Tax Relief Reconciliation Act of 2002; the Pension Protection Act of 2006; the Heroes Earnings Assistance and Relief Tax Act of 2008; and the Worker, Retiree, and Employer Recovery Act of 2008, to the extent applicable and effective as of the date of that restatement.
Effective August 16, 2011 and October 1, 2011, ITT Corporation amended the Plan to reflect certain design changes, including freezing the Plan to new entrants for salaried employees first hired on or after October 1, 2011, as well as those employees first transferred to salaried status at ITT Corporation on or after October 1, 2011, eliminating the choice between accruing benefits in the pension equity plan formula or the applicable traditional pension plan formula, and ceasing future accruals under the Plan’s pension equity formula, and ceasing accruals under the Plan’s traditional pension formula for active members, other than eligible active members who affirmatively elected to continue to participate in the Plan and receive compensation and benefit service accruals under the traditional pension plan formula. ITT Corporation also amended the Plan in anticipation of the split-up of ITT Corporation into three separate, publically traded companies.
Effective October 31, 2011, ITT Corporation restructured into three separate, publicly-traded companies named ITT Corporation, Exelis Inc., and Xylem Inc. In connection with this restructuring, the Plan was amended, effective October 31, 2011, to reflect the restructuring and to transfer the sponsorship of the Plan to Exelis Inc. (“Exelis”). Effective October 31, 2011, Exelis amended the Plan pursuant to, and in accordance with, Resolutions of the Board of Directors of Exelis adopted by Written Consent on October 11, 2011, and changed the name of the Plan to the Exelis Salaried Retirement Plan. Effective October 31, 2011, Exelis further amended the Plan to designate the individuals who would serve on the Administrative Committee and the Investment Committee.

Effective January 1, 2012, the Plan was amended and restated to reflect certain design change amendments made by ITT Corporation in anticipation of the restructuring of ITT Corporation and amendments to the Plan adopted by Exelis. The Plan, as amended and restated, effective January 1, 2012, constituted a successor plan to the ITT Salaried Retirement Plan and was intended to reflect current law and regulations. The Plan was further amended and restated effective January 1, 2014, to incorporate five amendments into the Plan adopted since its prior amendment and restatement and to cease all future accruals effective December 31, 2016, unless otherwise provided in an Appendix hereto.
Effective January 1, 2017, the Plan was amended and restated, in part to reflect the transfer of Plan sponsorship, effective January 1, 2016, from Exelis to Harris Corporation. On June 29, 2019, Harris Corporation was renamed L3Harris Technologies, Inc.
Effective August 31, 2020, the Plan was amended and restated to incorporate six amendments to the Plan adopted since its prior amendment and restatement.
The provisions of the Plan are conditioned upon the Plan’s qualification under Section 401(a) of the Code (as herein defined) and Employer (as herein defined) contributions being deductible under Section 404 of the Code. It is further intended that the Plan conform to the requirements of Title I of ERISA (as herein defined) and that the L3Harris Pension Master Trust be qualified under Section 501 of the Code.
Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of Florida; to the extent such laws are not superseded by applicable Federal law. Unless otherwise expressly provided in this Plan and consistent with applicable law, (i) the rights and benefits of any Member who retires, or whose employment is terminated, whichever first occurs, are determined in accordance with the provisions of the Plan in effect at the time of such retirement, or termination, and (ii) no revision to the Plan shall deprive any Member (as herein defined) who retires, or whose employment is terminated prior to such revision, of any rights and benefits which theretofore had accrued under the Plan.

L3HARRIS SALARIED PENSION PLAN
ARTICLE 1 - DEFINITIONS
1.01    Accrued Benefit shall mean, as of any date of determination, a Member’s retirement allowance computed under Section 4.01(d).
1.02    Administrative Committee shall mean, effective May 29, 2015, the Employee Benefits Committee of the Company, or successor thereto, appointed pursuant to Section 5.02 to administer the Plan. Reference herein to the Administrative Committee also shall include any person or entity to whom the Administrative Committee has delegated any of its authority pursuant to Section 5.03 to the extent of the delegation.
1.03    Annual Dollar Limit shall mean the compensation limit set forth in Section 401(a)(17) of the Code, as adjusted from time to time by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code.
1.04    Annuity Starting Date shall mean the first day of the first period for which an amount is due on behalf of a Member or former Member as an annuity or any other form of payment under the Plan.
1.05    Appendix shall mean (a) those special provisions, attached to the Plan as appendices, which are applicable to certain persons covered by the Plan or (b) the tables of factors which are used in determining the amount of the various forms of benefits payable under the Plan.
1.06    Associated Company shall mean any division, subsidiary or affiliated company of the Company not participating in the Plan and designated by the Administrative Committee as an Associated Company for purposes of the Plan during the period for which such designation exists; provided, however, that any such division, subsidiary or affiliated company not participating in the Plan which is (a) a component member of a controlled group of corporations (as defined in Section 414(b) of the Code), which controlled group of corporations includes as a component member the Company, (b) any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, or (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code, shall automatically be an Associated Company hereunder during the period it is a division, subsidiary or affiliated company of the Company, or during such period as may otherwise be determined by the Administrative Committee. Notwithstanding the foregoing, for purposes of the preceding sentence and Section 4.09, the definitions of Section 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.
1.07    Beneficiary shall mean any person or entity named by a Member by written designation to receive certain benefits payable in the event of his death as provided under Section 4.07 or 4.08
1.08    Benefit Service shall mean employment recognized as such for the purposes of computing a benefit under the Plan as provided under ARTICLE 2. “TPP Benefit Service” shall mean a Member’s Benefit Service prior to January 1, 2017, to be credited under the TPP Formula as defined pursuant to Section 2.02(b). “PEP Benefit Service” shall mean a Member’s Benefit Service prior to January 1, 2012, to be credited under the PEP Formula as defined in Section 2.02(b). Notwithstanding anything in the Plan to the contrary, no employment with Harris Corporation prior to May 29, 2015 shall be recognized as Benefit Service for purposes of the Plan.

1.09    Board of Directors shall mean the Board of Directors of the Company, or of any successor by merger, purchase or otherwise.
1.10    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.11    Company shall mean, (i) effective as of January 1, 2016, L3Harris Technologies, Inc. (known until June 29, 2019 as Harris Corporation) or any successor by merger, purchase or otherwise (ii) for the period of time beginning October 31, 2011 and ending December 31, 2015, Exelis Inc. and (iii) for the period prior to October 31, 2011, ITT Corporation, and, in each case, any Participating Unit thereof, with respect to its Employees.
1.12    Compensation shall mean, except as otherwise provided below or in an Appendix hereto, the total remuneration paid to a Member prior to January 1, 2012, (whether before or during membership in the Plan) for services rendered to the Company or any Associated Company, including annual base salary, overtime, and shift differential (determined prior to any elective deferrals as defined in Section 402(g)(3) of the Code and including amounts contributed by the Company or an Associated Company pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Section 125 or 132(f)(4) of the Code), but excluding foreign service pay, automobile allowance, separation pay or other special pay or allowances of similar nature, and unless heretofore or hereafter specifically designated as being included in Compensation for purposes of the Plan by the Administrative Committee under rules or regulations uniformly applicable to all Members similarly situated, all bonuses, commissions and incentive pay and excluding the cost of any public or private employee benefit plan, including the Plan. For the period beginning January 1, 2009, and ending December 31, 2011, Compensation shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company or an Associated Company with respect to any period during which an individual is performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code).
Except as otherwise provided below or in an Appendix hereto, effective on and after January 1, 2012, with respect to a Member who is a Participating Employee, Compensation shall include the total remuneration paid on or after January 1, 2012, and prior to January 1, 2017, to such Member for services rendered to the Company while accruing Benefit Service, including annual base salary, overtime, and shift differential (determined prior to any elective deferrals as defined in Section 402(g)(3) of the Code and including amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Section 125 or 132(f)(4) of the Code) but excluding foreign service pay, automobile allowance, separation pay or other special pay or allowances of similar nature, and unless heretofore or hereafter specifically designated as being included in Compensation for purposes of the Plan by the Administrative Committee under rules or regulations uniformly applicable to all Members similarly situated, all bonuses, commissions and incentive pay and excluding the cost of any public or private employee benefit plan, including the Plan.
Effective as of January 1, 2012, Compensation shall also include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company or an Associated Company with respect to any period during which a Member is accruing Benefit Service, while performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code).
Except as otherwise provided in an Appendix and notwithstanding any Plan provision to the contrary, on or after January 1, 2012, and prior to January 1, 2017, Compensation shall only include remuneration as described above paid by the Company to a Member while such Member is a Participating Employee accruing Benefit Service under the provisions of this Plan.

With respect to any Plan Year commencing on or after January 1, 2002, annual Compensation taken into account for any purpose under the Plan shall not exceed the Annual Dollar Limit.
Notwithstanding the above, any Appendix hereto, or any other provision herein to the contrary, compensation which is attributable to the conversion, effective as of December 25, 2015 or such later date as determined from time to time, of certain accrued vacation and paid time off to a deferred lump sum amount, shall be excluded for all purposes of this Plan.
The Administrative Committee shall resolve any questions arising hereunder as to the meaning of Compensation on a basis uniformly applicable to all Employees similarly situated.
1.13    Early Retirement Date shall mean the date as determined in the manner set forth in Section 4.04 or Section 4.05.
1.14    Effective Date of the Plan shall mean January 1, 1976.
1.15    Eligibility Service shall mean any employment recognized as such for the purposes of meeting the eligibility requirements for membership in the Plan and for eligibility for benefits under the Plan as provided under Article 2. Notwithstanding anything in the Plan to the contrary, no employment with Harris Corporation prior to May 29, 2015 shall be recognized as Eligibility Service for purposes of the Plan.
1.16    Employee shall mean any U.S. citizen or resident alien (as defined in Section 7701(b) of the Code) regularly employed by the Company who is considered a salaried employee for purposes of the Company’s employee benefit plans, who is paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico, or the U.S. Virgin Islands, and who receives regular and stated compensation other than a pension or retainer. However, no person shall be an Employee for purposes of the Plan who is (a) classified as a consultant by the Company, (b) a non-resident alien, (c) paid on an hourly basis and who, under the Company’s employment classification practices, is considered as an hourly-rated employee for purposes of the Company’s employee benefit plans, (d) accruing benefits (or eligible to accrue benefits) in respect of current service under any other pension, retirement, qualified profit-sharing or other similar plan of the Company (other than the Harris Corporation Retirement Plan or any other plan specified by the Administrative Committee from time to time) or of any Associated Company or of any other direct or lower tier subsidiary or affiliated company of the Company, (e) on the payroll of a third party with whom the Company has contracted for the provision of said person’s services, (f) a Leased Employee, or (g) hired by the Company on or after September 1, 2007, and (1) who is regularly employed in a permanent position (as distinguished from a temporary assignment); (2) whose primary place of employment with the Company is outside of the United States; and (3) who has his primary residence outside of the United States and provided further, that no person shall be an Employee for purposes of the Plan whose terms and conditions of employment are determined by a collective-bargaining agreement with the Company which does not make this Plan applicable to him. In addition, any person who is engaged by the Company to perform services for the Company in a relationship (a) that the Company characterizes as other than an employment relationship, or (b) that the individual has agreed is not an employment relationship, such as where the Company engages the individual to perform services as an independent contractor, even if a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company for purposes of the Code shall not be an Employee for purposes of this Plan. The term “employee” as used in this Plan means any individual who is employed by the Company or an Associated Company as a common law employee of the Company or an Associated Company regardless of whether the individual is an “Employee.”

1.17    Equivalent Actuarial Value shall mean equivalent value of a benefit under the Plan determined on the basis of the applicable factors set forth in Appendix A, except as otherwise specified in the Plan, Appendix E or Appendix F. In any other event, Equivalent Actuarial Value shall be determined on the same actuarial basis utilized to compute the factors set forth in Appendix A.
Notwithstanding any Plan provision to the contrary, except as otherwise specified in Appendix E of the Plan, when determining the Equivalent Actuarial Value of a Member’s retirement allowance or vested benefit based on the IRS Interest Rate and IRS Mortality Table in effect on an Annuity Starting Date on or after January 1, 2005, and prior to January 1, 2006, the Equivalent Actuarial Value of such retirement allowance or vested benefit shall not be less than the amount determined on the basis of the IRS Mortality Table and IRS Interest Rate as defined under the provisions of the Plan as in effect on December 31, 2004.
1.18    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
1.19    Final Average Compensation shall mean, except as otherwise provided below, with respect to:
(a)    a Post-1999 Member and Pre-2000 Member, the sum of:
(i)    The average of that portion of the Member’s Compensation equal to his annual base salary earned in any five calendar years of (i) Eligibility Service, for calendar years ending prior to January 1, 2012, and (ii) Benefit Service, for calendar years beginning on and after January 1, 2012, and ending prior to January 1, 2017, in which such annual base salary was highest; plus
(ii)    The average of that portion of the Member’s Compensation in excess of his annual base salary earned in any five calendar years of (i) Eligibility Service, for calendar years ending prior to January 1, 2012, and (ii) Benefit Service, for calendar years beginning on and after January 1, 2012, and ending prior to January 1, 2017, in which such excess Compensation was highest; provided, however, that the calendar years on which such averages are based shall be any five calendar years during the last 120 calendar months of the Member’s Eligibility Service (earned prior to January 1, 2012) and Benefit Service (earned on and after January 1, 2012, and ending prior to January 1, 2017), as applicable, or, if the sum of a Member’s Eligibility Service (earned prior to January 1, 2012) and Benefit Service (earned on and after January 1, 2012, and ending prior to January 1, 2017) is less than five years, all of his calendar years of such service; provided, further, however, that beginning on and after January 1, 1989 (a) the annual base salary earned in any calendar year and taken into account for purposes of “Final Average Compensation,” and (b) the amount in excess of base annual salary earned in any calendar year and taken into account for purposes of “Final Average Compensation,” and (c) the sum of (a) and (b) taken into account for any calendar year, each shall not exceed the Annual Dollar Limit. In applying the Annual Dollar Limit to a Member’s Total Compensation for the applicable calendar year, the Annual Dollar Limit shall first be applied to the annual base salary earned by the Member in that calendar year, with any remainder then applied to the amount of the Member’s Compensation in excess of his base annual salary earned in that calendar year.
(b)    a Post-2004 Member, the average of the Member’s Compensation earned in any five consecutive years of Eligibility Service (earned prior to January 1, 2012) and Benefit Service (earned on or after January 1, 2012, and ending prior to January 1, 2017) in which such Compensation was highest. However, the calendar years on which such average is based shall be any five calendar years during the last 120 calendar months of the Member’s Eligibility Service (for calendar years ending prior to

January 1, 2012) and Benefit Service (for calendar years beginning on and after January 1, 2012, and ending prior to January 1, 2017) or, if the sum of a Post-2004 Member’s Eligibility Service (earned prior to January 1, 2012) and Benefit Service (earned on and after January 1, 2012, and ending prior to January 1, 2017) is less than five years, all of his years of such service. Except as otherwise provided by the Administrative Committee under rules uniformly applicable to all Members similarly situated, Compensation paid or received after a Member’s Severance Date shall not be taken into account for purposes of determining Final Average Compensation hereunder.
If the Member terminates employment before the last day of the calendar year or otherwise experiences an interruption in Eligibility Service (with respect to calendar years beginning January 1, 2012) or Benefit Service (with respect to calendar years beginning on and after January 1, 2012, and ending prior to January 1, 2017), the Administrative Committee shall, in accordance with rules uniformly applicable to all persons similarly situated, determine the amount of the Member’s Final Average Compensation. Unless otherwise provided in an Appendix hereto, (i) the term Eligibility Service as used in this Section shall include all service rendered prior to January 1, 2012, recognized as Eligibility Service for purposes of eligibility requirements under Article 2 and (ii) the term Benefit Service as used in this Section shall include all service rendered on and after January 1, 2012, and ending prior to January 1, 2017, recognized as Benefit Service under the provisions of Article 2 for purposes of determining a Member’s Traditional Pension Plan Benefit.
Except as otherwise provided in an Appendix hereto, in no event shall any Compensation paid to a Member (i) prior to January 1, 2012, for services rendered while other than as an employee of the Company or an Associated Company) or (ii) on or after January 1, 2012, and ending prior to January 1, 2017, for services rendered while accruing Eligibility Service but not Benefit Service be taken into account for purposes of determining Final Average Compensation hereunder.
Notwithstanding the foregoing, if an Employee was employed by a Participating Unit when all or part of the Participating Unit was divested by ITT Corporation, and which divestiture included the transfer of pension benefits and related assets from this Plan to the pension plan sponsored by the purchaser of the divested former Participating Unit, only Compensation paid during (i) Eligibility Service rendered on and after such Employee’s subsequent date of rehire by the Company or an Associated Company and prior to January 1, 2012, or (ii) Benefit Service rendered on or after January 1, 2012, and ending prior to January 1, 2017, shall be recognized for determining such Employee’s Final Average Compensation.
Notwithstanding any Plan provision to the contrary, a Member’s Final Average Compensation for purposes of determining a Member’s PEP Formula Benefit under Section 4.01(c) shall be frozen as of December 31, 2011.
Except as otherwise provided above, in Appendix B, or by the Administrative Committee under rules uniformly applicable to all Members similarly situated, Final Average Compensation shall be frozen as of December 31, 2011, with respect to all Members other than Members who are Participating Employees receiving Benefit Service accruals on or after January 1, 2012.
Notwithstanding any Plan provision to the contrary, a Member’s Final Average Compensation for purposes of determining a Member’s TPP Formula Benefit under Section 4.01(b) shall be frozen as of December 31, 2016.
The determination of Final Average Compensation shall be subject to the provisions of Section 401(a)(17) of the Code.
1.20    Former Pension Plan shall mean, except as otherwise provided in an Appendix hereto, any pension or retirement plan or plans which shall have been designated as Former Pension Plans by the Administrative Committee, as such plans were in effect and applicable to salaried Employees of a

Participating Unit on the day immediately preceding the date the Employees became Members of the Plan and as such Former Pension Plans are amended to continue as and under the Plan.
1.21    Hours of Service shall mean hours of employment as defined pursuant to the provisions of Section 2.01(c).
1.22    Investment Committee shall mean the Investment Committee of the Company or any successor thereto that is appointed pursuant to Section 5.04. Reference herein to the Investment Committee also shall include any person or entity to whom the Investment Committee has delegated any of its authority pursuant to Section 5.05 to the extent of the delegation.
1.23    ITT Corporation shall mean ITT Corporation as in existence prior to October 31, 2011, which was formerly known as ITT Industries, Inc., or any predecessor thereof.
1.24    IRS Interest Rate means, with respect to determining the amount of a benefit with an Annuity Starting Date:
(a)    prior to January 1, 2005, the annual rate of interest on 30-Year Treasury Securities published by the Commissioner in the calendar month preceding the Stability Period,
(b)    on or after January 1, 2005, and prior to January 1, 2008, the annual rate of interest on 30-Year Treasury Securities published by the Commissioner in the fourth calendar month preceding the Stability Period, and
(c)    on or after January 1, 2008, for purposes of Sections 4.01(c)(i), 4.01(c)(ii)(2) 4.07(b)(v), 4.08(a)(iii), 4.08(b)(iii), 4.09 and 4.11(b) the interest rate prescribed under Section 417(e)(3)(C) of the Code (as it reads effective on or after January 1, 2008) published by the Commissioner of Internal Revenue in the fourth calendar month immediately preceding the applicable Stability Period, subject to the provisions of the last paragraph of Section 4.01(c)(i), Appendix E and Appendix F.
1.25    IRS Mortality Table means, with respect to determining the amount of a benefit with an Annuity Starting Date:
(a)    prior to December 31, 2002, the mortality table prescribed under Section 417(e)(3)(A)(ii)(I) of the Code (as it read prior to the first day of the 2008 Plan Year) as in effect on the first day of the applicable Stability Period;
(b)     on or after December 31, 2002, and prior to January 1, 2008, the mortality table prescribed by Revenue Ruling 2001-62 as in effect on the first day of the applicable Stability Period, subject to the provisions of the last paragraph of Section 4.01(c)(i) and Appendix E and
(c)    on or after January 1, 2008, for purposes of Sections 4.01(c)(i), 4.01(c)(ii)(2), 4.07(b)(v), 4.08(a)(iii), 4.08(b)(iii) 4.09 and 4.11(b), the mortality table prescribed under Section 417(e)(3)(B) of the Code (as it reads effective on and after the first day of the 2008 Plan Year), subject to the provisions of the last paragraph of Section 4.01(c)(i), Appendix E and Appendix F.
1.26    Leased Employee shall mean any person (other than a common law employee of the Company or an Associated Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”) has performed services for the Company or an Associated Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company or an Associated Company.
1.27    Member shall mean any person included in the membership of the Plan as provided in Article 3. The pronoun he, his or him is used in this document solely for convenience and does not in any way connote a limit or restriction to persons of the masculine gender. In all cases, when he, his or him is used it means with equal effect persons of the feminine gender. A “Pre-2000 Member” shall mean, a person who first becomes a Member prior to January 1, 2005, and (a) has an original date of employment with (i) the Company or (ii) an entity while such entity is designated as an Associated Company, which is prior to January 1, 2000, and (b) who was employed, on the date of acquisition, by an entity acquired by the Company prior to February 1, 1999. A “Post-1999 Member” shall mean, a person who first becomes a Member prior to January 1, 2005, and (a) has an original date of hire with (i) the Company or (ii) an entity while such entity is designated as an Associated Company, which is on or after January 1, 2000, and prior to January 1, 2005, or (b) was employed by an entity acquired by the Company on or after February 1, 1999, and prior to January 1, 2005, regardless of his original date of hire with such acquired entity. A “Post-2004 Member” shall mean, a person who first becomes a Member on or after January 1, 2005, and (a) has an original date of hire with (i) the Company or (ii) an entity while such entity is designated as an Associated Company, which is on or after January 1, 2005, (b) first becomes an Employee on or after January 1, 2005, regardless of his original date of hire with the Company, or (c) was employed by an entity acquired by the Company on or after January 1, 2005, regardless of his original date of hire with such acquired entity.
1.28    Normal Retirement Date shall mean the first day of the calendar month coincident with or next following the date the employee attains age 65, which is his Normal Retirement Age.
1.29    Parental Leave shall mean a period in which a person is absent from work because of the person’s pregnancy, the birth of a person’s child, the adoption by a person of a child, or, for purposes of caring for that child, for a period beginning immediately following such birth or adoption.
1.30    Participating Employee shall mean, effective as of January 1, 2012, a person who is an Employee on January 1, 2012, and either (i) was a Member of the Plan on December 31, 2011, or (ii) was hired by the Company on or prior to October 1, 2011, and, in accordance with the procedures established by the Administrative Committee, affirmatively elected to continue to accrue Benefit Service under the provisions of Section 2.02 on and after January 1, 2012, in lieu of participating in the enhanced employer contribution portion of the Exelis Salaried Investment and Savings Plan.
In the event a person who is an Employee on January 1, 2012, and who was a Plan Member on December 31, 2011, was not provided a timely election, as determined by the Administrative Committee, to continue to accrue Benefit Service under the provisions of Section 2.02 on and after January 1, 2012, in lieu of participating in the enhanced employer contribution portion of the Exelis Salaried Investment and Savings Plan, such Member shall be provided an opportunity to make such an election in accordance with the procedures established by the Administrative Committee. During the period January 1, 2012, through the effective date of such election, said Member shall be deemed a Participating Employee and on and after the effective date of such election said Member shall be a Participating Employee only if said Member affirmatively elects to continue to accrue Benefit Service under the provisions of Section 2.02 in lieu of participating in the enhanced employer contribution portion of the Exelis Salaried Investment and Savings Plan.
A Member who became a Participating Employee on or after January 1, 2012, pursuant to the foregoing provisions of this Section 1.29 shall cease to be a Participating Employee on the earliest of (i)

the date he ceases to be an Employee, (ii) his Severance Date, (iii) the effective date of his election made in accordance with rules established by the Administrative Committee, to participate in the enhanced employer contribution portion of the Exelis Investment and Savings Plan in lieu of continuing to receive future Benefit Service accruals under this Plan or (iv) unless otherwise provided in an Appendix hereto, December 31, 2016.
A Participating Employee shall also include, in accordance with rules established by the Administrative Committee and uniformly applied to all Employees similarly situated, a person who was a Member on December 31, 2011, is not covered under Appendix B and is (1) absent from active employment with the Company during the election period established by the Administrative Committee due to a military leave or a Company approved unpaid leave of absence, other than a long term disability leave, and (2) accruing Benefit Service under the provisions of Section 2.02(f)(i), (ii), (iv) and (v) during such leave. Upon return to active employment as an Employee, such Member shall be granted, in accordance with procedures established by the Administrative Committee, the right to affirmatively elect to continue to accrue Benefit Service under the provisions of Section 2.02 after his return to active employment on and after January 1, 2012, and prior to January 1, 2017, in lieu of participating in the enhanced employer contribution portion of the Exelis Investment and Savings Plan. Such Member shall become a Participating Employee on January 1, 2012, and shall continue to be a Participating Employee until the earliest of (i) the date he ceases to be an Employee, (ii) his Severance Date, (iii) the effective date of his election, made in accordance with rules established by the Benefits Administrative Committee, to participate in the enhanced employer contribution portion of the Exelis Investment and Savings Plan in lieu of continuing to receive future Benefit Service accruals under this Plan or (iv) unless otherwise provided in an Appendix hereto, December 31, 2016.
For the avoidance of doubt, no person employed by Harris Corporation on May 28, 2015 who was not previously a Member shall be a Participating Employee.
1.31    Participating Unit shall mean the Company and any subsidiary, division or affiliated company of the Company, any designated division(s) only of such subsidiary or affiliated company or any designated unit(s) only of such subsidiary, division or affiliated company which has by appropriate action of the Administrative Committee been designated as a Participating Unit and the board of directors of any such subsidiary or affiliated company shall have taken appropriate action to adopt the Plan.
If persons in a certain group are not already Members of the Plan but are transferred to or assigned to a Participating Unit or are hired by a Participating Unit as the result of the opening or purchase of a plant or the merger of one unit into another, such persons shall not be deemed to be Employees for purposes of the Plan until further action by the Administrative Committee including the determination that such persons are Employees for purposes of the Plan and the establishment of the terms and conditions under which such Employees are to be included in the Plan.
To the extent that the Administrative Committee shall have authorized and established the basis for recognition under the Plan of service with a predecessor corporation(s), if any, reference in this Plan to service with a Participating Unit shall include service with the predecessor corporation(s) of such Participating Unit, provided that all or part of the business and assets of any such corporation shall have been acquired by the Company or by a Participating Unit.
1.32    Plan shall mean the L3Harris Salaried Pension Plan, as set forth herein or as hereafter amended. The Plan was previously known as the Harris Corporation Salaried Retirement Plan (January 1, 2016 – June 28, 2019), the Exelis Salaried Retirement Plan (October 31, 2011 – December 31, 2015) and the ITT Salaried Retirement Plan (prior to October 31, 2011). The Plan is an amendment to and continuation of the Plan as in effect on August 30, 2020, and of any Prior Salaried Plans and of any Former Pension Plans and certain other plans of the Company.
1.33    Plan Year shall mean the calendar year.
1.34    Postponed Retirement Date shall mean, with respect to an employee who does not retire at Normal Retirement Date but who continues in the employ of the Company or an Associated Company after such date, the first day of the calendar month coincident with or next following his subsequent Severance Date. No retirement allowance shall be paid to the employee until his Postponed Retirement Date, except as otherwise provided in Article 4.
1.35    Prior Salaried Plan shall mean the International Telephone Pension Plan for Salaried Employees as in effect on December 31, 1964, and any other plan or plans for a Participating Unit which shall have been designated as such by the Board of Directors and as such plans were in effect and applicable to salaried Employees on the day immediately preceding the date the Employees became Members of this Plan.
1.36    Registered Domestic Partner shall mean the person who is in a Spouse-like relationship with the Member, provided all of the following requirements are met for at least 12 consecutive months immediately preceding the date as of which the Member registers such person as a Domestic Partner on the form designated by the Administrative Committee for this purpose:
(a)    Intend to remain each other’s domestic partner indefinitely;
(b)    Reside together in the same permanent residence;
(c)    Are not legally married or separated and are not the domestic partner of anyone else;
(d)    Are not related by blood closer than would bar marriage under applicable law; and
(e)    Are both at least 18 years of age and mentally competent to enter into a legal contract.
An individual will be treated as a Registered Domestic Partner under the Plan only if he is so registered with the Administrative Committee on or after January 1, 2006.
1.37    Section 401(a)(17) Employee shall mean an employee whose retirement allowance or vested benefit under the Plan accrued as of any date on or after January 1, 1989, is affected by the Annual Dollar Limit.
1.38    Severance Date shall mean the date an Employee is considered to have severed his employment as defined pursuant to the provisions of Section 2.01(b).
1.39    Social Security Benefit shall mean the amount of annual old age or disability insurance benefit under Title II of the Federal Social Security Act as determined by the Administrative Committee under reasonable rules uniformly applied, on the basis of such Act as in effect at the time of retirement or termination to which a Member or former Member is or would upon application be entitled, even though the Member does not receive such benefit because of his failure to apply therefor or he is ineligible therefor by reason of earnings he may be receiving in excess of any limit on earnings for full entitlement to such benefit. In computing the Member’s Social Security Benefit, no wage index adjustment or cost of living adjustment shall be assumed with respect to any period after the end of the calendar year in which the Member retires or terminates service with the Company and all Associated Companies. Notwithstanding any Plan provision to the contrary, in computing a Member’s Social Security Benefit, no wage index adjustment or cost of living adjustment shall be assumed with respect to any period after (a) the earlier of (i) December 31, 2016, or (ii) the end of the calendar year in which the Member first becomes eligible for early retirement under Section 4.04 or 4.05, with respect to a Member who is employed by the Company or an Associated Company on January 1, 2012, as other than a Participating Employee, or (b) the end of the calendar year in which the Member ceases to accrue Benefit Service, with respect to a Member who is employed by the Company or an Associated Company on January 1, 2012, as a Participating Employee. For all years prior to the earlier of (i) the retirement or other termination of employment with the Company and all Associated Companies, or (ii) the date earnings ceased to be recognized for Social Security purposes as set forth in Section 4.04, 4.05 or 4.06 or Appendix B, where actual earnings are not available, the Member’s Social Security Benefit shall be determined on the basis of the Member’s actual earnings in conjunction with a salary increase assumption based on the actual yearly change in national average wages as determined by the Social Security Administration. If, within a reasonable time after the later of (a) the date of retirement or other termination of employment or (b) the date on which a Member is notified of the retirement allowance or vested benefit to which he is entitled, the Member provides documentation from the Social Security Administration as to his actual earnings history with respect to those prior years, his Social Security Benefit shall be redetermined using the actual earnings history. If this recalculation results in a different Social Security Benefit, his retirement allowance or vested benefit shall be adjusted to reflect this change. Any adjustment to his retirement allowance or vested benefit shall be made retroactive to the date his payments commenced. The Administrative Committee shall resolve any questions arising under this Section on a basis uniformly applicable to all Employees similarly situated.
1.40    Social Security Retirement Age shall mean age 65 with respect to a Member who was born before January 1, 1938; age 66 with respect to a Member who was born after December 31, 1937, and before January 1, 1955; and age 67 with respect to a Member who was born after December 31, 1954.
1.41    Spousal Consent shall mean written consent given by a Member’s or former Member’s Spouse to an election made by the Member or former Member which specifies the form of retirement allowance, vested benefit, Beneficiary, or contingent annuitant designated by the Member or former Member. The specified form or specified Beneficiary or contingent annuitant shall not be changed unless further Spousal Consent is given. Spousal Consent shall be duly witnessed by a notary public or, in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the Spouse of the Member’s or former Member’s election. The requirement for Spousal Consent may be waived by the Administrative Committee in the event that the Member establishes to its satisfaction that the Member is legally separated and the Member has a court order to such effect, or under such other circumstances as may be permitted under applicable Treasury Department regulations. Spousal Consent shall be applicable only to the particular Spouse who provides such consent.
1.42    Spouse shall mean the person to whom the Member is lawfully married as of any applicable date.
1.43    Stability Period shall mean, except as otherwise provided in Appendix F, (i) with respect to an Annuity Starting Date prior to January 1, 2005, the Plan Year in which occurs the Annuity Starting Date for the distribution and (ii) with respect to an Annuity Starting Date on or after January 1, 2005, the calendar month in which occurs the Annuity Starting Date for the distribution.
1.44    Statutory Compensation means compensation from the Company or any Associated Company, as defined in Treas. Reg. § 1.415(c)-2(d)(4) (i.e., information required to be reported under Sections 6041, 6051 and 6052 of the Code (“W-2 Pay”) plus amounts that would be included in wages but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code). For purposes of applying the maximum benefit limitations and the top-heavy provisions under Sections 4.09 and 4.15, Statutory Compensation shall not exceed the Annual Dollar Limit.
For purposes of applying the limitation of Section 415 of the Code, for Plan Years beginning on and after January 1, 2008, “compensation” shall also include:
(a)    salary continuation payments for military service as described in Treas. Reg. § 1.415(c)-2(e)(4);
(b)    compensation paid after severance from employment as described in Treas. Reg. §§ 1.415(c)-2(e)(3)(i), (ii) and (iii)(A);
(c)    foreign income as described in Treas. Reg. § 1.415(c)-2(g)(5)(i), excluding amounts described in Treas. Reg. § 1.415(c)-2(g)(5)(ii); and
(d)    differential wage payments for military service as described in Section 414(u)(12) of the Code.
Payments not described above, including, but not limited to, amounts described in Treas. Reg. § 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered Statutory Compensation if paid after severance from employment, even if such amounts are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment. Effective for Plan Years beginning on and after January 1, 2008, “compensation” shall not exceed the Annual Dollar Limit.
Effective January 1, 2009, Statutory Compensation shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company or an Associated Company with respect to any period during which an individual is performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code).
1.45    Trustee shall mean the trustee or trustees by which the funds of the Plan are held as provided in Article 7.
ARTICLE 2 - SERVICE
2.01    Eligibility Service
(a)    Eligibility Service prior to October 31, 2011
Eligibility Service for determining eligibility for benefits shall include any employment rendered by a Member prior to October 31, 2011, to the extent such employment was recognized or would have been recognized for such purposes under the provisions of the Plan (including any Appendix thereto) as in effect as of October 30, 2011, or of any Former Pension Plan.
(b)    Eligibility Service on and after October 31, 2011
Except as otherwise provided in this Article 2 or an Appendix hereto, all uninterrupted employment with the Company or with an Associated Company rendered on and after (i) October 31, 2011, or (ii) date of employment, if later, and prior to a Member’s Severance Date, shall be recognized as Eligibility Service for all Plan purposes. “Severance Date” shall mean, except as otherwise provided in an Appendix hereto, the earlier of (i) the date a Member resigns, is discharged, retires from service with the Company and all Associated Companies or dies or (ii) one year from the date the Member is continuously absent from service for any other reason as provided in this Article 2.
(c)    Eligibility Service for Plan membership by Employees hired on other than a full-time basis
With respect to any Employee whose employment with the Company or with an Associated Company is on a temporary or less than full-time basis, “one year of Eligibility Service” for purposes of meeting the requirements for membership in the Plan as provided in Article 3 shall mean a period of twelve consecutive months of employment and measured from the date on which he first completes an Hour of Service or from any subsequent anniversary thereof and during which he has completed at least 1,000 Hours of Service with the Company or with an Associated Company. After such an Employee has met the requirements for membership in the Plan as provided in Article 3, Eligibility Service for purposes of meeting the eligibility requirements for benefits and for vesting shall be determined in accordance with Section 2.01(a) or (b), whichever is applicable.
“Hours of Service” shall include hours worked and hours for which a person is compensated by the Company or by an Associated Company for the performance of duties for the Company or an Associated Company, although he has not worked (such as: paid holidays, paid vacation, paid sick leave, paid time off, and back pay for the period for which it was awarded), and each such hour shall be computed as only one hour, even though he is compensated at more than the straight time rate. This definition of “Hours of Service” shall be applied in a consistent and non-discriminatory manner in compliance with 29 Code of Federal Regulations, Section 2530.200b-2(b) and (c) as promulgated by the United States Department of Labor and as may hereafter be amended.
Solely for purposes of this paragraph (c), if a temporary or less than full-time Employee does not complete more than 500 Hours of Service in the twelve month period beginning on the date on which he first completes an Hour of Service or beginning on any subsequent anniversary thereof (which for purposes of this paragraph (c) shall be known as the “computation period”), he shall incur a one-year break in service. Solely for purposes of determining whether such an Employee has incurred a break in service, hours completed on and after January 1, 1985, shall include each Hour of Service for which such Employee would otherwise have been credited under this paragraph (c) were it not for the Employee’s absence due to Parental Leave. Hours of Service credited under the preceding sentence shall not exceed the number of hours needed to avoid a break in service in the computation period in which the Parental Leave first began and shall not exceed 501 hours in any event; if no hours are needed to avoid a break in service in such computation period, then the provisions of the preceding sentence shall apply as though the Parental Leave began in the immediately following computation period. If such an Employee has had a break in service before becoming eligible for membership, Eligibility Service shall begin from the date of his return to the employ of the Company or an Associated Company. Except as otherwise provided in this Article 2, his Eligibility Service before the break in service shall be restored only upon completion of one year of Eligibility Service within the twelve-month period following his break in service.
Hours of Service shall be credited for any period of leave taken under the Family and Medical Leave Act of 1993 solely for purposes of determining whether an Employee has incurred a one-year Break in Service. Hours of Service credited under the immediately preceding sentence will be based on the customary work week of such Employee.
(d)    Employment with the Company or an Associated Company but not as an Employee
Eligibility Service with respect to prior employment rendered by any employee who, on or after October 31, 2011, and prior to the date on which he becomes an Employee, is or was in the employ of the Company or an Associated Company but not as an Employee shall, subject to the provisions of Section 2.01(f) and Section 2.01(g), be equal to:

(i)    the number of years credited to him, if any, on the basis of the “1,000 hour rule” under a pension plan maintained by the Company or an Associated Company applicable to him for the period of such prior employment ending on the last day of the calendar year preceding the date on which he becomes an Employee or the date on which such prior employment terminated, plus
(ii)    the greater of (1) the service credited to him, if any, on the basis of the “1,000 hour rule” for the portion of the calendar year ending on the date immediately preceding the date he becomes an Employee or the date on which such prior employment terminated, or (2) the Eligibility Service he would be credited with under this Plan for the entire calendar year in which the transfer or termination of employment took place.
Notwithstanding the foregoing provisions of this paragraph (d), in the event an employee’s prior employment was not covered by or credited under a pension plan which recognized employment on the basis of the “1,000 hour rule,” any such prior employment with the Company or an Associated Company shall be recognized in accordance with the terms of this Article 2 and subject to any limitations set forth in writing by the Board of Directors or Administrative Committee on a basis uniformly applicable to all persons similarly situated.
(e)    Certain absences to be recognized as Eligibility Service
Except as otherwise indicated in this Article 2, the following periods of approved absence shall be recognized as Eligibility Service under the Plan and shall not be considered as breaks in Eligibility Service:
(i)    Pursuant to Section 414(u) of the Code, if a Member who is an Employee immediately preceding commencement of a military leave of absence is granted a “Qualified Military Leave” in respect of service in the uniformed services (as defined in chapter 43 of title 38, United States Code) (“Qualified Military Service”), the period of Qualified Military Leave actually served, provided the Employee shall have returned to the service of the Company or an Associated Company in accordance with reemployment rights under applicable law and shall have complied with all of the requirements of such law as to reemployment. Effective January 1, 2007, if an individual who was an Employee dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such individual’s period of time in Qualified Military Service through the date he died shall be counted as Eligibility Service.
(ii)    Except as provided by law, the period of any leave of absence granted in respect of service, not exceeding two years, with any other agency or department of the United States Government.
(iii)    The period of any total and permanent disability during which an Employee becomes entitled to a disability benefit under Title II of the Federal Social Security Act as amended from time to time or the period of total and permanent disability during which the Employee is entitled to receive disability benefits under the Company’s applicable long-term disability plan or would have been entitled to receive disability benefits under such long-term disability plan had he participated in such plan.
(iv)    The period of any leave of absence during which Company sickness or accident benefits are payable.
(v)    The period of any leave of absence approved by the Company during which an Employee is paid Compensation at a rate which is at least one-half of the Employee’s rate of base pay in effect immediately prior to such leave or the period of any unpaid leave of absence approved by the Company but not in excess of 12 consecutive months.
(vi)    In any event, Eligibility Service shall include the period, with or without Compensation, immediately preceding the Employee’s Severance Date but not in excess of 12 consecutive months inclusive of those periods of approved absences already included in sub-paragraphs (i) through (v) above, during which an Employee is continuously absent from service.
(vii)    The period between an Employee’s Severance Date and his reemployment if he returns to the employ of the Company or an Associated Company before the first anniversary date of his Severance Date; provided, however, that the combined periods recognized under sub-paragraph (vi) above and under this sub-paragraph (vii) shall not exceed 12 consecutive months.
Except to the extent provided under sub-paragraph (vi) and, if applicable, under sub-paragraph (vii) above, if an Employee fails to return to active employment upon expiration of the approved absences specified in sub-paragraphs (i) and (ii) above, such periods of approved absence shall not be considered as Eligibility Service under the Plan.
(f)    Breaks in Service
All absences from the Company or from an Associated Company, other than the absences specified in paragraph (e) above, shall be considered as breaks in Eligibility Service; provided, however, that in no event shall there be a break in Eligibility Service if an Employee (i) is continuously absent from service with the Company or with an Associated Company and returns to the employ of the Company or an Associated Company before the first anniversary of his Severance Date or (ii) is absent from work because of a Parental Leave and returns to the employ of the Company or an Associated Company within two years of his Severance Date. If the provisions of clause (ii) above are applicable, the first year of such absence for Parental Leave, measured from an Employee’s Severance Date, shall not be considered in determining the Employee’s period of break in service for purposes of Section 2.01(g) below.
(g)    Bridging breaks in service
(i)    If an Employee has a break in service and such Employee was eligible for a vested benefit under Section 4.05 at the time of his break in service, except as otherwise provided in Section 4.12, employment both before and after the Employee’s absence shall be immediately recognized as Eligibility Service under the Plan upon his return to the employ of the Company or an Associated Company, excluding any Eligibility Service disregarded under this paragraph (g) by reason of any earlier break in service.
(ii)    If an Employee has a break in service and such Employee was not eligible for a vested benefit under Section 4.05 at the time of his break in service, Eligibility Service shall begin from the date of his return to the employ of the Company or an Associated Company. If such Employee returns to the employ of the Company or an Associated Company and the period of the Employee’s break is less than the greater of (1) five years or (2) the service rendered prior to such break, the service prior to such break shall be included as Eligibility Service only upon completion of at least twelve months of Eligibility Service following his break in service, excluding any Eligibility Service disregarded under this paragraph (g) by reason of any earlier break in service. However, if the period of the Employee’s break in service equals or exceeds the greater of (1) five years or (2) the service rendered prior to such break, the service rendered prior to such break shall be included as Eligibility Service only upon completion of a period of Eligibility Service equal to the lesser of the period of his break in service or ten years.

(iii)    If an employee who has a break in service is restored to service with the Company or an Associated Company as an Employee after incurring a break in service, except as otherwise provided in Section 4.12, service rendered with the Company or an Associated Company prior to said break in service shall be included as Eligibility Service if at the time of his break in service he would have been entitled to a nonforfeitable benefit under the Plan if he were then a Member, or otherwise if his period of break in service does not equal or exceed the greater of (a) five years or (b) his period of Eligibility Service determined at the time of the break in service, excluding any Eligibility Service disregarded under this paragraph (g) by reason of any earlier break in service.
(h)    Eligibility Service for Employees rehired from a divested Participating Unit or Associated Company prior to October 31, 2011
If an Employee (i) was employed with a Participating Unit or an Associated Company when all or part of the Participating Unit or Associated Company was divested by ITT Corporation prior to October 31, 2011, the divestiture of which included (1) the transfer of pension benefits and related assets from this Plan or a qualified salaried defined benefit plan maintained by the Associated Company immediately prior to its divestiture to the pension plan sponsored by the purchaser of the divested Participating Unit or Associated Company or (2) the assumption of the salaried defined benefit plan sponsored by said Associated Company by the purchaser of the Associated Company, and (ii) is subsequently rehired by the Company or an Associated Company prior to October 31, 2011, any employment with the Company or an Associated Company rendered by the Employee prior to the date of such divestiture shall be recognized as Eligibility Service to the extent such employment was recognized or would have been recognized in accordance with the terms of this Article 2, subject, however, to any limitations set forth in writing by the Board of Directors or the Administrative Committee for the Participating Unit at which the Employee was first employed and subject to the further limitation that no period of employment prior to the date of divestiture shall be recognized as Eligibility Service for purposes of Section 1.15
2.02    Benefit Service
(a)    Benefit Service; Generally
(i)    Benefit Service prior to October 31, 2011 – Except as otherwise provided in this Article 2 or in an Appendix hereto, Benefit Service shall include any employment rendered by a Member prior to October 31, 2011, to the extent such employment was recognized or would have been recognized for purposes of computing the retirement allowance, vested benefit or other benefit to which a Member, former Member or other person is or would become entitled under the provisions of the Plan (including any Appendix thereto) as in effect as of October 30, 2011.
(ii)    Benefit Service on and after October 31, 2011, and prior to January 1, 2012 – Except as hereinafter otherwise provided in this Article 2 or in an Appendix hereto, all uninterrupted employment with the Company rendered by a Member as an Employee (a) on and after the later of October 31, 2011, or his date of employment, and (b) prior to the earlier of January 1, 2012, or his Severance Date, shall be recognized as Benefit Service under the Plan.
(iii)    Benefit Service rendered prior to January 1, 2012, by an Employee who first becomes a Member after October 30, 2011, and on or prior to January 1, 2012 – Except as otherwise provided in this Article 2 or in an Appendix hereto, Benefit Service shall include any employment rendered by a Member as an Employee prior to January 1, 2012, to the extent such employment would have been recognized for purposes of computing the retirement allowance, vested benefit or other benefit to which such Member, is or would become entitled under the provisions of the Plan (including any Appendix thereto) as in effect as of December 31, 2011.

(iv)    Benefit Service on and after January 1, 2012, and prior to January 1, 2017 – Except as hereinafter otherwise provided in an Appendix hereto, all uninterrupted employment with the Company rendered by a Member as a Participating Employee on or after January 1, 2012, and prior to the earlier of his Severance Date or January 1, 2017, shall be recognized as Benefit Service under the Plan.
(v)    Benefit Service on and after January 1, 2017 – Except as hereinafter otherwise provided in an Appendix hereto, there shall be no Benefit Service recognized on or after January 1, 2017.
(b)    TPP and PEP Benefit Service
(i)    “TPP Benefit Service” shall mean the sum of the Member’s (1) Benefit Service accrued during a Plan Year commencing on or after January 1, 2000, in which his Plan benefit formula election was the TPP Formula, (2) Benefit Service accrued prior to January 1, 2000, as set forth in Section 4.01(a)(v), and (3) Benefit Service accrued under the provisions of Section 2.02(c), Section 2.02(d), or Section 2.02(e) as set forth in Section 4.01(a)(vii). Notwithstanding any Plan provisions to the contrary and unless otherwise provided in an Appendix hereto, effective as of December 31, 2016, all TPP Benefit Service accruals shall cease.
(ii)    “PEP Benefit Service” shall mean the balance of the Member’s Benefit Service not in excess of 40 years which is not recognized as TPP Benefit Service under subparagraph (i) above and accrued during a Plan Year commencing on or after January 1, 2000, and prior to January 1, 2012, in which his Plan benefit formula choice was the PEP Formula. Notwithstanding any Plan provisions to the contrary, effective as of December 31, 2011, all PEP Benefit Service accruals shall cease.
(iii)    Notwithstanding any Plan provision to the contrary, the combined maximum years of TPP Benefit Service used to compute any Member’s TPP Formula Benefit and PEP Benefit Service used to compute his PEP Formula Benefit, including years of Benefit Service rendered prior to January 1, 2000, shall not exceed 40 years.
(c)    Employment with an Associated Company
No employment with an Associated Company rendered by a Member shall be recognized as Benefit Service under the Plan; except, however, if a Member becomes an Employee and completes 36 consecutive months of Eligibility Service as an Employee, any employment rendered at an Associated Company as an employee located outside the United States before classification as an Employee shall be recognized as Benefit Service subject to any limitations set forth in writing by the Administrative Committee for the Associated Company at which the Member was employed. If a Member ceases to be an Employee and is again employed at an Associated Company located outside the United States, such future employment will not be recognized as Benefit Service unless and until the Member (i) again becomes an Employee and (ii) again completes 36 consecutive months of Eligibility Service as an Employee. Notwithstanding any Plan provision to the contrary, with respect to an employee who becomes an Employee on or after January 1, 2005, any employment rendered at an Associated Company as an employee located within the United States before classification as an Employee shall not be recognized as Benefit Service.
(d)    Employment with the Company but not as an Employee
Persons reclassified as Employees - Except as otherwise provided in Section 3.03 or in an Appendix hereto, with respect to any employee (i) who first becomes an Employee prior to January 1, 2005, and immediately prior to the date on which he first becomes an Employee is in the employ of the Company but not as an Employee, or (ii) who ceases to be an Employee but remains in the employ of the Company as an employee and, again becomes an Employee prior to January 1, 2005, his uninterrupted employment with the Company rendered otherwise than as an Employee shall be recognized, provided such person is a Member of the Plan, as Benefit Service, subject to the limitations set forth in writing by the Board of Directors or the Administrative Committee for the Participating Unit at which such person was first employed, upon the Member’s subsequent completion of 36 consecutive months of Eligibility Service as an Employee. Notwithstanding any Plan provision to the contrary, if an employee transfers to salaried status as an Employee on or after January 1, 2005, and becomes a Member as a result of such transfer, the period of his employment rendered as other than an Employee shall not be recognized as Benefit Service.
(e)    Benefit Service for Members rehired from a divested Participating Unit or divested Associated Company
(i)    If a Member (1) was employed with a Participating Unit when all or part of the Participating Unit was divested by ITT Corporation prior to October 31, 2011, the divestiture of which included the transfer of pension benefits and related assets from this Plan to the pension plan sponsored by the purchaser of the divested Participating Unit, (2) is subsequently rehired by the Company or an Associated Company prior to January 1, 2005, and (3) completes 60 consecutive months of Eligibility Service after his reemployment, any employment with the Company rendered by the Member prior to the date such Participating Unit was divested shall be recognized as Benefit Service to the extent such employment was recognized or would have been recognized in accordance with the terms of this Article 2 absent the divestiture of such Participating Unit, subject to any limitations set forth in writing by the Board of Directors or the Administrative Committee with respect to the Participating Unit at which the Member was first employed.
(ii)    If a Member (1) was employed with an Associated Company when all or part of the Associated Company was divested by ITT Corporation prior to October 31, 2011, the divestiture of which included (A) the assumption of said Associated Company’s qualified salaried defined benefit plan (its liabilities and related assets) by the purchaser of said Associated Company, or (B) the transfer of the pension benefits and related assets from a qualified salaried defined benefit plan maintained by the Associated Company immediately prior to the divestiture to a pension plan sponsored by the purchaser of the divested Associated Company, (2) is subsequently rehired by the Company prior to January 1, 2005, and (3) completes 60 consecutive months of Eligibility Service after his reemployment, any employment with such divested Associated Company as defined above rendered by the Member prior to the date such Associated Company was divested shall be recognized as Benefit Service to the extent such employment would have been recognized for benefit accrual purposes in accordance with the terms of this Article 2 had such service been rendered while employed by the Company, subject to any limitations set forth in writing by the Board of Directors or the Administrative Committee with respect to the Associated Company at which the Member was first employed.
(f)    Certain absences to be recognized as Benefit Service
Except as the Board of Directors or the Administrative Committee may otherwise determine, the following periods of approved absence shall be recognized as Benefit Service and shall not be considered as breaks in Benefit Service:
(i)    Pursuant to Section 414(u) of the Code, if, before January 1, 2012, a Member who is an Employee immediately preceding commencement of a military leave of absence is granted a “Qualified Military Leave” (as defined in chapter 43 of title 38, United States Code) in respect of service in the uniformed services, the period of Qualified Military Leave actually served, provided the Employee shall have returned to the service of the Company or an

Associated Company in accordance with reemployment rights under applicable law and shall have complied with all of the requirements of such law as to reemployment. Effective as of January 1, 2012, pursuant to Section 414(u) of the Code, if a Member who is a Participating Employee immediately preceding the commencement of a military leave of absence is granted a Qualified Military Leave commencing on or after January 1, 2012, the period of Qualified Military Leave actually served, provided the Employee shall have returned to the service of the Company or an Associated Company in accordance with reemployment rights under applicable law and shall have complied with all of the requirements of such law as to reemployment. Notwithstanding anything in this clause (i) to the contrary and unless otherwise provided in an Appendix hereto, effective as of January 1, 2017, there shall be no further accruals of Benefit Service under this clause (i).
(ii)    Except as provided by law, the period of any leave of absence commencing prior to January 1, 2012, granted to an Employee in respect of service, not exceeding two years, with any other agency or department of the United States Government. Effective on and after January 1, 2012, except as provided by law, the period of any leave of absence commencing on or after January 1, 2012, granted to a Participating Employee in respect of service, not exceeding two years, with any other agency or department of the United States Government. Notwithstanding anything in this clause (ii) to the contrary and unless otherwise provided in an Appendix hereto, effective as of January 1, 2017, there shall be no further accruals of Benefit Service under this clause (ii).
(iii)    The period, prior to January 1, 2012, of any total and permanent disability during which an Employee becomes entitled to a disability benefit under Title II of the Federal Social Security Act as amended from time to time; provided, however, that, if such disability benefit ceases to be paid solely due to the Employee’s age, Benefit Service shall include the period of total and permanent disability prior to January 1, 2012, during which the Employee is entitled to receive disability benefits under the Company’s applicable long-term disability plan or would have been entitled to receive disability benefits under such long-term disability plan had he participated in such plan. Notwithstanding any Plan provision to the contrary, effective as of January 1, 2012, any period on or after January 1, 2012, of any total and permanent disability during which an Employee (including a Participating Employee) becomes entitled to a disability benefit under Title II of the Federal Social Security Act or is entitled to receive disability benefits under the Company’s applicable long-term disability plan or would have been entitled to receive disability benefits under such long-term disability plan had he participated in such plan shall not count as Benefit Service.
(iv)    The period of any leave of absence commencing prior to January 1, 2012, during which Company sickness or accident benefits are payable to an Employee. Effective as of January 1, 2012, the period of any leave of absence commencing on or after January 1, 2012, during which Company sickness or accident benefits are payable to a Participating Employee. Notwithstanding any Plan provision to the contrary and unless otherwise provided in an Appendix hereto, Benefit Service shall only be credited for a period on or after January 1, 2012, and prior to January 1, 2017, during which Company sickness or accident benefits are payable to an Employee who is a Participating Employee.
(v)    The period of any leave of absence commencing prior to January 1, 2012, approved by the Company during which an Employee is paid Compensation at a rate which is at least one-half of the Employee’s rate of base pay in effect immediately prior to such leave or the period of any unpaid leave of absence approved by the Company not in excess of 12 consecutive months. Effective as of January 1, 2012, the period of any Company-approved leave of absence commencing on or after January 1, 2012, and prior to January 1, 2017, during which a

Participating Employee is paid Compensation at a rate which is at least one-half of the Participating Employee’s rate of base pay in effect immediately prior to such leave or the period of any unpaid leave of absence approved by the Company not in excess of 12 consecutive months.
(vi)    In any event, Benefit Service shall include the period prior to January 1, 2012, with or without Compensation, immediately preceding the Employee’s Severance Date not in excess of 12 consecutive months inclusive of those periods of approved absences already included in sub-paragraphs (i) through (v) above, during which an Employee is continuously absent from service. Effective as of January 1, 2012, Benefit Service shall in any event include the period on and after January 1, 2012, and prior to January 1, 2017, with or without Compensation, immediately preceding the Participating Employee’s Severance Date not in excess of 12 consecutive months inclusive of those periods of approved absences already included in sub-paragraphs (i) through (v) above, during which a Participating Employee is continuously absent from service.
Except to the extent provided under sub-paragraph (vi) above, if (a) an Employee who did not become a Participating Employee on January 1, 2012, fails to return to active employment upon expiration of the approved absences specified in sub-paragraphs (i) and (ii) above before January 1, 2012, or (b) a Participating Employee fails to return to active employment upon expiration of the approved absences specified in sub-paragraphs (i) and (ii) above that commenced on or after January 1, 2012, such periods of approved absence shall not be considered as Benefit Service under the Plan.
The Compensation of a Member during the periods of absence covered by sub-paragraph (ii), (iv), (v), or (vi) above shall be the Compensation the Member actually receives during such period; provided, however, effective as of January 1, 1998, with respect to a Member who terminates employment with the Company after January 1, 1998, any short-term disability benefits or workers compensation benefits payable during the first six months of a member’s disability during a period of absence specified in subparagraph (iv) regardless of whether or not such payments were made from a Company payroll or from a third party vendor shall be deemed Compensation. The Compensation of a Member during the period of absence covered by sub-paragraph (iii) above shall be deemed to be the Member’s Final Average Compensation based on his Eligibility Service up to such absence. The Compensation of a Member during the period of absence covered by subparagraph (i) above shall be determined in accordance with Section 414(u) of the Code.
Unless the Administrative Committee determines otherwise on a basis uniformly applicable to all persons similarly situated, the Social Security Benefit of a Member covered by sub-paragraph (iii) above shall be based on the benefit awarded by the Social Security Administration at the date of his total and permanent disability.
(g)    All Other Absences
(i)    No period of absence approved by the Company other than those specified in Section 2.02(f) above shall be recognized as Benefit Service.
(ii)    No other absence, other than the absence covered by the exception in clause (i) above, shall be recognized as Benefit Service and any such absence shall be considered as a break in Benefit Service. However, subject to the applicable limitations on Benefit Service described in sub-paragraph (f) above, in no event shall there be a break in Benefit Service if an Employee is continuously absent from service with the Company or with an Associated Company for a period not in excess of 12 months and returns as an Employee to the employ of the Company before the first anniversary date of his Severance Date. Further provided, any period between a Severance Date and a reemployment date which is counted as Eligibility Service under Section 2.01(e)(vii) shall not be counted as Benefit Service.

(1)    If the Employee was eligible for a vested benefit under Section 4.06 at the time of a break in service, the Benefit Service credited to such Employee immediately prior to such break in service shall, subject to the provisions of Section 4.12, be immediately recognized as Benefit Service under the Plan upon his return to service prior to January 1, 2017; provided, however, that unless otherwise provided in an Appendix hereto, no such Benefit Service shall be credited for periods beginning on or after January 1, 2017.
(2)    If the Employee was not eligible for a vested benefit under Section 4.06 at the time of a break in service, Benefit Service shall begin from the date of the Employee’s return to the employ of the Company prior to January 1, 2012; provided, however, that, unless otherwise provided in an Appendix hereto, no such Benefit Service shall be credited for periods beginning on or after January 1, 2017. However, any Benefit Service rendered prior to such break in service shall be included as Benefit Service only at the time that he bridges his Eligibility Service in accordance with the provisions of Section 2.01(g).
2.03    Questions Relating to Service under the Plan
If any question shall arise hereunder as to an Employee’s or Participating Employee’s Eligibility Service or Benefit Service, such question shall be resolved in writing by the Administrative Committee on a basis uniformly applicable to all Employee(s) similarly situated. The Administrative Committee may determine whether the employment of such person(s) with the Company or any Associated Company shall be recognized under the Plan as Eligibility Service or Benefit Service. Such further documentation is hereby incorporated into the Plan by reference.
ARTICLE 3 - MEMBERSHIP
3.01    Persons Employed on December 31, 2013
Every Member of the Plan on December 31, 2013, shall continue to be a Member of the Plan on and after December 31, 2013, subject to the provisions of Section 3.06.
3.02    Persons First Employed as Employees after December 31, 2011
(a)    Unless otherwise provided below or in an Appendix hereto, any person who is first employed as an Employee after December 31, 2011, shall not become a Member of the Plan.
(b)    Unless otherwise provided below, membership in the Plan was frozen as of January 1, 2012.
3.03    Persons Employed as Leased Employees with the Company or an Associated Company
Any person who is a Leased Employee shall not be eligible to participate in the Plan. However, notwithstanding any other Plan provisions to the contrary, if (i) a Leased Employee subsequently becomes an Employee as defined in Section 1.16 or (ii) an Employee as defined in Section 1.16 subsequently becomes employed as a Leased Employee, all uninterrupted employment with the Company or an Associated Company as a Leased Employee, shall be counted for determining Eligibility Service for purposes of determining eligibility for Plan membership and vesting but not for the purpose of determining eligibility for early retirement or determining Benefit Service or Final Average Compensation; provided, however, that Eligibility Service shall not be counted for any Leased Employee for any period of his employment during which the requirements of Section 414(n)(5) of the Code are met.

3.04    Persons Employed as other than Employees by the Company
Unless otherwise provided in this Article 3, every person employed as other than an Employee by a Participating Unit and who becomes employed as an Employee prior to January 1, 2012, shall become a Member of the Plan as of (a) the first day of the calendar month coincident with or next following the date on which he first becomes an Employee, but not unless and until he satisfies the same terms and conditions which would have been applicable had he always been an Employee at such Participating Unit or (b) January 1, 2012, if earlier, provided he is an Employee on that date.
Unless otherwise provided in this Article 3, any person employed as other than an Employee by a Participating Unit on January 1, 2012, shall be not eligible to become a Member of the Plan on or after January 1, 2012.
3.05    Reemployment of Former Employees, Former Members and Retired Members
(a)    Any person reemployed by the Company as an Employee shall be considered a new Employee for membership purposes under the Plan if such Employee was not previously a Member of the Plan, except as provided in paragraph (b) below.
(b)    The membership of any person reemployed by the Company as an Employee shall be immediately resumed if such Employee was previously a Member of the Plan or was a former Employee who (i) was absent from service on January 1, 2012, due to a military leave and (ii) returns to the service of the Company as an Employee after January 1, 2005, in accordance with all of the requirements to retain reemployment rights under applicable law. Provided however, if such person is reemployed on or after January 1, 2012, such Member shall not be eligible to accrue Benefit Service for the period of his employment as an Employee rendered on or after January 1, 2012, except as otherwise provided in the foregoing provisions of the Plan with respect to a former Employee or Member who was (i) absent from service on January 1, 2012, due to a military leave or a Company approved unpaid leave of absence, other than a long-term disability leave, and (ii) accruing Benefit Service under the provisions of Section 2.02(f)(i), (ii), (iv) and (v) during such leave.
(c)    Unless otherwise provided in an Appendix hereto, if a retired Member or a former Member is reemployed as an employee by the Company or by an Associated Company, his membership in the Plan shall be immediately resumed and any payment of a retirement allowance with respect to his original retirement or any payment of a vested benefit with respect to his original employment shall cease in accordance with the provisions of Section 4.11.
3.06    Termination of Membership
Unless otherwise provided in an Appendix hereto, an Employee’s membership in the Plan shall terminate if he ceases to be an Employee and he is not entitled to either a retirement allowance or vested benefit under Sections 4.02, 4.03, 4.04, 4.05, or 4.06 except that an Employee’s membership shall continue (a) during any period while on leave of absence approved by the Company, (b) while absent by reason of temporary disability, (c) during the period of any total and permanent disability which continues to be recognized as Benefit Service and/or Eligibility Service as provided in Article 2, (d) while he is not an Employee as herein defined but is in the employ of the Company or an Associated Company or (e) during a period of employment which continues to be recognized as Eligibility Service as provided in an Appendix hereto. An Employee covered by the Plan may not waive such coverage.

3.07    Questions Relating to Membership in the Plan
If any question shall arise hereunder as to the commencement, duration or termination of the membership of any person or Employee employed by the Company or by an Associated Company, such question shall be resolved by the Administrative Committee in writing under rules uniformly applicable to all persons or Employees similarly situated. Such further documentation is hereby incorporated into the Plan by reference.
ARTICLE 4 - BENEFITS
4.01    Plan Benefit Formulas
(a)    Benefit Formula Elections
(i)    Annual Benefit Formula Election: Except as otherwise provided in the following provisions of this Article 4, prior to the beginning of each Plan Year commencing on or after January 1, 2000, and prior to January 1, 2012, a Member who is an Employee may elect during the annual election period established by the Administrative Committee, the Plan benefit formula to be used in determining his Accrued Benefit under the Plan with respect to any Benefit Service earned by such Member in the following Plan Year. Except as otherwise provided below, a Member who is an Employee can elect with respect to Plan Years beginning prior to January 1, 2012, either (1) the Traditional Pension Plan Formula (“TPP Formula”) as set forth in Section 4.01(b) or (2) the Pension Equity Plan Formula (“PEP Formula”) as set forth in Section 4.01(c). A new Plan benefit formula election received by the Administrative Committee in a timely manner shall be effective as of the subsequent January 1 and will be applicable only to Benefit Service earned by such Member on and after the effective date of the election.
The Plan benefit formula elections will be communicated by the Member to the Administrative Committee or its delegate at such time and in such manner as established by the Administrative Committee but not later than the end of the Plan Year immediately preceding the Plan Year for which the Plan pension formula election is to be effective (“the Election Cutoff Date”).
(ii)    Continuation of Prior Election: With respect to accruals in Plan Years commencing prior to January 1, 2012, if the Administrative Committee does not receive a new Plan benefit formula election from an Employee by the election cutoff date as determined by the Administrative Committee, the Employee’s current Plan benefit formula election will remain in effect for the immediately following Plan Year and, subject to the provisions of Sections 4.01(a)(i) and (viii), subsequent Plan Years commencing prior to January 1, 2012. Notwithstanding any Plan provision to the contrary, if an Employee who is a participating Member of the Plan on December 31, 1999, does not file a Pension benefit formula election for the Plan Year beginning January 1, 2000, his Plan benefit formula election will be the TPP Formula for Benefit Service earned for the Plan Year beginning January 1, 2000, and, subject to the provisions of Sections 4.01(a)(i) and (viii), subsequent Plan Years commencing prior to January 1, 2012.
Notwithstanding any Plan provision to the contrary, effective as of, August 16, 2011, a Member’s right to make a Plan benefit formula election with respect to any Benefit Service earned during the Plan Years beginning on and after January 1, 2012, shall cease and any Benefit Service earned under the Plan provisions with respect to Plan Years beginning on or after January 1, 2012 and ending December 31, 2016, shall be credited under Plan in accordance with the TPP formula.

(iii)    First Year of Benefit Service Election: If an individual first becomes an Employee on or after January 1 of a Plan Year commencing on or after January 1, 2000, and prior to the earlier of (a) the commencement date of the annual election period established by the Administrative Committee (“the Solicitation Period Commencement Date”) in such year, or (b) August 16, 2011, in accordance with rules established by the Administrative Committee, the Employee will make his or her Plan benefit formula election with respect to any Benefit Service accrued during that Plan Year upon becoming an Employee. Notwithstanding any Plan provision to the contrary, if an individual becomes an Employee after the Solicitation Period Commencement Date in a year and prior to the end of such Plan Year, in accordance with rules established by the Administrative Committee, such Employee will make a Plan benefit formula election with respect to Benefit Service accrued during the remainder of that Plan Year and the following Plan Year upon becoming an Employee.
Notwithstanding any Plan provision to the contrary, effective as of August 16, 2011, an individual who is first employed as an Employee on or after July 12, 2011, shall not be eligible to make a Plan benefit formula election with respect to any Benefit Service earned during the Plan Years beginning on and after January 1, 2011, and any Benefit Service earned under the Plan provisions with respect to Plan Years beginning on or after January 1, 2011 and ending December 31, 2016, shall be credited under the Plan in accordance with the TPP formula.
(iv)    Rehired Employees: With respect to Plan Years commencing prior to January 1, 2012, if a Member terminates employment or transfers to a status other than an Employee and is then rehired in the same Plan Year as an Employee by the Company or is restored to the status of an Employee in the same Plan Year, the Plan benefit formula election in effect at the time of his termination or transfer will continue as the Employee’s Plan benefit formula election for that Plan Year and subsequent Plan Years commencing prior to January 1, 2012, consistent with the provisions of Section 4.01(a)(i), (ii), and (viii). Except as otherwise provided above, if an Employee terminates from employment with the Company and all Associated Companies and is then rehired as an Employee by the Company in a subsequent Plan Year commencing prior to January 1, 2012, the provisions of Section 4.01(a)(iii) will apply to the Employee in the same manner as if the Employee then first became eligible for the Plan, provided that any election in effect for the Plan Year in which he is reemployed shall apply to all Benefit Service recognized during that Plan Year.
(v)    Benefit Service for a Period of Employment Rendered Prior to January 1, 2000: Notwithstanding any Plan provisions to the contrary, any Benefit Service rendered by a Member prior to January 1, 2000, will be credited under the TPP Pension Formula as determined under the provisions of Section 4.01(b)(i).
(vi)    Leave of Absence: Except as otherwise provided in this Section 4.01, with respect to Plan Years beginning prior to January 1 2012, a Member who is on a leave of absence as set forth in Section 2.02(f) shall continue to be eligible to make an annual Plan benefit formula election pursuant to the provisions of Section 4.01(a)(i) with respect to any Benefit Service earned pursuant to the provisions of Section 2.02(f).
(vii)    Special Rules: Benefit Service accrued by a Member under the provisions of Section 2.02(c), Section 2.02(d), or with respect to service rendered prior to January 1, 2000, Section 2.02(e), shall automatically be credited under the TPP Pension Formula in accordance with the provisions of Section 4.01(b)(i) or Section 4.01(b)(ii), whichever is applicable. Notwithstanding the foregoing, Benefit Service credited for Plan Years commencing on or after January 1, 2000, to a Member who, as of November 30, 1999, was accruing Benefit Service under the provisions of Section 2.02(f)(iii), shall automatically be credited under the TPP Pension Formula in accordance with the provisions of Section 4.01(b)(i), unless such Member elects otherwise in accordance with the provisions of Section 4.01(a)(i).
(viii)    Benefit Service for a Period of Employment Rendered as a Participating Employee on or after January 1, 2012: Notwithstanding any Plan provisions to the contrary, any Benefit Service earned by a Member on and after January 1, 2012 and before December 31, 2016, will be credited under the TPP Pension Formula as determined under the provisions of Section 4.01(b).
(ix)    Plan Benefit Formula Choices Maximum: Notwithstanding any Plan provision to the contrary, once a Member has accrued 40 or more years of Benefit Service under the Plan, including any years of Benefit Service rendered prior to January 1, 2000, he shall no longer be permitted to make a Plan benefit formula election. A Member who, as of January 1, 2000, has completed 40 or more years of Benefit Service shall not be permitted to make an initial Plan benefit formula election, and except as otherwise provided in an Appendix, his retirement allowance accrued with respect to such Benefit Service shall be computed solely under the provisions of Section 4.01(b)(i).
(b)    TPP Formula Benefit
Prior to any adjustment in accordance with Section 4.07(a) or 4.07(c) and except as otherwise provided in an Appendix, a Member’s TPP Pension Formula Benefit shall be an annual pension payable as a single life annuity for the Member’s life, commencing on his Normal Retirement Date, equal to the amount determined under clause (i) or (ii) below, whichever is applicable.
(i)    The TPP Formula Pension applicable to a Pre-2000 Member shall be equal to:
(1)    two percent of the Member’s Final Average Compensation multiplied by the first 25 years of his TPP Benefit Service;
(2)    plus one and one-half percent of the Member’s Final Average Compensation multiplied by the next 15 years of his TPP Benefit Service, to a combined maximum of 40 years of Benefit Service;
(3)    reduced by one and one-fourth percent of the Social Security Benefit multiplied by the number of years of his TPP Benefit Service not in excess of 40 years.
The annual normal retirement allowance of a Section 401(a)(17) Employee shall not be less than an amount equal to the sum of (4) and (5):
(4)    the Member’s Accrued Benefit on December 31, 1993, under the terms of the Plan as then in effect; and
(5)
(A)    two percent of the Member’s Final Average Compensation multiplied by the balance of that portion of his first 25 years of his TPP Benefit Service which are rendered on and after January 1, 1994;

(B)    plus one and one-half percent of the Member’s Final Average Compensation multiplied by the next 15 years of the balance of that portion of his TPP Benefit Service which are rendered on and after January 1, 1994; and
(C)    reduced by one and one-fourth percent of the Social Security Benefit multiplied by the balance of that portion of his years of TPP Benefit Service not in excess of 40 years which are rendered on and after January 1, 1994 (the “Social Security Offset”).
The combined maximum years of Benefit Service used to compute any Pre-2000 Member’s annual retirement allowance or vested benefit shall not exceed 40 years.
Notwithstanding any Plan provision to the contrary and unless otherwise provided in an Appendix hereto, a Member’s TPP Benefit applicable to a Pre-2000 Member shall be frozen as of January 1, 2017.
(ii)    The TPP Formula Benefit applicable to a Post-1999 Member and a Post-2004 Member shall be equal to:
(1)    one and one-half percent of the Member’s Final Average Compensation multiplied by his TPP Benefit Service not in excess of 40 years.
(2)    reduced by one and one-fourth percent of the Social Security Benefit multiplied by his TPP Benefit Service not in excess of 40 years.
The combined maximum years of Benefit Service used to compute any Post-1999 Member’s and Post-2004 Member’s annual retirement allowance or vested benefit shall not exceed 40 years.
Notwithstanding any Plan provision to the contrary and unless otherwise provided in an Appendix hereto, a Member’s TPP Benefit applicable to a Post-1999 Member and a Post-2004 Member shall be frozen as of January 1, 2017.
(c)    PEP Formula
(i)    PEP Formula Benefit: A Member participating under the PEP Formula in accordance with Section 4.01(a) shall accrue a PEP Formula Benefit as described in this Section 4.01(c). A Member’s PEP Formula Benefit shall be an annual pension payable as a single life annuity for the Member’s life, commencing on his Annuity Starting Date, equal to the Equivalent Actuarial Value of the Member’s PEP Formula Lump Sum Value (as defined below). For purposes of this paragraph (c), Equivalent Actuarial Value shall be determined on the basis of the IRS Mortality Table and the IRS Interest Rate. Notwithstanding any Plan provisions to the contrary, a Member’s PEP Formula Benefit with an Annuity Starting Date on and after January 1, 2008, and prior to July 1, 2008, shall not be less than the Member’s PEP Formula Benefit that would have been provided as of that Annuity Starting Date based on the Plan’s definition of IRS Interest Rate and IRS Mortality Table as in effect prior to January 1, 2008.
(ii)    PEP Formula Lump Sum Value: A Member’s PEP Formula Lump Sum Value shall equal the sum of the Member’s Basic PEP Formula Lump Sum Value and the Member’s

Supplemental PEP Lump Sum Value as defined below determined as of the Member’s Annuity Starting Date.
(1)    Basic PEP Formula Lump Sum Value: A Member’s Basic PEP Formula Lump Sum Value shall be equal to the accumulated total of the Pension Equity Plan Percentages (as set forth in the table below) credited to such Member under the provisions of this clause (1) for each Plan Year (“Total Accumulated Percentages”) multiplied by the Member’s Average Final Compensation determined as of the Member’s Severance Date or December 31, 2011, if earlier. For each given year of PEP Benefit Service earned in a Plan Year commencing prior to January 1, 2012, to the combined maximum described below, the Member will be credited with a Pension Equity Plan Percentage for such Plan Year which corresponds to the Member’s age determined in accordance with the following table:

Age	Pension Equity Plan Percentage
under 30	3.0%
30-39	4.0%
40-49	5.0%
50 and over	6.0%
Notwithstanding the foregoing, once the sum of a Member’s TPP Benefit Service and PEP Benefit Service equals or exceeds 40, the Member, with respect to any Benefit Service he earns thereafter and prior to January 1, 2012, will be credited with a revised Pension Equity Plan Percentage so that the lowest Pension Equity Plan Percentage previously accrued by the Member will be replaced by the Pension Equity Plan Percentage corresponding to the Member’s age during such Benefit Service.
A Member’s Pension Equity Plan Percentage for a given month will be based on 1/12th of the Pension Equity Plan Percentage applicable to his attained age as of the last day of the immediately preceding month.
Notwithstanding any Plan provision to the contrary, a Member’s Basic PEP Formula Lump Sum Value shall be frozen as of December 31, 2011.
(2)    Supplemental PEP Lump Sum Value: A Member’s Supplemental PEP Lump Sum Value, if any, shall be calculated as follows:
There shall be credited to a Member’s Supplemental Lump Sum Value monthly:
(A)    With respect to Plan Years (i) beginning prior to January 1, 2012, interest on a Member’s Basic PEP Lump Sum Value determined as of the end of the month in which the Member terminates from service from the Company and all Associated Companies for the period beginning with the month following the Member’s termination of employment from the Company and all Associated Companies until his reemployment with the Company or any Associated Company or the end of the month preceding the Annuity Starting Date of his PEP Pension Formula Benefit, whichever occurs first; and (ii) beginning on or after January 1, 2012, interest on a Member’s Basic PEP Lump Sum Value determined as of the end of the month for the period beginning with January 2012, until the end of the month preceding the Annuity Starting Date of his PEP Pension Formula Benefit, and
(B)    Interest on the accumulated total amount credited to the Member’s Supplemental PEP Lump Sum Value as of the end of the preceding month, if any, until the end of the month preceding the Member’s Annuity Starting Date applicable to such PEP Formula Pension.
Except as otherwise provided herein, with respect to a Member who terminated employment prior to October 31, 2011, the rate of interest credited shall be 1.55 percent per annum.
Except as otherwise provided below or in Appendix B, with respect to a Member who was employed by the Company on October 31, 2011, the rate of interest to be credited shall be (i) with respect to Plan Years beginning prior to January 1, 2012, 1.55 percent per annum and (ii) with respect to Plan Years commencing on or after January 1, 2012, the 10-year Treasury rate as in effect on December 31 of the prior calendar year, but not less than 3.25 percent.
Notwithstanding the foregoing, a Member’s PEP Lump Sum Value determined under the preceding provisions of this subparagraph (ii) shall be increased in accordance with the procedures established by the Administrative Committee by an amount equal to the Equivalent Actuarial Value of any increase in the Member’s PEP Formula Benefit portion of his Accrued Benefit as determined under the provisions of Section 4.01(d)(ii). For purposes of the preceding sentence Equivalent Actuarial Value shall be determined on the basis of the IRS Mortality Table and the IRS Interest Rate.
(d)    Accrued Benefit
(i)    A Member’s Accrued Benefit, as of any date of determination, means the annual benefit payable as a single life annuity for the Member’s life commencing on his Normal Retirement Date or his Postponed Retirement Date, as applicable, which is equal to the aggregate of his TPP Formula Benefit computed under Section 4.01(b) and his PEP Formula Benefit computed under Section 4.01(c) on the basis of the Member’s Benefit Service not in excess of 40 years and other applicable components of the Plan formula as of such determination date. The Accrued Benefit for a Member eligible for a benefit under Appendix G also shall include the accrued benefit described in Section IV of Appendix G.
(ii)    Notwithstanding any Plan provision to the contrary, a Member’s Accrued Benefit described in the first sentence of clause (i) above as of any determination date, shall not be less than an annual pension payable as a single life annuity for the Member’s life, commencing on his Normal Retirement Date or his Postponed Retirement Date, as applicable, equal to the aggregate of his TPP Formula Benefit computed under Section 4.01(b) and determined as of the last day of the Plan Year immediately preceding such determination date and his PEP Formula Benefit computed under Section 4.01(b) on the basis of the Member’s PEP Formula Lump Sum Value as of the last day of the Plan Year immediately preceding such determination date increased by the rate of interest set forth in Section 4.01(c)(ii) for the period beginning with the first day of the

Plan Year in which the determination date occurs and ending on the last day of the calendar month preceding the determination date. For Plan years beginning prior to January 1, 2012, if the amount determined under this clause (ii) exceeds the amount determined under clause (i) above, the difference shall be treated as an increase in the Member’s PEP Formula Benefit portion of his Accrued Benefit.
4.02    Normal Retirement Allowance
(a)    Eligibility
Except as otherwise provided in Appendix B, the right of a Member to his normal retirement allowance shall be nonforfeitable as of his Normal Retirement Age provided he is employed by the Company or an Associated Company at that time. A Member, upon termination of employment with the Company and all Associated Companies, may retire from active service and receive a normal retirement allowance beginning on his or her Normal Retirement Date, subject to the notice and timing requirements of Section 4.07. If a Member postpones his retirement and continues in active service after his Normal Retirement Date or returns to service after his Normal Retirement Date, the provisions of this Section 4.02 shall be applicable.
(b)    Benefit
Prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), but subject to the minimum provision hereinafter set forth in this Section 4.02 and except as otherwise provided in an Appendix hereto, the annual normal retirement allowance payable on a lifetime basis upon retirement at a Member’s Normal Retirement Date that is attributable to his TPP Formula Benefit and his PEP Formula Benefit shall be equal to the Member’s Accrued Benefit described in the first sentence of Section 4.01(d)(i). In addition, for a Member who is eligible for a benefit under Appendix G, his normal retirement benefit attributable to the benefit under Appendix G shall be the accrued benefit described in Section IV of Appendix G.
The annual normal retirement allowance determined prior to reduction to be made on account of the Social Security Benefit shall be an amount not less than the greatest annual early retirement allowance which would have been payable to a Member had he retired under Section 4.04 or Section 4.05 at any time before his Normal Retirement Date and as such early retirement allowance would have been reduced to commence at such earlier date but without reduction on account of the Social Security Benefit. The reduction to be made on account of the Social Security Benefit shall in any event be based on the Federal Social Security Act in effect at the time as of the Member’s actual termination or retirement.
(c)    Benefit for Former Pension Plan Member
Unless the Administrative Committee determines otherwise and notwithstanding anything to the contrary herein contained, any Member who immediately prior to his membership in the Plan was accruing benefits under a Former Pension Plan shall, prior to adjustment in accordance with Sections 4.07(a) and 4.07(c), receive an annual normal retirement allowance payable on a lifetime basis upon retirement at such Member’s Normal Retirement Date equal to the sum of:
(i)    an annual retirement allowance computed in accordance with paragraph (b) above on the basis of the Benefit Service, Social Security Benefit and Final Average Compensation accumulated by him under this Plan, plus
(ii)    an amount equal to the annual normal retirement allowance or other benefit accrued to such Member under his Former Pension Plan in respect of service not recognized as

Benefit Service hereunder, with such retirement allowance or other benefit being computed in accordance with the provisions of his Former Pension Plan, as modified by Appendix E hereof.
4.03    Postponed Retirement Allowance
(a)    Eligibility
Except as otherwise provided in Appendix B, a Member who continues in service with the Company or an Associated Company after his Normal Retirement Date or returns to service with the Company or an Associated Company on or after his Normal Retirement Date shall retire from service and receive a postponed retirement allowance on his Postponed Retirement Date, subject to the notice and timing requirements of Section 4.07.
(b)    Benefit
Except as hereinafter provided and prior to adjustment in accordance with Sections 4.07(a) and 4.07(c), the annual postponed retirement allowance payable on a lifetime basis upon retirement at a Member’s Postponed Retirement Date shall be equal to the greater of:
(i)    an annual normal retirement allowance determined in accordance with Section 4.02(b) but based on the Member’s Benefit Service, Social Security Benefit and Final Average Compensation as of his Postponed Retirement Date; or
(ii)    the annual normal retirement allowance to which the Member would have been entitled under Section 4.02(b) had he retired on his Normal Retirement Date, increased by an amount which is the Equivalent Actuarial Value of the monthly payments which would have been payable with respect to each month in which he worked fewer than eight days as determined under the provisions of Title 29 of the Code of Federal Regulations Section 2530.203-3 as promulgated by the U.S. Department of Labor. Any monthly payment determined under this sub-paragraph (ii) with respect to any such month in which he worked fewer than eight days shall be computed as if the Member had retired on his Normal Retirement Date and shall reflect additional benefit accruals, if any, recomputed as of the first day of each subsequent Plan Year, during which payment would have been made on the basis of his Final Average Compensation and Benefit Service accrued to such recomputation date.
(c)    Benefit for Former Pension Plan Members
Unless the Administrative Committee determines otherwise and notwithstanding anything to the contrary herein contained, any Member who immediately prior to his membership in the Plan was accruing benefits under a Former Pension Plan shall, prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), receive an annual postponed retirement allowance payable on a lifetime basis upon retirement at such Member’s Postponed Retirement Date equal to the sum of:
(i)    an annual retirement allowance computed in accordance with Section 4.02(b) but on the basis of the Benefit Service, Social Security Benefit and Final Average Compensation accumulated by him at his Postponed Retirement Date, plus
(ii)    an amount equal to the annual postponed retirement allowance or other benefit accrued to such Member under his Former Pension Plan in respect of service not recognized as Benefit Service hereunder, with such retirement allowance or other benefit being computed in accordance with the provisions of his Former Pension Plan, as modified by Appendix E hereof.

(d)    Benefit for Member in Service after he attains Age 70½
In the event a Member’s retirement allowance is required to begin under Section 4.11 while the Member is in service with the Company or an Associated Company, the January 1 immediately following the calendar year in which the Member attained age 70½ shall be the Member’s Annuity Starting Date for purposes of this Article 4 and the Member shall receive a postponed retirement allowance commencing as of that January 1 in an amount determined as if he had retired on such date. As of each succeeding January 1 prior to the Member’s actual Postponed Retirement Date and as of his actual Postponed Retirement Date, the Member’s retirement allowance shall be:
(i)    recomputed to reflect any additional retirement allowance attributable to his Compensation and Benefit Service earned during the immediately preceding calendar year based on his age at each succeeding January 1 or actual Postponed Retirement Date; and
(ii)    reduced by the Equivalent Actuarial Value of the total payments of his postponed retirement allowance made with respect to each month of continued employment in which he was credited with at least eight days of service as determined under the provisions of Title 29 of the Code Federal Regulations Section 2530.203-3 as promulgated by the U.S. Department of Labor and which were paid prior to each such recomputation; provided that no such reduction shall reduce the Member’s postponed retirement allowance below the amount of postponed retirement allowance payable to the Member immediately prior to the recomputation of such retirement allowance.
Notwithstanding paragraphs (b) and (c) above, in the event a Member remains in service after the April 1 following the calendar year in which he attains age 70½, and does not commence payment of his Pension while in service under the provisions of Section 4.11, then his retirement allowance shall be the excess, if any, of (i) over (ii) where (i) is the greater of (1) his retirement allowance determined at his actual retirement date taking into account the Member’s Benefit Service and Average Final Compensation at that date, or (2) the amount of Equivalent Actuarial Value to his retirement allowance determined at the end of the Plan Year preceding such April 1 recomputed in accordance with regulations issued by the Secretary of the Treasury as the first day of each subsequent Plan Year (and as of his actual Postponed Retirement Date) as if such date were the Member’s Postponed Retirement Date, and (ii) is the actuarial equivalent of any distributions made with respect to the Member’s retirement benefits after said date.
The retirement allowance payable to a Member who is not a five percent owner as defined in Section 416(i) of the Code of the Company or an Associated Company and who is receiving payments under the provisions of paragraph (d) and Section 4.11 as of April 1, 1999, shall continue to be governed by the foregoing provisions of this paragraph (d) above on and after April 1, 1999.
4.04    Standard Early Retirement Allowance
(a)    Eligibility
(i)    Except as otherwise provided in Appendix B, a Member who has not reached his Normal Retirement Date but has, prior to his Severance Date, reached the 55th anniversary of his birth and completed ten years of Eligibility Service is eligible to retire on a standard early retirement allowance on the first day of the calendar month coincident with or next following his Severance Date, which date shall be the Member’s Early Retirement Date.
(ii)    Notwithstanding the foregoing, in the event an Employee who is a Member is involuntarily terminated on or after January 1, 2008, and entitled to severance payments under a severance plan or policy maintained by the Company or an Associated Company, said Member shall be credited with additional Eligibility Service and age solely for the purposes of determining eligibility for a standard early retirement allowance under the provisions of this Section 4.04 equal to the greater of (1) six months, or (2) an amount equal to one month for each completed year of Eligibility Service determined as of his termination of employment, but not in excess of 24 months. If the crediting of such additional service and age causes said Member to be eligible for a standard early retirement allowance in lieu of a vested benefit said Member shall not be eligible to commence said standard early retirement allowance until he actually attains age 55.
(b)    Benefit
Except as provided in an Appendix or hereinafter and prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), the standard early retirement allowance shall be an allowance equal to the Member’s Accrued Benefit earned up to his Early Retirement Date, computed on the basis of his Final Average Compensation, Social Security Benefit, and Benefit Service credited at his Early Retirement Date, with the Social Security Benefit for a Post-1999 Member or a Pre-2000 Member determined on the assumption that the Member had no earnings after of his Early Retirement Date. Notwithstanding any Plan provision to the contrary and except as otherwise provided in an Appendix, effective on and after January 1, 2012, the Social Security Benefit for a Post-1999 Member or a Pre-2000 Member who is not a Participating Employee shall be determined on the assumption that (i) the Member had no earnings after the earlier of (1) his Early Retirement Date or (2) the later of (A) the date he ceased to accrue Benefit Service under the Plan or (B) the date he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(a) above, but not earlier than January 1, 2012, and (ii) the Member’s earnings for the period beginning with the calendar year following the date he ceases to accrue Benefit Service and ending with the calendar year in which he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(a) above, used to calculate his Social Security Benefit are based on his rate of Compensation in effect as of the date he ceases to accrue Benefit Service.
Notwithstanding the forgoing, the Social Security Benefit for a Post-2004 Member shall be determined on the assumption that he continued in service to his Normal Retirement Date at his rate of Compensation in effect as of his date of termination (or, effective as of January 1, 2012, the date he ceases to accrue Benefit Service).
The Member may, however, elect to receive an early retirement allowance commencing on his Early Retirement Date or the first day of any calendar month before his Normal Retirement Date specified in his later request therefor, provided that an early payment date shall be subject to the notice and timing requirements described in Sections 4.07. With respect to a Post-1999 Member or a Pre-2000 Member, except as otherwise provided in an Appendix hereto, in the case of said early commencement, said Member’s early retirement allowance, prior to adjustment in accordance with Sections 4.07(a) and 4.08(c) and prior to any reduction to be made on account of the Social Security Benefit shall be equal to the sum of (i) his TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date prior to the reduction for the Social Security Benefit, reduced by one-fourth of one percent per month for each month by which the commencement date of his retirement allowance precedes his Normal Retirement Date, and (ii) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c).
With respect to Post-2004 Member, except as otherwise provided in an Appendix hereto, in the case of said early commencement, said Member’s early retirement allowance, prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), shall be equal to the sum of (i) his TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date, reduced by 1/180th for each month up to 60 months by which the commencement date of his retirement allowance precedes his Normal Retirement Date and further reduced by 1/360th for each such month in excess of 60 months, and (ii) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c).
In the case of a Member’s early commencement, the PEP Formula Benefit portion of his retirement allowance shall be equal to an annual amount payable as a single life annuity for the Member’s life commencing on his Annuity Starting Date that is of Equivalent Actuarial Value to the Member’s PEP Formula Lump Sum Value determined under Section 4.01(c).
Except as otherwise provided in an Appendix hereto, with respect to the portion of a retirement allowance determined under Section 4.01(b) payable to a Post-1999 Member or a Pre-2000 retiring prior to his 62nd birthday, the reduction to be made on account of the Social Security Benefit shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit.
(c)    Former Pension Plan Members
(i)    Benefit for Former Pension Plan Members – Unless the Administrative Committee determines otherwise and notwithstanding anything to the contrary herein contained, any Member who, immediately prior to his membership in the Plan was accruing benefits under a Former Pension Plan shall, upon his retirement, be entitled to receive a deferred early retirement allowance payable on a life-time basis commencing on his Normal Retirement Date equal to, prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), his annual retirement allowance computed in accordance with Section 0 on the basis of the applicable components of the Plan’s and Former Plan’s formula at his Early Retirement Date. The Member may, however, elect to receive his standard early retirement allowance commencing on his Early Retirement Date or the first day of any later calendar month before his Normal Retirement Date. In that case, the Member’s standard early retirement allowance shall be equal to the sum of his retirement allowance payable as of his Annuity Starting Date as determined under paragraph (b) above plus the portion of his retirement allowance determined under the Former Plan’s formula otherwise payable at his Normal Retirement Date reduced as provided in paragraph (b) above with respect to his TPP Formula Benefit, except as otherwise provided in Appendix E.
(ii)    Notwithstanding the foregoing and except as otherwise provided in Appendix E hereto, the portion of the Member’s standard early retirement allowance calculated on the basis of a Former Pension Plan formula shall not be less than the early retirement benefit which would have been provided under such Former Pension Plan on the date immediately preceding the date such Former Pension Plan was amended to continue as and under the Plan, and the Member may elect to commence such portion of his early retirement allowance before his Early Retirement Date, if such Former Pension Plan provided for an earlier commencement date.
4.05    Special Early Retirement Allowance
(a)    Eligibility
(i)    Except as otherwise provided in Appendix B, a Pre-2000 Member who has not reached his Normal Retirement Date but who prior to his Severance Date (i) has reached the 55th anniversary of his birth and completed fifteen years of Eligibility Service or (ii) has reached the 50th anniversary of his birth but not the 55th anniversary of his birth and whose age plus years of Eligibility Service equals eighty or more, is eligible, in either case, to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following his Severance Date, which date shall be the Member’s Early Retirement Date.

(ii)    Except as otherwise provided in Appendix B, a Post-1999 Member who has not reached his Normal Retirement Date but who prior to his Severance Date has reached the 55th anniversary of his birth and completed fifteen years of Eligibility Service is eligible to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following his Severance Date, which date shall be the Member’s Early Retirement Date.
(iii)    Notwithstanding the foregoing, in the event an Employee who is a Pre-2000 Member or a Post-1999 Member is involuntarily terminated on or after January 1, 2008, and entitled to severance payments under a severance plan or policy maintained by the Company or an Associated Company, said Member shall be credited with additional Eligibility Service and age solely for the purposes of determining eligibility for a special early retirement allowance under the provisions of this Section 4.05 equal to the greater of (1) six months, or (2) an amount equal to one month for each completed year of Eligibility Service determined as of his termination of employment, but not in excess of 24 months. If the crediting of such additional service and age causes said Member to be eligible for (1) a special early retirement allowance, other than Rule of 80, in lieu of a standard early retirement allowance or vested benefit, said Member shall not be eligible to commence said early retirement allowance until he or she actually attains the age component of said early retirement allowance eligibility requirement, or (2) a Rule of 80 special early retirement allowance in lieu of a standard early retirement allowance or vested benefit, said Member shall not be eligible to commence his Rule of 80 early retirement allowance until the sum of his actual age and his or her service (including additional service granted under these provisions) meets the Rule of 80.
(iv)    A Post-2004 Member shall not be eligible for a special early retirement allowance under the provisions of this Section 4.05.
(b)    Benefit
Except as provided in an Appendix or hereinafter and prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), the special early retirement allowance shall be a retirement allowance deferred to commence on the Member’s Normal Retirement Date and shall be equal to his Accrued Benefit earned up to the Member’s Early Retirement Date, computed on the basis of his Final Average Compensation, Social Security Benefit and Benefit Service at his Early Retirement Date, with the Social Security Benefit determined on the assumption that the Member had no earnings after the his Early Retirement Date. Notwithstanding any Plan provision to the contrary and except as otherwise provided in an Appendix, effective on and after January 1, 2012, the Social Security Benefit for a Post-1999 Member or a Pre-2000 Member who is not Participating Employee shall be determined on the assumption that (i) the Member had no earnings after the earlier of (1) his Early Retirement Date or (2) the later of (A) the date he ceased to accrue Benefit Service under the Plan or (B) the date he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.05(a) above, but not earlier than January 1, 2012, and (ii) the Member’s earnings for the period beginning with the calendar year following the date he ceases to accrue Benefit Service and ending with the calendar year following the date he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(a) above, used to calculate his Social Security Benefit are based on his rate of Compensation in effect as of the date he ceases to accrue Benefit Service.
Any Member who retires under the provisions of Section 4.05(a) may elect to receive early payment of his special early retirement allowance commencing as of his Early Retirement Date or the first day of any later calendar month before his Normal Retirement Date as specified in his request therefor; provided that such early payment shall be subject to the notice and timing requirements described in Sections 4.07.

(i)    Pre-2000 Member – In the event of early payment commencing in accordance with the Member’s election on or after the 62nd anniversary of his birth but prior to the 65th anniversary of his birth, the Pre-2000 Member’s special early retirement allowance shall be an amount which, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c), shall be equal to the sum of (1) the TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date, and (2) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c). In the event of early payment commencing in accordance with the Member’s election on or after the 60th anniversary of his birth but prior to the 62nd anniversary of his birth, the Pre-2000 Member’s special early retirement allowance shall be an amount which, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c) and prior to any reduction to be made on account of the Social Security Benefit in accordance with subparagraph (iii) below, shall be equal to the sum of (1) the TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date prior to the reduction for the Social Security Benefit, and (2) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c). The TPP Benefit Formula portion of his retirement allowance determined under Section 4.01(b) shall not be increased to reflect a commencement date later than the 60th anniversary of the Member’s birth. In the event of early payment commencing in accordance with the Member’s election prior to the 60th anniversary of his birth, the Pre-2000 Member’s special early retirement allowance shall be an amount which, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c) and prior to any reduction to be made on account of the Social Security Benefit in accordance with subparagraph (iii) below shall be equal to the sum of (1) the TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date prior to the reduction for the Social Security Benefit reduced by 5/12ths of one percent per month for each month up to 60 months by which the commencement date of his special early retirement allowance precedes the first day of the calendar month coinciding with or next following the 60th anniversary of his birth, and (2) the PEP Formula Benefit portion of his retirement allowance determined in accordance with Section 4.01(c).
In the case of early commencement under the foregoing provisions of this subparagraph (i), the PEP Formula Benefit portion of a Pre-2000 Member’s special early retirement allowance shall be equal to an annual amount payable as a single life annuity for the Member’s life, commencing on his Annuity Starting Date, which is of Equivalent Actuarial Value to his PEP Formula Lump Sum Value determined under Section 4.01(c)
(ii)    Post-1999 Member – In the event of early payment commencing in accordance with the election of a Post-1999 Member on or after the 62nd anniversary of his birth but prior to the 65th anniversary of his birth, the Post-1999 Member’s special early retirement allowance shall be an amount which, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c), shall be equal to the sum of (1) the TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date and (2) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c). The TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) shall not be increased to reflect a commencement date later than the 62nd anniversary of such Member’s birth. In the event of early payment commencing in accordance with such Member’s election prior to the 62nd anniversary of his birth, the Post-1999 Member’s special early retirement allowance shall be an amount which, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c) and prior to any reduction to be made on account of the Social Security Benefit in accordance with subparagraph (iii) below shall be equal to the sum of (1) the TPP Formula

Benefit portion of his retirement allowance determined under Section 4.01(b) earned up to his Early Retirement Date prior to the reduction for the Social Security Benefit reduced by the percentage shown in the following table for each month by which the commencement date of his special early retirement allowance precedes the first day of the calendar month coinciding with or next following the 62nd anniversary of his birth, and (2) the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c).

Months Commencement Date Precedes First Day of Month Coincident With or Next Following Member’s Attainment of Age 62	TPP Formula Benefit Percentage Reduction Per Month
months 1 to 48	5/12 of 1%
months 49 to 60	4/12 of 1%
months 61 to 84	3/12 of 1%
In the case of early commencement under the foregoing provisions of this subparagraph (ii), the PEP Formula Benefit portion of his retirement allowance shall be equal to an annual amount payable as a single life annuity for the Member’s life, commencing on his Annuity Starting Date, which is of Equivalent Actuarial Value to his PEP Formula Lump Sum Value determined under Section 4.01(c).
(iii)    With respect to the TPP Benefit Formula portion of a Member’s special early retirement allowance commencing prior to his 62nd birthday, the reduction to be made on account of the Social Security Benefit shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit.
(c)    Benefit for Former Pension Plan Members
(i)    Unless the Administrative Committee determines otherwise and notwithstanding anything to the contrary herein contained, any Member who, immediately prior to his membership in the Plan was accruing benefits under a Former Pension Plan shall, upon his retirement, be entitled to receive a deferred early retirement allowance payable on a life-time basis commencing on his Normal Retirement Date equal to, prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), his annual retirement allowance computed in accordance with Section 0 on the basis of the applicable components of the Plan’s and Former Plan’s formula at his Early Retirement Date. The Member may, however, elect to receive his early retirement allowance commencing on his Early Retirement Date or the first day of any later calendar month before his Normal Retirement Date. In that case, the Member’s special early retirement allowance shall be equal to the sum of his retirement allowance payable at his Annuity Starting Date as determined under paragraph (b) above plus the portion of his retirement allowance determined under Former Plan’s formula otherwise payable at his Normal Retirement Date reduced as provided in paragraph (b) above with respect to his TPP Formula Benefit, except as otherwise provided in Appendix E.
(ii)    Notwithstanding the foregoing and except as otherwise provided in Appendix E hereto, the portion of the Member’s early retirement allowance calculated on the basis of a Former Pension Plan formula shall not be less than the early retirement benefit which would have been provided under such Former Pension Plan on the date immediately preceding the date such Former Pension Plan was amended to continue as and under the Plan, and the Member may elect to commence such portion of his early retirement allowance before his Early Retirement Date, if such Former Pension Plan provided for an earlier commencement date.

4.06    Vested Benefit
(a)    Eligibility
A Member shall be vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of five years of Eligibility Service. If such Member incurs a Severance Date for reasons other than death or early retirement prior to his Normal Retirement Date, he shall be entitled to a vested benefit under the provisions of this Section 4.06. Notwithstanding the foregoing, a Member who completes an “Hour of Service” as defined in Section 2.01(c) on or after January 1, 2008, shall be vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of three years of Eligibility Service.
(b)    Benefit
Prior to adjustment in accordance with Sections 4.07(a) and 4.08(a), the vested benefit payable to a Member shall be a benefit deferred to commence on the former Member’s Normal Retirement Date and shall be equal to his Accrued Benefit earned up to the Member’s Severance Date, computed on the basis of his Final Average Compensation, Social Security Benefit and Benefit Service at his Severance Date, with the Social Security Benefit determined on the assumption that he continued in service to his Normal Retirement Date at his rate of Compensation in effect as of his date of termination (or, effective as of January 1, 2012, the date he ceases to accrue Benefit Service, if earlier).
Notwithstanding any Plan provision to the contrary, the former Member may elect to receive the PEP Formula Benefit portion of his vested benefit determined under Section 4.01(c) commencing on the first day of any month following his Severance Date and prior to his Normal Retirement Date as specified in his request therefor, after receipt by the Administrative Committee of written application therefor made by the former Member and filed with the Administrative Committee, provided that such early payment shall be subject to notice and timing requirements described in Section 4.07. In the case of said early commencement, the PEP Formula Benefit portion of the Member’s vested benefit determined under Section 4.01(c) shall be equal to an annual amount payable as a single life annuity for the Member’s life, commencing on his Annuity Starting Date that is Equivalent Actuarial Value to his PEP Formula Lump Sum Value determined under Section 4.01(c). Any portion of said Member’s retirement allowance determined under Section 4.01(b) shall be eligible for early commencement as set forth in the following paragraph. Notwithstanding the foregoing and except as otherwise provided in an Appendix, if a Member does not elect to receive the PEP Formula Benefit portion of his vested benefit prior to the first day of any calendar month coincident with or next following the 55th anniversary of his birth, his entire vested benefit shall commence as of the same Annuity Starting Date as set forth below.
Except as otherwise provided in an Appendix hereto, on or after the date on which the former Member shall have reached the 55th anniversary of his birth he may elect to receive, commencing on the first day of any calendar month coincident with or next following the 55th anniversary of his birth and prior to his Normal Retirement Date as specified in his request therefor, after receipt by the Administrative Committee of written application therefor made by the former Member and filed with the Administrative Committee, provided that early payment shall be subject to notice and timing requirements described in Sections 4.07, the TPP Formula Benefit portion of his vested benefit determined under Section 4.01(b) and any PEP Formula Benefit portion of his vested benefit determined under Section 4.01(c) for which an Annuity Starting Date has not yet occurred. Except as otherwise provided in an Appendix hereto, upon such earlier payment, his vested benefit shall be equal to the sum of (i) the TPP Formula Benefit portion of his vested benefit determined under Section 4.01(b) otherwise payable at the former Member’s Normal Retirement Date reduced by 1/180th for each month up to 60 months by which the commencement date of such payments precedes his Normal Retirement Date and further reduced by 1/360th for each such month in excess of 60 months and (iii) the PEP Formula Benefit portion of his vested benefit determined under Section 4.01(c). In the case of said early commencement, the PEP Formula Benefit portion of his vested benefit determined under Section 4.01(c) for which an Annuity Starting Date has not yet occurred shall be equal to an annual amount payable as a single life annuity for the Member’s life, beginning on said commencement date, that is Equivalent Actuarial Value to his PEP Formula Lump Sum Value determined under Section 4.01(c).
(c)    Benefit for Former Pension Plan Members
Unless the Administrative Committee determines otherwise and notwithstanding anything to the contrary herein contained, any Member who, immediately prior to his membership in the Plan was accruing benefits under a Former Pension Plan shall, prior to adjustment in accordance with Sections 4.06(a) and 4.07(a) upon incurring a Severance Date, be entitled to receive a deferred vested benefit payable on a life-time basis commencing on his Normal Retirement Date equal to his annual retirement allowance computed in accordance with Section 0 on the basis of the applicable components of the Plan’s and Former Plan’s formula as of his Severance Date. Except as otherwise provided in an Appendix hereto and paragraph (b) above, the former Member may, however, elect to receive his vested benefit commencing on the first day of any calendar month occurring on or after his attainment of age 55 but before his Normal Retirement Date. In that case, the Member’s vested benefit shall be equal to the sum of the vested benefit payable at his Annuity Starting Date as determined under paragraph (b) above plus the portion of his vested benefit determined under the Former Plan’s formula otherwise payable at this Normal Retirement Date reduced as provided in paragraph (b) above, except as otherwise provided in Appendix E.
4.07     Forms of Benefit Payment after Retirement
(a)    Automatic Forms of Payment
(i)    Automatic Joint and Survivor Annuity – If a Member or former Member who on his Annuity Starting Date (1) is married or (2) has a Registered Domestic Partner, has not made an election of an optional form of payment under Section 4.07(b), the retirement allowance or vested benefit payable to such Member or former Member shall automatically be adjusted as follows in order to provide that, after his death, a lifetime benefit as described below shall be payable to the Spouse to whom he is married on his Annuity Starting Date or his Registered Domestic Partner as of his Annuity Starting Date, whichever is applicable:
(1)    90/50 Spouse’s Annuity – If a Post-1999 Member or a Pre-2000 Member retires from active service under Section 4.02, 4.03, 4.04, or 4.05, the automatic joint and survivor annuity payable to such Member shall provide (A) a reduced retirement allowance payable to the Member during his life equal to 90% of the retirement allowance otherwise payable without optional modification to the Member under Section 4.02, 4.03, 4.04, or 4.05, as the case may be, further adjusted, if necessary, as provided in the following sentence and (B) a benefit payable after his death to the Spouse to whom he was married on his Annuity Starting Date or his Registered Domestic Partner as of his Annuity Starting Date, whichever is applicable, equal to 50% of the retirement allowance otherwise payable without optional modification to the Member under Section 4.02, 4.03, 4.04, or 4.05, as the case may be, and without further adjustment as provided in the following sentence. If such Spouse or Registered Domestic Partner is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional full year in excess of five years, but for not more than 20 years, by one-half of one percent of the retirement allowance payable to the Member prior to optional modification. If such Spouse or Registered Domestic Partner is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional full year in excess of five years by one-half of one percent of the retirement allowance payable to the Member prior to optional modification.
Notwithstanding the foregoing, the retirement allowance payable to the Member shall not be less than the retirement allowance otherwise payable without optional modification to the Member at retirement under Section 4.02, 4.03, 4.04, or 4.05, as the case may be, multiplied by the appropriate factor contained in Table 3 of Appendix A.
(2)    50% Contingent Annuity with Spouse or Registered Domestic Partner as Contingent Annuitant – If a Post-2004 Member retires from active service under Section 4.02, 4.03, 4.04, or 4.05 or a former Member terminates service and is entitled to a vested benefit under Section 4.06, the automatic joint and survivor annuity payable to said Member shall provide (A) a reduced retirement allowance or vested benefit, computed in accordance with Section 4.02, 4.03, 4.04, 4.05, or 4.06, as the case may be, payable to the Member during his life equal to his retirement allowance computed in accordance under Section 4.02, 4.03, 4.04, or 4.05 or his vested benefit computed in accordance with Section 4.06, as the case may be, multiplied by the appropriate factor contained in Table 1 of Appendix A and (B) a benefit payable after his death to the Spouse to whom he was married on his Annuity Starting Date or his Registered Domestic Partner as of his Annuity Starting Date, whichever is applicable, equal to 50% of the reduced retirement allowance or vested benefit, whichever is applicable, payable to the Member.
(ii)    Life Annuity – If a Member or former Member is not married on his Annuity Starting Date or does not have a Registered Domestic Partner on his Annuity Starting Date, the retirement allowance or vested benefit computed in accordance with Section 4.02, 4.03, 4.04, 4.05, or 4.06, as the case may be, shall be paid to the Member or former Member in the form of a lifetime benefit payable during his own lifetime with no further benefit payable to anyone after his death, unless the Member or former Member is eligible for and makes an election of an optional form of payment under Section 4.07(b).
(b)    Optional Forms of Payment
Except as otherwise provided in Appendix E or F hereto, a Member or former Member may elect, subject to the following provisions, to convert his retirement allowance into one of the optional forms of payment described below or his vested benefit into one of the optional forms of payment described in subparagraphs (i), (iii), (iv) or (v) below:
(i)    Life Annuity Option – Any Member or former Member who retires or terminates employment with the right to a retirement allowance or vested benefit may elect, in accordance with the provisions of Section 4.07(d), to provide that the retirement allowance payable to him under Section 4.02, 4.03, 4.04, or 4.05 or the vested benefit payable to him under Section 4.06 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable to anyone after his death.
(ii)    80/80 Spouse’s Annuity Option – Any Post-1999 Member or a Pre-2000 Member who retires from active service under Section 4.02, 4.03, 4.04, or 4.05, who is married on his Annuity Starting Date, may elect, in accordance with the provisions of Section 4.07(d), to convert the retirement allowance otherwise payable to him without optional modification under Section 4.02, 4.03, 4.04, or 4.05, as the case may be, into the following alternative benefit in order to provide that, after his death, a lifetime benefit shall be payable to the Spouse to whom he is married on his Annuity Starting Date or his Registered Domestic Partner on his Annuity Starting Date, whichever is applicable.
Such Member shall receive a reduced retirement allowance payable during his life equal to 80% of the retirement allowance otherwise payable without optional modification to the Member at retirement under Section 4.02, 4.03, 4.04, or 4.05, as the case may be, further adjusted, if necessary, as provided below.
The Member’s surviving Spouse or Registered Domestic Partner, as the case may be, shall receive a benefit payable after the Member’s death equal to the Member’s retirement allowance as reduced in this Section 4.07(a)(ii). If such Spouse or Registered Domestic Partner is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional full year in excess of five years, but for not more than 20 years, by one percent of the retirement allowance payable to the Member prior to optional modification. If such Spouse or Registered Domestic Partner is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional full year in excess of five years by one percent of the retirement allowance payable to the Member prior to optional modification.
Notwithstanding the foregoing, the retirement allowance payable to the Member and his surviving Spouse or Registered Domestic Partner, whichever is applicable, shall not be less than the retirement allowance that would have been payable if the Member had elected Option 1 under Section 4.07(b)(iii).
(iii)    Contingent Annuity Option – Any Member who retires from active service under Section 4.02, 4.03, 4.04, or 4.05 or, except as otherwise provided in Appendix F any Member who terminates service and is entitled to a vested benefit under Section 4.06 and has an Annuity Starting Date occurring on and after July 1, 2005, may elect, in accordance with the provisions of Section 4.07(d), to convert the retirement allowance or vested benefit otherwise payable to him without optional modification under Section 4.02, 4.03, 4.04, 4.05 or 4.06, as the case may be, into one of the following alternative options in order to provide that, after his death, a lifetime benefit shall be payable to the person who, when the option became effective, was designated by him to be his contingent annuitant. The optional benefit elected shall be the Equivalent Actuarial Value of the retirement allowance or vested benefit otherwise payable without optional modification under Section 4.02, 4.03, 4.04, 4.05 or 4.06.
Option 1    A reduced retirement allowance or vested benefit payable during the Member’s life with the provisions that after his death a benefit equal to 100% of his reduced retirement allowance or vested benefit shall be paid during the life of, and to, his surviving contingent annuitant.
Option 2    A reduced retirement allowance or vested benefit payable during the Member’s life with the provision that after his death a benefit equal to 50% of his reduced retirement allowance or vested benefit shall be paid during the life of, and to, his surviving contingent annuitant.
Option 3    With respect to a Member who has an Annuity Starting Date on or after October 1, 2007, a reduced retirement allowance or vested benefit payable during the Member’s life with the provision that after his death a benefit equal to 75% of his reduced retirement allowance or vested benefit shall be paid during the life of, and to, his surviving contingent annuitant.
(iv)    Ten Year Certain and Life Annuity – Except as otherwise provided in Appendix F, any Member who retires or terminates under Section 4.02, 4.03, 4.04, 4.05, or 4.06 may elect, in accordance with the provisions of Section 4.07(d) to convert the retirement allowance or vested benefit otherwise payable to him without optional modification under Section 4.02, 4.03, 4.04, 4.05, or 4.06, as the case may be, into a modified amount payable during his own lifetime and if the Member dies within ten years of his Annuity Starting Date, the balance of those payments shall be paid to the Beneficiary named by him when he elected the optional form of payment; provided, however, that if such Beneficiary does not survive the ten-year period, a single lump sum payment of Equivalent Actuarial Value to the remaining payments shall be paid to the estate of the last to survive of the Member and the Beneficiary. A Member may not change the Beneficiary named when he elected this optional form of payment, unless such Beneficiary predeceases the Member prior to the expiration of the ten-year period.
(v)    Single Sum Option – Except as otherwise provided in Appendix F, any Member who retires or terminates under Section 4.02, 4.03, 4.04, 4.05, or 4.06 may elect in accordance with the provisions of Section 4.07(d) to convert the PEP Formula Benefit portion of his retirement allowance or vested benefit computed under Section 4.01(c) into a lump sum amount equal to the PEP Pension Formula Lump Sum Value determined as of his Annuity Starting Date. Notwithstanding the foregoing, the amount of such single lump sum payment shall not be less than the Equivalent Actuarial Value of the PEP Formula Benefit portion of his retirement allowance determined under Section 4.02, 4.03, 4.04, or 4.05, whichever is applicable, or his vested benefit determined under Section 4.06 which is deferred to commence on the Member’s Normal Retirement Date. For purposes of the preceding sentence, (1) Equivalent Actuarial Value shall mean in the case of a lump sum benefit payable prior to the Member’s Normal Retirement Date, an amount of equivalent value to the PEP Formula Benefit which would otherwise have been provided commencing on the Member’s Normal Retirement Date and (2) Equivalent Actuarial Value shall be determined under the IRS Mortality Table and the IRS Interest Rate. Effective as of January 1, 2008, and notwithstanding any other provision hereof, the lump sum Equivalent Actuarial Value of a Member’s PEP Formula Benefit as of his Annuity Starting Date on or after January 1, 2008 shall be equal to his PEP Formula Lump Sum Value determined as of such date.
(c)    Required Notice
(i)    The Administrative Committee shall furnish to each Member or former Member a written explanation in non-technical language of the terms and conditions of the automatic forms of payment as described in Section 4.07(a) and the optional forms of payment described in Section 4.07(b). Such explanation shall include (i) a general description of the eligibility conditions for, the material features of and the relative amounts of the optional forms of payment under the Plan, (ii) any rights the Member or former Member may have to defer commencement of his retirement allowance or vested benefit, (iii) the requirement for Spousal Consent as provided in Section 4.07(d), (iv) the consequences of failing to defer receipt of his retirement allowance or vested benefit, and (v) the right of the Member or former Member, prior to his Annuity Starting Date to make and to revoke elections under Section 4.07.
(ii)    The Administrative Committee must provide the notice required by subparagraph (i) above no more than 90 days and no less than 30 days prior to the Member’s Annuity Starting Date, subject to the provisions of Section 4.07(d)(ii) or (iii).

(d)    Election of Options
(i)    A Member or former Member may, subject to the provisions of Section 4.07(b) and this Section 4.07(d), elect to receive his entire retirement allowance or vested benefit in the optional form of payment described in Section 4.07(b)(i), 4.07(b)(iii) or 4.07(b)(iv), and in the case of a Member who retires under the provisions of Section 4.02, 4.03, 4.04, or 4.05, one of the optional forms of payment described in Section 4.07(b)(iii) in lieu of the automatic forms of payment described in Section 4.07(a). Alternatively, a Member or former Member who has accrued all or a portion of his retirement allowance or vested benefit under the PEP Benefit Formula as described in Section 4.01(c) may, subject to the provision of Section 4.07(b) and this Section 4.07(d), elect to receive the PEP Formula Benefit portion of his retirement allowance or vested benefit determined under the provisions of Section 4.01(c) in the optional form of payment described in Section 4.07(b)(v) and any remaining portion of his retirement allowance or vested benefit, subject to the provision of Appendix E, in an optional form of payment pursuant to the provisions of the preceding sentence of this subparagraph (i).
A married Member’s or a married former Member’s election of a Life Annuity form of payment under Section 4.07(b)(i) or Appendix F, a Ten-Year Certain and Life Annuity under Section 4.07(b)(iv), a Single Sum Option under Section 4.07(b)(v) or Appendix F, or any optional form of payment under Section 4.07(b)(iii), which does not provide for monthly payments to his Spouse for life after the Member’s or former Member’s death in an amount equal to at least 50% but not more than 100% of the monthly amount payable under that form of payment to the Member or former Member and which is not of Equivalent Actuarial Value to the applicable Automatic Joint and Survivor Annuity described in Section 4.07(a)(i), shall be effective only with Spousal Consent; provided such Spousal Consent to the election has been received by the Administrative Committee or its delegate.
Any election made under Section 4.07(a) or Section 4.07(b) shall be made on a form approved by the Administrative Committee and may be made during the 90-day period following the date the notice described in Section 4.07(c) is furnished to the Member, except as otherwise provided in subparagraphs (ii) or (iii) below, but not prior to the date the Member or former Member is provided the notice described in Section 4.07(c). An election under this Section 4.07 shall be effective on the Member’s Annuity Starting Date; provided the appropriate form is filed with and received by the Administrative Committee or its delegate. Except as otherwise provided in subparagraph (ii) or (iii) below, any election made under Section 4.07(a) or Section 4.07(b) after having been filed, may be revoked or changed by the Member or former Member only by written notice received by the Administrative Committee or its delegate before his election becomes effective on his Annuity Starting Date and any such election may not be modified or revoked after his Annuity Starting Date. Any subsequent elections and revocations may be made at any time and from time to time during the election period ending on the Member’s or former Member’s Annuity Starting Date or election period described in subparagraph (ii) and (iii) below. A revocation shall be effective when the completed notice is received by the Administrative Committee or its delegate during such election period. An election or re-election shall be effective on the Member’s or former Member’s Annuity Starting Date. If, however, the Member or the Spouse or the contingent annuitant designated in the election dies before the election has become effective, the election shall thereby be revoked except as otherwise provided in Section 4.08.
Notwithstanding the foregoing, an election or re-election made after the Member’s or former Member’s Annuity Starting Date shall be deemed to have been made within the election period if (1) the notice described in Section 4.07(c) is provided to the Member or former Member before the Annuity Starting Date, (2) distributions commence not later than 90 days after the date such written explanation is provided to the Member or former Member, and (3) the Member’s or former Member’s election is made before the date distributions commence. A distribution shall not be deemed to violate the requirement of clause (2) of the preceding sentence merely because, due solely to reasonable administrative delay, it commences more than 90 days after the date such written explanation is provided to the Member or former Member.
(ii)    Notwithstanding the provisions of subparagraph (i) above, a Member or former Member may, after having received the notice described in paragraph (c) above, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:
(1)    the Administrative Committee clearly informs the Member or former Member that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin, and if applicable, to choose a particular optional form of payment;
(2)    the Member or former Member affirmatively elects a date for his benefits to begin, and if applicable, an optional form of payment, after receiving the notice;
(3)    the Member or former Member is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice;
(4)    payment does not commence less than seven days following the day after the notice is received by the Member or former Member; and
(5)    the Member’s or former Member’s Annuity Starting Date is after the date the notice is provided.
(iii)    Notwithstanding the foregoing provisions of this Section 4.07, in the event a Member or former Member whose Annuity Starting Date is on or after January 1, 2004 elects an Annuity Starting Date that precedes the date he is provided the notice described in paragraph (c) above (the “retroactive Annuity Starting Date”), the Member or former Member may elect to have his retirement allowance or vested benefit commence as of said retroactive Annuity Starting Date provided the following requirements are met:
(1)    the Member’s or former Member’s retroactive Annuity Starting Date is on or after the date he terminates employment with the Company and all Associated Companies;
(2)    the Member’s or former Member’s benefit must satisfy the provisions of Sections 415 and 417(e)(3) of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if payments commence within 12 months of the retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date;
(3)    a payment equal in amount to the payments that would have been received by the Member or former Member had his benefit actually commenced on his retroactive Annuity Starting Date, plus interest at the IRS Interest Rate for such retroactive Annuity Starting Date, shall be paid to the Member or former Member on his actual commencement date;

(4)    Spousal Consent to the retroactive Annuity Starting Date is required for such election to be effective unless:
(A)    the amount of the survivor benefit payable to the Spouse determined as of the retroactive Annuity Starting Date under the form elected by the Member or former Member is no less than the amount the Spouse would have received under the Automatic Qualified Joint and Survivor Annuity if the first day of the month in which payments commence were substituted for the retroactive Annuity Starting Date, or
(B)    the Member’s or former Member’s Spouse on his retroactive Annuity Starting Date is not his Spouse on the first day of the month in which payments commence and is not treated as his Spouse under a qualified domestic relations order;
(5)    with respect to a Member or former Member whose retroactive Annuity Starting Date occurs on or after January 1, 2005,
(A)    the Member or former Member, prior to his retroactive Annuity Starting Date, has submitted a request to the Company, in a form approved by the Administrative Committee, to commence Plan payments as of such date, or
(B)    due to an administrative error as determined by the Administrative Committee on a basis uniformly applicable to all members similarly situated, the Member or former Member was not provided the written explanation as described in paragraph (c) as on a timely basis;
(6)    the Member’s or former Member’s election is made within the time period prescribed by the Administrative Committee; provided, however, such period may not extend beyond 90 days following date the written explanation as described in paragraph (c) is provided to the Member or former Member; and
(7)    distributions commence no earlier than seven days or later than 90 days after the date such written explanation is provided to the Member or former Member, and the Member’s or former Member’s election is made after he is provided such written explanation and before the date distributions commence. For purposes of determining (A) the election period described in subparagraph (i) with respect to the timing of the notice and consent requirements and (B) the effective date of an election made pursuant to the provisions of this paragraph (d), the date the distribution of the benefit based on the retroactive Annuity Starting Date commences shall be substituted for the Member’s or former Member’s Annuity Starting Date. A distribution shall not be deemed to violate the requirements of this paragraph (d) merely because, due solely to reasonable administrative delay, it commences more than 90 days after the date such written explanation is provided to the Member or former Member.
(iv)    With respect to a Pre-2000 Member or a Post-1999 Member who retires under the provisions of Section 4.04 or Section 4.05, the reduction on account of the Social Security

Benefit to be made to the TPP Formula Benefit portion of his benefit determined under Section 4.01(b), if any, payable in accordance with Section 4.07(a)(i) or Section 4.07(b)(ii) or (iii) to his designated Spouse, Registered Domestic Partner or to his contingent annuitant shall not be made until the earlier of such time as the Member would have, had he survived, upon proper application first been entitled to receive said Social Security Benefit, or January 1, 2017.
(v)    If a Member or former Member dies after his Annuity Starting Date, any payment continuing on to his Spouse, Registered Domestic Partner or contingent annuitant shall be distributed at least as rapidly as under the method of distribution being used as of the Member’s date of death.
4.08    Survivor’s Benefit Applicable before Retirement
The term “Beneficiary” for purposes of this Section 4.08 shall mean any natural person, any trust established by the Member, or the Member’s estate, named by the Member by written designation to receive benefits payable under the automatic Pre-Retirement Survivor’s Benefit and under the optional Supplemental Pre-Retirement Survivor’s Benefit; provided, however, if a Member is married or has a Registered Domestic Partner, the term “Beneficiary” shall automatically mean the Member’s Spouse or Registered Domestic partner, as the case may be, and any prior designation to the contrary will be canceled, unless the married Member, with Spousal Consent, designates otherwise. An election of a non-Spouse Beneficiary by a married Member shall be effective only if accompanied by Spousal Consent and such Spousal Consent has been received by the Administrative Committee. If the Member dies without an effective designation of Beneficiary, the Member’s Beneficiary for purposes of this Section 4.08 shall automatically be the Member’s Spouse or Registered Domestic Partner, as applicable, or if the Member does not have a Spouse or Registered Domestic Partner at the time of his death, his estate. If the Member elects the additional optional protection of the Supplemental Pre-Retirement Survivor’s Benefit, the Member’s Beneficiary thereunder shall automatically be the same as the Beneficiary under the Pre-Retirement Survivor’s Benefit. The Administrative Committee shall resolve any questions arising hereunder as to the meaning of “Beneficiary” on a basis uniformly applicable to all Members similarly situated.
(a)    Automatic Vested Spouse’s Benefit
(i)    Automatic Vested Spouse’s Benefit attributable the portion of the Member’s benefit determined under Section 4.01(b) or under a Former Plan formula applicable before termination of employment – The surviving Spouse or Registered Domestic Partner of a Member, including a Member who is granted a Qualified Military Leave and dies on or after January 1, 2007, in the performance of Qualified Military Service (as defined in Section 2.01(e)(i)), who has completed five years (with respect to a Member who completes an “Hour of Service” as defined in Section 2.01(c) on or after January 1, 2008, 3 years) of Eligibility Service but who has not yet met the age and service eligibility requirements for an early retirement allowance as set forth in Section 4.04(a) or 4.05(a) shall automatically receive a benefit payable under the provisions of this Section 4.08(a)(i) in the event said Member should die after the effective date of coverage hereunder and while accruing Eligibility Service in accordance with Section 2.01. The benefit payable to the Member’s Spouse or Registered Domestic Partner, as applicable, under the provisions of this Section 4.08(a)(i) shall be equal to 50% of the TPP Formula Benefit portion of the Member’s vested benefit determined under Section 4.01(b) and, if applicable, subject to the provisions of Appendix E, any portion of his retirement allowance determined under a Former Plan formula the Member would have received if he had incurred a Severance Date on his date of death, survived to Normal Retirement Date, and, on the day before he would have reached Normal Retirement Date had elected to begin receiving such vested benefit in the form of the Automatic Joint and Survivor Annuity under

Section 4.07(a)(i)(2) and adjusted for payment commencing prior to what would have been the Member’s Normal Retirement Date as described below.
Such benefit shall be payable for the life of the Spouse commencing on what would have been the Member’s Normal Retirement Date. However, the Member’s Spouse may elect, by written application filed with the Administrative Committee, to have payments begin as of the first day of any calendar month on or after the date the former Member would have reached the 55th anniversary of his birth; provided, however, if the Member dies after having reached the 55th anniversary of his birth, the Member’s Spouse may elect to have payments begin under this portion of his Automatic Vested Spouse’s Benefit as of the first day of any month following the Member’s death. If such benefit is payable to the Member’s Registered Domestic Partner, such benefit shall be payable for the life of the Registered Domestic Partner commencing as of the first day of the month coincident with or next following the date on which the Administrative Committee is officially notified of the Member’s death, but only after written application is made to commence such payment, provided, however such payment shall not commence later than one year following the Member’s date of death.
If the Member’s Spouse or Registered Domestic Partner elects to commence payment of this portion of his Automatic Vested Spouse’s Benefit prior to what would have been the Member’s Normal Retirement Date, the amount of such benefit payable to the Spouse or Registered Domestic Partner shall be based on the reduced portion of his vested benefit determined under Section 4.01(b) and, if applicable, the reduced portion of his vested benefit determined under a Former Plan’s formula, subject to the provisions of Appendix E, to which the Member would have been entitled, had the Member elected to have payments commence to himself on such earlier date in accordance with the provisions of Section 4.06(b). In the event such commencement date is prior to the 55th anniversary of the Member’s birth, the benefit payment to the Registered Domestic Partner shall be of Equivalent Actuarial Value to the benefit otherwise payable hereunder to the Registered Domestic Partner Beneficiary on the date the Member would have attained age 55.
Coverage hereunder shall be applicable to a Member in active service with the Company or an Associated Company who has a Spouse or Registered Domestic Partner, as applicable and who has satisfied the eligibility requirements for a vested benefit under Section 4.06 and shall become effective on the date the Member marries or attains a Registered Domestic Partner and shall cease on the earlier of (1) the date such active Member satisfies the age and service requirement for an early retirement allowance under Section 4.04 or 4.05, (2) the date such active Member reaches the 65th anniversary of his birth, (3) the date such active Member’s marriage is legally dissolved by a divorce decree, (4) the date such active Member’s relationship with his Registered Domestic Partner is terminated and such Member files a Termination of Domestic Relationship form with the Company, or (5) the date such active Member’s Spouse or Registered Domestic Partner dies. Coverage under Section 4.08(b)(i) shall commence on the date a Member in active service meets the age and service requirements for an early retirement allowance as set forth in Section 4.04(a) and 4.05(a) or (2) the 65th anniversary of his birth.
(ii)    Automatic Vested Spouse’s Benefit attributable to the portion of the Member’s benefit determined under Section 4.01(b) or, if applicable, under a Former Plan’s formula upon termination of employment – In the case of a former Member who is married or has a Registered Domestic Partner and is entitled to a vested benefit under Section 4.06, the provisions of this Section 4.08(a)(ii) shall apply to the period between (1) his Severance Date or the date, if later, the former Member is married or has a Registered Domestic Partner and (2) his Annuity Starting Date or other cessation of coverage as later specified in this Section 4.08(a)(ii).

In the event of the death of (i) a married former Member, or (ii) a former Member who has a Registered Domestic Partner, during any period in which these provisions have not been waived or revoked by the former Member and, if applicable, his Spouse, the benefit payable to the former Member’s Spouse or Registered Domestic Partner, as applicable, under the provisions of this Section 4.08(a)(ii) prior to any adjustments as set forth below, shall be equal to 50% of the TPP Formula Benefit portion of the vested benefit determined under Section 4.01(b) and, if applicable, the portion of his vested benefit determined under a Former Plan’s formula, subject to Appendix E, the former Member would have received commencing on his Normal Retirement Date if he had elected to receive such benefit in the form of the Automatic Joint and Survivor Annuity under Section 4.07(a)(i)(2) and adjusted for payment commencing prior to what would have been the former Member’s Normal Retirement Date as described below.
This benefit shall be payable for the life of the Spouse commencing on what would have been the former Member’s Normal Retirement Date. However, the former Member’s Spouse may elect, by written application filed with the Administrative Committee, to have payments begin as of the first day of any calendar month on or after the date the former Member would have reached the 55th anniversary of his birth. If such benefit is payable to the former Member’s Registered Domestic Partner, this benefit shall be payable for the life of the Registered Domestic Partner commencing as of the first day of the month coincident with or next following the date on which the Administrative Committee is officially notified of the former Member’s death, but only after written application is made to commence such payment, provided, however such payment shall not commence later than one year following the former Member’s date of death. If the former Member’s Spouse or Registered Domestic Partner elects to commence payment of this Automatic Vested Spouse’s Benefit prior to what would have been the former Member’s Normal Retirement Date, the amount of such benefit payable to the Spouse or Registered Domestic Partner shall be based on the reduced portion of his vested benefit determined under Section 4.01(b) and, if applicable, the portion of his reduced vested benefit determined under a Former Plan’s formula, subject to the provisions of Appendix E, to which the former Member would have been entitled, had the former Member elected to have payments commence to himself on such earlier date in accordance with the provisions of Section 4.06(b). In the event such commencement date is prior to the 55th anniversary of the former Member’s birth, the benefit payment to the Registered Domestic Partner shall be of Equivalent Actuarial Value to the benefit otherwise payable hereunder to the Registered Domestic Partner Beneficiary on the date the former Member would have attained age 55.
The portion of the vested benefit determined under Sections 4.01(b) and, if applicable, under the provisions of a Former Plan’s Formula, payable to a former Member whose Spouse is covered under this Section 4.08(a)(ii) or, if applicable, the benefit payable to his Spouse or his Registered Domestic Partner, as applicable, upon his death shall be reduced by the applicable percentages shown below, subject to the provisions of Appendix E. Such reduction shall commence on and after the first of the month coincident with or following the effective date of coverage hereunder and cease when coverage ceases; provided, however, no reduction shall be made with respect to any period before the later of (1) the date the Administrative Committee furnishes the Member the notice of his right to waive the Automatic Vested Spouse’s Benefit or (2) the commencement of the election period specified below.

ANNUAL REDUCTION FOR SPOUSE’S COVERAGE AFTER TERMINATION OF EMPLOYMENT
Age	Annual Reduction
Less than 40	1/10 of 1%
40 but prior to 50	2/10 of 1%
50 but prior to 55	3/10 of 1%
55 but prior to 60	5/10 of 1%
60 but less than 65	1%
The Administrative Committee shall furnish to each former Member a written explanation which describes (1) the terms and conditions of the Automatic Vested Spouse’s Benefit, (2) the former Member’s right to make, and the effect of, an election to waive the Automatic Vested Spouse’s Benefit provided under this Section 4.08(a)(ii), (3) the rights of the former Member’s Spouse or Registered Domestic Partner, and (4) the right to make, and the effect of, a revocation of such a waiver. Such written explanation shall be furnished to each former Member before the first anniversary of the date he incurs a Severance Date and shall be furnished to such former Member even though he is not married.
The period during which the former Member may make an election to waive the Automatic Vested Spouse’s Benefit provided under this Section 4.08(a)(ii) shall begin not later than his Severance Date and end on his Annuity Starting Date or, if earlier, his date of death. Any waiver, revocation or re-election of the Automatic Vested Spouse’s Benefit shall be made on a form provided by the Administrative Committee and any waiver or revocation shall require Spousal Consent. If, upon termination of employment, the former Member waives coverage hereunder in accordance with administrative procedures established by the Administrative Committee for all Members similarly situated, such waiver shall be effective as of the Member’s Severance Date. Any later re-election or revocation shall be effective on the first day of the month coincident with or next following the date the completed form is received by the Administrative Committee. If a former Member dies during the period after a waiver or revocation is in effect there shall be no benefits payable under the provisions of this Section 4.07.
Except as described above in the event of a waiver or revocation, coverage under this Section 4.08(a)(ii) shall cease to be effective upon a former Member’s Annuity Starting Date, or upon the date a former Member’s marriage is legally dissolved by a divorce decree, or upon termination of the Domestic Partner relationship and the filing of a Termination of Domestic Relationship form with the Company, or upon the death of the Spouse or Registered Domestic Partner, whichever event shall first occur.
(iii)    Automatic Vested Spouse Benefit attributable to the portion of the Member’s benefit determined under Section 4.01(c) applicable before and after termination of employment – The surviving Spouse or Registered Domestic Partner, as applicable of a (1) Member who has completed five years (with respect to a Member who completes an “Hour of Service” as defined in Section 2.01(c) on or after January 1, 2008, three years) of Eligibility Service but who has not met the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a) or (2) a former Member entitled to a vested benefit under Section 4.06, shall automatically receive a benefit payable under the provisions of this Section 4.08(a)(iii) with respect to the PEP Formula Benefit portion of his vested benefit determined under Section 4.01(c) in the event said Member should die after the effective date of coverage hereunder and prior to his Annuity Starting Date. The benefit payable to the Member’s surviving Spouse under the provisions of this Section 4.08(a)(iii) shall be equal to an amount payable as a single life annuity over the Spouse’s life that is Equivalent Actuarial Value to the Member’s PEP Formula Lump Sum Value determined under Section 4.01(c). In the event the Automatic Vested Spouse Benefit is payable to a Member’s Registered Domestic Partner, the PEP Formula Benefit portion benefit payable to such Registered Domestic Partner under the provisions of this Section 4.08(b)(iii) shall be an amount, payable as a single lump sum, equal to the Member’s PEP Formula Lump Sum Value determined as of the Registered Domestic Partner’s Annuity Starting Date. Payment of such benefit to a Registered Domestic Partner shall be made as soon as practicable following the Member’s date of death, and in no event later than one year after the Member’s date of death.
The Member’s surviving Spouse may elect to receive the benefit payable under this Section 4.08(a)(iii) in the form of an annuity for the life of the Spouse or convert said amount into a single lump sum payment, to be paid or commence as of the first day of any month following the Member’s date of death and not later than what would have been the Member’s Normal Retirement Date. If the Spouse does not make an election regarding the form or timing of payments in accordance with this Section 4.08(a)(iii) on or prior to the Member’s Normal Retirement Date, payment shall be made as an annuity for the life of the Spouse commencing on what would have been the Member’s Normal Retirement Date.
The Member’s PEP Formula Lump Sum Value shall continue to be credited with interest in the manner described in Section 4.01(c) until the Spouse’s or Registered Domestic Partner’s Annuity Starting Date. An annuity benefit payable under this Section 4.08(a)(iii) shall be of Equivalent Actuarial Value to the PEP Formula Lump Sum Value determined as of the Spouse’s or Registered Domestic Partner’s Annuity Starting Date. The lump sum amount payable under this Section 4.08(a)(iii) shall be equal to the Member’s PEP Formula Lump Sum Value as determined as of the Spouse’s Annuity Starting Date; provided, however, the amount of such single lump sum payment shall not be less than the Equivalent Actuarial Value of the annuity benefit payable to the Spouse as determined under this Section 4.08(a)(iii). For purposes of the preceding sentence, Equivalent Actuarial value shall be determined under the IRS Mortality Table and the IRS Interest Rate.
In no event shall a single lump sum payment be made under this Section 4.08(a)(iii) following the date payments under Section 4.08(a) have commenced as an annuity. Notwithstanding the foregoing, the lump sum equivalent actuarial value of the PEP Formula portion of any Vested Spouse’s Benefit payable to the Spouse (or Registered Domestic Partner) of a Member or a former Member as of any commencement date on or after January 1, 2008, shall be equal to the Member’s or former Member’s PEP Formula Lump Sum Value, determined as if the Member or former Member had survived to such date and such date were such Member’s or former Member’s Annuity Starting Date.
(b)    Automatic Pre-Retirement Survivor’s Benefit
(i)    Automatic Pre-Retirement Survivor’s Benefit attributable to the TPP Formula Benefit portion of a Member’s retirement allowance determined under Section 4.01(b) or, if applicable, the portion of his retirement allowance determined under the provisions of a Former Plan’s formula before a Member retires under the provisions of Section 4.02, 4.03, 4.04, or 4.05 – The Beneficiary of a Member who has reached the 65th anniversary of his birth or who has satisfied the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a), shall automatically receive a Pre-Retirement Survivor’s benefit payable under the provisions of this Section 4.08(b)(i) in the event said Member should die before he retires under the provisions of Section 4.02, 4.03, 4.04, or 4.05 or reaches his Annuity Starting Date pursuant to the provisions of Section 4.03(d), if earlier. The benefit payable during the life of, and to, the Beneficiary shall be equal to one-half of the portion of the Member’s Accrued Benefit determined under Section 4.01(b) and, if applicable, under the provisions of a Former Plan’s formula, subject to Appendix E, without optional modification in accordance with the provisions of Section 4.07, accrued to the date of his death, adjusted to take into account the Member’s Social Security Benefit. The Social Security Benefit with respect to a Post-1999 Member or a Pre-2000 Member shall be determined on the assumption that such Post-1999 Member or Pre-2000 Member had no earnings after his date of death and, if his death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be reduced by one-half of one percent for each full year the Beneficiary is more than five years younger.
Coverage hereunder shall be effective on the date the Member satisfies the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a) or, if earlier, the date he attains age 65. In the case of a married Member or a Member who has a Registered Domestic Partner, coverage under Section 4.08(a)(i) shall cease on the date coverage under this Section 4.08(b)(i) is effective as set forth in the preceding sentence.
(ii)    Automatic Pre-Retirement Survivor’s Benefit attributable to portion of Member’s retirement allowance determined under Section 4.01(b) and, if applicable, under the provisions of a Former Plan’s formula, between Early or Special Early Retirement Date and the Member’s Annuity Starting Date - In the case of a Member retired early under Section 4.04 or Section 4.05 of the Plan with the payment of the TPP Formula Benefit portion of his early retirement allowance determined under Section 4.01(b) and, if applicable, the portion of his retirement allowance, determined under a Former Plan’s formula, deferred to commence at a date later than his Early Retirement Date, the provisions of this Section 4.08(b)(ii) shall apply to the period between his Early Retirement Date and his Annuity Starting Date. The Member shall, at his Early Retirement Date, complete such forms as are required under this Section 4.08(b)(ii) and coverage hereunder shall be effective as of his Early Retirement Date.
In the event of the Member’s death during the period in which these provisions are in effect, the benefit payable during the life of, and to, the Beneficiary shall be equal to one-half of the portion of the Member’s Accrued Benefit determined under Section 4.01(b) and, if applicable, under the provisions of a Former Plan’s formula, subject to Appendix E, without optional modification in accordance with the provisions of Section 4.07, accrued to his Early Retirement Date, adjusted to take into account the Member’s Social Security Benefit. If the Member’s death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be reduced by one-half of one percent for each full year the Beneficiary is more than five years younger than the Member.
The automatic Pre-Retirement Survivor’s Benefit determined under Sections 4.08(b)(i) and (ii) shall be payable for the life of the Beneficiary commencing on what would have been the Member’s Normal Retirement Date or date of death, if later. However, if a Member dies prior to his Normal Retirement Date, the Beneficiary may elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any calendar month coincident with or next following the Member’s date of death. If the Beneficiary elects to commence payment of the automatic Pre-Retirement Survivor’s Benefit prior to what would have been the Member’s Normal Retirement Date, the amount of such benefit shall be determined in accordance with Sections 4.08(b)(i) and (ii) above, as applicable, and without reduction for such early commencement.
Notwithstanding the foregoing, in the event the Member’s Beneficiary is someone other than his Spouse, payment of the automatic Pre-Retirement Survivor’s Benefit shall commence within one year of the Member’s date of death and in the event such commencement date is prior to the 55th anniversary of the Member’s birth, the benefit payment to the Beneficiary shall be of Equivalent Actuarial Value to the benefit otherwise payable hereunder to the Beneficiary on the date the Member would have attained age 55.
(iii)    Automatic Pre-Retirement Survivor Benefit attributable to the portion of a Member’s Retirement Allowance determined under Section 4.01(c) – The Beneficiary of (1) a Member who has reached the 65th anniversary of his birth or who has satisfied the age and service eligibility requirements for any early retirement allowance under Section 4.04(a) or 4.05(a) or (2) a Member who has retired early under Section 4.04 or 4.05 of the Plan with the payment of his early retirement allowance deferred to commence at a later date than his Early Retirement Date, shall automatically receive a Pre-Retirement Survivor Benefit payable under the provisions of this Section 4.08(b)(iii) with respect to the PEP Formula Benefit portion of his retirement allowance determined under Section 4.01(c) in the event said Member should die after the effective date of coverage hereunder and prior to his Annuity Starting Date.
If the Member’s Beneficiary is his surviving Spouse (or Registered Domestic Partner) the Spouse (or Registered Domestic Partner) may elect to receive the PEP Formula Benefit portion of the Pre-Retirement Survivor Benefit in the form an annuity for the life of the Spouse (or Registered Domestic Partner) or to convert said amount into a single lump sum payment to be paid or commence as of the first day of any month following the Member’s date of death. If the Member’s Beneficiary is his surviving Spouse, payments may not begin later than what would have been the Member’s Normal Retirement Date. If the Spouse does not make an election regarding the timing and form of payments in accordance with this Section 4.08(b)(iii) on or prior to the Member’s Normal Retirement Date, payment of said amount shall be made as an annuity for the life of the Spouse commencing on the Member’s Normal Retirement Date. If Member’s Beneficiary is his Registered Domestic Partner, payment must begin not later than one year following the Member’s date of death and if the Registered Domestic Partner does not make an election regarding the form of payments in accordance with this Section 4.08(b)(iii), payment of said amount shall be made as an annuity for the life of the Registered Domestic Partner. The annuity benefit payable to the Spouse (or Registered Domestic Partner) under this Section 4.08(b)(iii) shall be of Equivalent Actuarial Value to the PEP Formula Lump Sum Value as of the Spouse’s (or Registered Domestic Partner’s) Annuity Starting Date. The Member’s PEP Formula Lump Sum Value shall continue to be credited with interest in the manner described in Section 4.01(c) until the Spouse’s (or Registered Domestic Partner’s) Annuity Starting Date. A single payment payable under the provisions of this Section 4.08(b)(iii) shall be equal to the Member’s PEP Formula Lump Sum Value determined as of the Spouse’s (or Registered Domestic Partner’s) Annuity Starting Date; provided, however, the amount of any single lump sum payment under the provisions of this Section 4.08(b)(iii) shall not be less than the Equivalent Actuarial Value of the Spouse’s (or Registered Domestic Partner’s) annuity benefit as determined under this Section 4.08(b)(iii). For purposes of the preceding sentence, Equivalent Actuarial Value shall be determined under the IRS Mortality Table and the IRS Interest Rate.
In the event the Member’s Beneficiary is other than his Spouse, the PEP Formula Benefit portion benefit payable to such Beneficiary under the provisions of this Section 4.08(b)(iii) shall be an amount, payable as a single lump sum, equal to the Member’s PEP Formula Lump Sum

Value determined as of the Beneficiary’s Annuity Starting Date. Payment of such benefit shall be made as soon as practicable following the Member’s date of death, and in no event later than one year after the Member’s date of death.
Notwithstanding the foregoing, the lump sum equivalent actuarial value of the PEP Formula Benefit portion of the benefit payable to a Spouse, Registered Domestic Partner or Beneficiary under the provisions of this Section 4.08(b)(iii) as of any commencement date on or after January 1, 2008, shall be equal to the Member’s PEP Formula Lump Sum Value, determined as if the Member had survived to such date and such date were such Member’s Annuity Starting Date.
(c)    Optional Supplemental Pre-Retirement Survivor’s Benefit
(i)    Optional Supplemental Pre-Retirement Survivor’s Benefit applicable before a Member retires under the provisions of Section 4.01, Section 4.02, Section 4.03 or Section 4.04 - A Member, who has reached the 65th anniversary of his birth or who has satisfied the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a), may elect to receive a reduced retirement allowance upon his retirement in order to provide that, if he should die after his election becomes effective but before he retires under the provisions of Section 4.02, 4.03, 4.04, or 4.05 or reaches his Annuity Starting Date pursuant to the provisions of Section 4.03(d), a benefit shall be paid to the Beneficiary designated by him in accordance with the following terms and conditions.
The Member may elect to reduce the TPP Formula Benefit portion of his retirement allowance determined under Section 4.01(b) and, if applicable, the portion of his retirement allowance determined under a Former Plan’s formula, subject to Appendix E, to which he would otherwise be entitled at retirement under Section 4.02, 4.03, 4.04, or 4.05 by one-half of one percent per year for each year between the first day of the month following the date on which the election becomes effective and the earlier of the Member’s Early Retirement Date, Annuity Starting Date, or the date the election is revoked as provided in Section 4.08(i).
If the Member makes such an election and dies before he retires under the provisions of Section 4.02, 4.03, 4.04, or 4.05, the benefit payable during the life of, and to, his Beneficiary shall be equal to 25% of the TPP Formula Benefit portion of the Member’s Accrued Benefit determined under Section 4.01(b) (and, if applicable, the portion of his retirement allowance determined under a Former Plan’s formula, subject to Appendix E) without optional modification in accordance with the provisions of Section 4.07, accrued to the date of his death adjusted (1) to take into account the Member’s Social Security Benefit and (2) as provided below. The Social Security Benefit with respect to a Post-1999 Member or a Pre-2000 Member shall be determined on the assumption that the Member had no earnings after his date of death and, if his death occurs prior to the time such Post-1999 Member or Pre-2000 Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. The benefit payable to the Beneficiary shall be reduced by one-half of one percent per year for each year between the first day of the month following the date the Member satisfies the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a) or, if earlier, his Normal Retirement Date and the date of the Member’s death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be further reduced by one-half of one percent for each full year the Beneficiary is more than five years younger.
If the Member makes an election under this Section 4.08(c)(i) at or prior to the time he is first eligible to do so, it shall become effective on the date the Member satisfies the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a) or, if earlier, the date he attains age 65. A Member will be deemed to have waived coverage under this Section 4.08(c)(i) if he does not file the appropriate forms with the Administrative Committee when first eligible to do so. If the Member does not make such election until after he is first eligible to do so, it shall become effective one year after the first day of the calendar month coincident with or next following (1) the date the notice is received by the Administrative Committee or (2) the date specified in such notice, if later.
(ii)    Optional Supplemental Pre-Retirement Survivor’s Benefit applicable between Early or Special Early Retirement Date and the Member’s Annuity Starting Date - In the case of a Member retired early under the provisions of Section 4.04 or Section 4.05 of the Plan with the payment of the early retirement allowance deferred to commence at a date later than his Early Retirement Date, the provisions of this Section 4.08(c)(ii) shall apply to the period between his Early Retirement Date and his Annuity Starting Date.
The Member may elect to reduce the TPP Formula Benefit portion of his early retirement allowance determined under Section 4.01(b) (and, if applicable, the portion of his retirement allowance determined under a Former Plan’s formula, subject to Appendix E) to which he would otherwise be entitled under Section 4.03 or Section 4.04 by one-half of one percent per year for each year between his Early Retirement Date and the earlier of the date the election is revoked pursuant to Section 4.08(i) or his Annuity Starting Date.
If the Member makes such an election and dies during the period the election is in effect, the benefit payable during the life of, and to, his Beneficiary shall be equal to 25% of the Member’s Accrued Benefit determined under Section 4.01(b) (and, if applicable, the portion of his retirement allowance determined under a Former Plan’s formula, subject to Appendix E) without optional modification in accordance with the provisions of Section 4.06, accrued to his Early Retirement Date adjusted (1) to take into account the Member’s Social Security Benefit and (2) as provided below. If the Member’s death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. The benefit payable to the Beneficiary shall be reduced by one-half of one percent per year for each year between the date on which the election became effective and the date of the Member’s death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be further reduced by one-half of one percent for each full year the Beneficiary is more than five years younger.
The Member shall, at his Early Retirement Date, complete such forms as are required under this Section 4.08(c)(ii) and, if he so elects, coverage hereunder shall be effective as of his Early Retirement Date. A Member will be deemed to have waived coverage under this Section 4.08(c)(ii) if he does not file the appropriate forms with the Administrative Committee at his Early Retirement Date. If the Member subsequently makes an election hereunder, it shall become effective one year after the first day of the calendar month coincident with or next following (i) the date the notice is received by the Administrative Committee or (ii) the date specified in such notice, if later.
The optional Supplemental Pre-Retirement Survivor’s Benefit shall be payable for the life of the Beneficiary commencing on what would have been the Member’s Normal Retirement Date or date of death, if later. However, if a Member dies prior to his Normal Retirement Date, the Beneficiary may elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any calendar month coincident with or next following the Member’s date of death and prior to what would have been the Member’s Normal Retirement

Date; provided, however, payment of the optional Supplemental Pre-Retirement Survivor’s Benefit must commence on the date payment of the automatic Pre-Retirement Survivor’s Benefit payable under Section 4.08(b)(i) or (ii) commences. If the Beneficiary elects to commence payment of the optional Supplemental Pre-Retirement Survivor’s Benefit prior to what would have been the Member’s Normal Retirement Date, the amount of such benefit shall be determined in accordance with Section 4.08(c)(i) and (ii) above, as applicable, and without reduction for such early commencement.
Notwithstanding the foregoing, in the event the Member’s Beneficiary is someone other than his Spouse, payment of the optional Supplemental Pre-Retirement Survivor’s Benefit shall commence as soon as practicable following the Member’s date of death but in no event later than one year after the Member’s date of death.
(d)    Notwithstanding any provision of Section 4.08(b) or Section 4.08(c) to the contrary, in no event shall the sum of the automatic Pre-Retirement Survivor’s Benefit payable under the provisions of Section 4.08(b) and the optional Supplemental Pre-Retirement Survivor’s Benefit payable under the provisions of Section 4.08(c) to a Beneficiary who is the Spouse of a Member, be less than the amount of benefit the Spouse would have received if the retirement allowance to which the Member was entitled at his date of death (i) had commenced on the date the Spouse elects to have payment under such Pre-Retirement Survivor’s Benefit commence, (ii) in the form of an Automatic Joint and Survivor Annuity under Section 4.07(a)(i)(1), and (iii) the Member had died immediately thereafter. However, in lieu of the Automatic Joint and Survivor Annuity referred to in the preceding sentence, the 80/80 Spouse’s Annuity Option described in Section 4.07(b)(ii) or the Contingent Annuity Option described in Section 4.07(b)(iii) if the Member’s Spouse is the named contingent annuitant shall be used to compute the amount payable to the Spouse if, within the 90-day period prior to his Annuity Starting Date, the Member had elected such optional form of payment.
(e)    Benefits payable to an estate or trust
If a Member’s Beneficiary under this Section 4.08 is his estate or a trust, the benefits otherwise payable under Section 4.08(b)(i), Section 4.08(b)(ii), and if elected under Section 4.08(c), shall be commuted into a single lump sum amount, which amount shall be determined by multiplying the benefits otherwise payable by the appropriate factor in Tables 4 or 5 of Appendix A and calculated by assuming the Beneficiary had been a person of the same age as the Member at the Member’s date of death. In no event shall the amount of the lump sum be less than the amount required by applicable law. The payment of such single lump sum amount and any lump sum amount payable under the provisions of Section 4.08(c)(iii) shall represent the full and total payment of all benefits due under the Plan. The Administrative Committee shall resolve any questions arising hereunder on a basis uniformly applicable to all Members similarly situated.
(f)    If the Member’s Beneficiary dies during the period coverage is effective under Section 4.08(b) and Section 4.08(c), the Beneficiary designation shall thereby be canceled. However, coverage under Section 4.08(b) and, if elected, under Section 4.08(c) shall nevertheless continue in full effect. The Member’s Beneficiary thereafter shall be in accordance with his subsequent designation of a new Beneficiary or in accordance with the term “Beneficiary” as defined herein.
If the Member has designated by written election (i) his Spouse as his Beneficiary and the Member’s marriage to said Spouse is legally dissolved by a divorce decree, or (ii) his Registered Domestic partner as his Beneficiary and the Domestic partnership is terminated and the Member has filed a Termination of Domestic Relationship form with the Company, the Beneficiary designation under Sections 4.08(b) and 4.08(c) shall remain in effect until a subsequent Beneficiary designation is submitted by the Member to the Administrative Committee or until the Member remarries or has another Registered

Domestic Partner. Upon the Member’s remarriage, the Member’s Beneficiary shall, subject to the provisions of applicable law, automatically be his new Spouse, unless the Member designates a different Beneficiary, subject to Spousal Consent. Upon the Member’s designation and registration with the Company of a new Registered Domestic Partner, the Member’s Beneficiary shall automatically be his new Registered Domestic Partner unless the Member designates a different Beneficiary. Coverage under Section 4.08(b) and, if elected, under Section 4.08(c) shall continue in full effect.
A Member may change his Beneficiary designation at any time after receiving the written explanation described in Section 4.08(g), subject to Spousal Consent. Any such change shall become effective on the first day of the calendar month coincident with or next following the (i) date the notice of change is received by the Administrative Committee or (ii) the date specified in such notice, if later, and the original designation shall remain in effect until such date.
(g)    The Administrative Committee shall furnish to each Member a written explanation in non-technical language which describes (i) the terms and conditions of the automatic Pre-Retirement Survivor’s Benefit and the optional Supplemental Pre-Retirement Survivor’s Benefit, (ii) the Member’s right to make an election to designate a Beneficiary other than his Spouse or his Registered Domestic Partner, as applicable, and the effect of such election, (iii) the right to revoke, prior to the Annuity Starting Date, such designation and the effect of such revocation, and (iv) the rights of the Member’s Spouse and Registered Domestic Partner, as applicable, if any. The Administrative Committee shall furnish this written explanation to each Member during the period beginning one year prior to the earlier of (i) the date the Member satisfies the age and service eligibility requirements for an early retirement allowance under Section 4.04(a) or 4.05(a) or (ii) the Member’s Normal Retirement Date, and ending within one year after such date.
(h)    A Member may revoke an election made under Section 4.08(c) at any time prior to his Annuity Starting Date. There shall be no further reduction to the Member’s retirement allowance for any period during which an election under Section 4.08(c) is not in effect. The Member may make a new election at any time thereafter and any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the (i) date the notice is received by the Administrative Committee or (ii) date specified in such notice, if later. If the Member dies prior to the time an election under Section 4.08(a)(iii) or Section 4.08(c) becomes effective, the election shall thereby be canceled.
Any designation of a Beneficiary and any election made pursuant to the provisions of this Section 4.08 (including any waiver or revocation of either of them) shall be made (i) on a form approved by and filed with the Administrative Committee and (ii) in accordance with the term “Beneficiary” as defined in this Section 4.08.
(i)    If a retired Member or a former Member is reemployed before or after his Normal Retirement Date, his rights with respect to this Section 4.08 shall be determined in accordance with Section 4.12(b).
4.09    Maximum Benefits
(a)    The provisions of Section 415(b) of the Code are incorporated into the Plan by reference. The following provisions of this Section reflecting the increased limitations of Section 415(b) of the Code effective on and after January 1, 2002, shall apply to all current and former Members (with benefits limited by Section 415(b) of the Code) who have an Accrued Benefit under the Plan immediately prior to January 1, 2002, (other than an Accrued Benefit resulting from a benefit increase solely as a result of the increases in limitations under Section 415(b)); provided such increase will not apply to a former Member if such increase will result in a duplication of benefits payable from the Plan and any other qualified or nonqualified plan sponsored by the Company or Associated Company.
(b)    Notwithstanding any other provision of the Plan, the annual benefit to which a Member is entitled under the Plan shall not, in any Limitation Year, which shall be the Plan Year, be in an amount which would exceed the applicable limitations under Section 415 of the Code and regulations thereof. If the benefit payable under the Plan would (but for this Section) exceed the limitations of Section 415 of the Code by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Section 415(f) of the Code, the benefit under this Plan shall be reduced only after all reductions have been made under such other plan.
(c)    Except as otherwise provided in an Appendix hereto, as of January 1 of each calendar year, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of retirement allowance payable under the Plan during the calendar year, including any retirement allowance payable to Members who retired prior to that calendar year, in lieu of the dollar amount applicable in prior years. Such recomputed retirement allowance shall be payable to a retired Member on and after said date, but only if the Administrative Committee finds that doing so will not result in the duplication of benefits payable from this Plan and any other qualified or nonqualified plan sponsored by the Company.
(d)    The benefit payable to a Member’s Spouse under a qualified joint and survivor annuity or under a qualified preretirement survivor annuity shall be subject to the dollar limitation which would apply if the benefits were payable to the Member in the form of a life annuity. The amount of the benefit payable to the Spouse, and which is subject to the preceding sentence, shall be computed from the Member’s Accrued Benefit and the Member’s actual or deemed benefit election, under Section 4.07 and 4.08, before application of this Section 4.09.
(e)    The term “compensation” for purposes of applying the applicable limitations of Section 415 of the Code with respect to any Member means Statutory Compensation.
(f)    Effective as of January 1, 1995, and notwithstanding the preceding provisions of this Section 4.08, the maximum annual retirement allowance payable to a Member who has a Freeze Date enumerated below shall be equal to his Old Law Benefit. A Member’s “Old Law Benefit” at any date is the maximum benefit he would be entitled to receive at such date, determined without regard to any changes in terms and conditions of the Plan after December 8, 1994, without regard to any benefits that accrue under the Plan after his Freeze Date, and without regard to any cost of living changes that become effective after his Freeze Date. The Freeze Date of a Member whose retirement allowance commences on or after January 1, 1995, and before January 1, 1996, shall be December 31, 1995.
(g)    Notwithstanding the preceding paragraphs of this Section, in no event shall a Member’s annual retirement allowance or vested benefit payable under this Plan be less than:
(i)    the allowance or benefit which the Member had accrued under the Plan as of the end of the Plan Year beginning in 1982; provided, however, that in determining that benefit no changes in the terms and conditions of the Plan on or after July 1, 1982, shall be taken into account, or
(ii)    the allowance or benefit which the Member had accrued under the Plan as of the end of the Plan Year beginning in 1986; provided, however, that in determining that benefit no changes in the terms and conditions of the Plan after May 5, 1986, shall be taken into account.

4.10    No Duplication
Except as otherwise provided in the Plan or in an Appendix hereto, there shall be deducted from any retirement allowance or vested benefit payable under this Plan under rules uniformly applicable to all Members similarly situated the part of any pension or comparable benefit, including any single lump sum payment, provided by employer contributions which the Company, any Participating Unit, (including any former Participating Unit divested by ITT), any Associated Company or any affiliate of the Company is obligated to pay or has paid to or under any defined benefit plan or other agreement which provides for benefits comparable to those benefits paid under a defined benefit plan with respect to any service which is Benefit Service for purposes of computation of benefits under this Plan; provided, however, that in the case the terms of a nonqualified plan provide for the duplication of any service with the Plan, this Section 4.10 will not apply.
4.11    Payment of Benefits
(a)    Unless otherwise provided below, or under Section 4.08 or an Appendix hereto, the automatic form of benefit described in Section 4.07(a), an optional benefit described in Section 4.07(b)(i), (ii), (iii), or (iv) elected pursuant to Section 4.07, the survivor’s benefits available under Section 4.08, or the provisions of Section 4.11(e), all retirement allowances, vested benefits or other benefits payable under the Plan will be paid in monthly installments as of the end of each month beginning with (i) the month in which a Member who has incurred a Severance Date reaches his Normal Retirement Date, (ii) the month in which a Member has reached his Postponed Retirement Date, (iii) the month in which a Member who has incurred a Severance Date has, upon proper application, requested commencement of his vested benefit or early retirement allowance, or (iv) the month in which benefits under an optional benefit under Section 4.07 or the survivor’s benefits under Section 4.08 become payable, whichever is applicable. Anything to the contrary notwithstanding, payment of a former Member’s retirement allowance or vested benefit shall not begin prior to the end of the month following the month in which a Member incurs a Severance Date. Monthly installments shall cease with the payment for the full month in which the recipient dies. Notwithstanding any Plan provisions to the contrary, in no event shall a retirement allowance or vested benefit be payable to a Member who continues in or resumes active service with the Company or an Associated Company as a common law employee or continues to accrue Eligibility Service under the provisions of an Appendix hereto, except as provided in Sections 4.03(d), 4.11(e), 412(e) or the 29 Code of Federal Regulations Section 2530.203-3 as promulgated by the Department of Labor.
Unless otherwise provided in this Section 4.11 or Sections 4.05 or 4.08, or a Former Plan or an Appendix hereto, a single Annuity Starting Date shall be applicable to the entire retirement allowance, vested benefit or survivor benefit payable to or on behalf of a Member or Former Member. Notwithstanding any Plan provisions to the contrary, a Member or former Member who has an Accrued Benefit under both Section 4.01(a) and Section 4.01(b) and who retires from service with the Company and all Associated Companies on or after January 1, 2005, under Section 4.04 or 4.05, may elect to receive payment of the PEP Formula Benefit portion of his retirement allowance or vested benefit in a single lump sum in accordance with the provisions of Section 4.07 prior to the commencement of the TPP Formula Benefit portion of his retirement allowance or vested benefit; provided, however the Annuity Starting Date applicable to such single lump sum payment of the PEP Formula Benefit portion of his retirement allowance or vested benefit occurs within 90 days of such Member’s or former Member’s Severance Date.
(b)
(i)    In any case, with respect to a Member who incurs a Severance Date prior to January 1, 1996, a single lump sum payment equal to the vested benefit payable under Section 4.06 or the vested Spouse’s benefit payable under Section 4.08(a) multiplied by the appropriate factor contained in Table 4, 5 or 6 of Appendix A shall be made in lieu of any vested benefit payable to a former Member or any vested Spouse’s benefit payable to a Spouse of a Member or a former Member, if the lump sum present value of such benefit amounts to $5,000 ($3,500 prior to January 1, 2005) or less. In no event, however, shall that adjustment factor produce a lump sum that is less than the amount determined by using the interest rate assumption used by the Pension Benefit Guaranty Corporation for valuing benefits for determining single lump sum payments under single employer plans that terminate on January 1 of the Plan Year in which the Annuity Starting Date occurs. Notwithstanding the foregoing, in no event shall the amount of the single payment made on or after January 1, 2000, pursuant to the foregoing provisions of this Section 4.11(b) to a Member who incurs a Severance Date prior to January 1, 1996, be less than the amount determined under the following provisions of this paragraph and by using the IRS Mortality Table and IRS Interest Rate.
With respect to a Member who incurs a Severance Date on or after January 1, 1996, a single lump sum payment of Equivalent Actuarial Value shall be made in lieu of any vested benefit payable to the former Member or any vested Spouse’s benefit payable to a Spouse or Registered Domestic Partner of a Member or a former Member, if the present value of the vested benefit payable under Section 4.06 or the vested Spouse’s benefit payable under Section 4.08(a) to or on the behalf of the Member or former Member as of the Member’s Normal Retirement Date or actual termination of service, if later, amounts to $5,000 ($3,500 prior to January 1, 2005) or less. In determining the amount of a single lump sum payment payable to a Member who incurs a Severance Date on or after January 1, 1996, (i) Equivalent Actuarial Value shall mean a benefit, in the case of a lump sum benefit payable prior to a Member’s Normal Retirement Date, of equivalent value to the benefit which would otherwise have been provided commencing at the Member’s Normal Retirement Date and (ii) the Equivalent Actuarial Value shall be determined as of the date following the Member’s Severance Date selected by the Administrative Committee or its delegate (the “Determination Date”) and by using the IRS Mortality Table and the IRS Interest Rate. The single payment may be made as soon as practicable following such Determination Date, but in any no event shall such single lump sum payment be made after the date such Member’s benefit payments have commenced as an annuity. A single lump sum payment of Equivalent Actuarial Value shall be made in lieu of (i) any early, normal, or postponed retirement allowance payable to a Member or (ii) any pre-retirement survivor benefit payable to a Member’s or former Member’s Spouse, Registered Domestic Partner or beneficiary under Sections 4.08(b) and 4.08(c), if the lump sum present value of such benefit as of the Determination Date amounts to $5,000 ($3,500 prior to January 1, 2005) or less. In determining this lump sum benefit (i) Equivalent Actuarial Value shall mean a benefit of equivalent value to the benefit which would otherwise have been provided commencing on the Member’s Normal Retirement Date and (ii) the Equivalent Actuarial Value shall be determined by using the IRS Mortality Table and the IRS Interest Rate.
Effective on and after September 4, 2007, in the event the lump sum present value of a retirement allowance or vested benefit payable to a Member or any vested Spouse’s benefit or pre-retirement survivor annuity payable to a Member’s or a former Member’s Spouse, Registered Domestic Partner or Beneficiary, determined in accordance with the above provisions, exceeds $5,000 upon initial determination as to its present value, then with respect to a Member or a Member’s or former Member’s Spouse or Beneficiary who receives the PEP Formula Benefit portion of said benefit in a single lump sum payment, the lump sum present value of the remaining TPP Formula Benefit portion of said benefit shall be redetermined in accordance with the above provisions as of a subsequent date as determined by Administrative Committee or its delegate. If the lump sum present value of the remaining TPP Formula Benefit portion of said benefit is equal to $5,000 or less, the Equivalent Actuarial Value of such TPP Formula Benefit portion of such benefit will be paid to the Member or the Member’s or former Member’s Spouse, Registered Domestic Partner or Beneficiary in lieu of a monthly benefit. Such single lump sum payment shall be made as soon as practicable following the determination that the TPP portion of said benefit qualifies for distribution under this paragraph.
Notwithstanding the foregoing, the portion of any single lump sum payment attributable to the PEP Formula Benefit portion of a Member’s vested Benefit or retirement allowance, whichever is applicable, shall not be less than his PEP Formula Lump Sum Value determined as of its Annuity Starting Date. Effective as of January 1, 2008, and notwithstanding any other provision hereof, the lump sum equivalent actuarial value of a Member’s or former Member’s PEP Formula Benefit as of his Annuity Starting Date shall be equal to his PEP Formula Lump Sum Value determined as of such date.
(ii)    In the event a Member is not entitled to any retirement allowance or vested benefit upon his termination of employment, he shall be deemed “cashed-out” under the provisions of this paragraph (b) as of his Severance Date. In the event such Member is credited with an Hour of Service before incurring a Break in Service of five consecutive years following the date he terminated service, his vested benefit previously deemed to be distributed to him hereunder will be deemed repaid to the Plan.
(c)    In the event that the Administrative Committee shall find that a person to whom benefits are payable is unable to care for his affairs because of illness or accident or is a minor or has died, then, unless claim shall have been made therefor by a legal representative, duly appointed by a court of competent jurisdiction, the Administrative Committee may direct that any benefit payment due him be paid to his Spouse, Registered Domestic Partner, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment made shall be a complete discharge of the liabilities of the Plan therefor.
(d)    Before any benefit shall be payable to a Member, a former Member, or other person who is or may become entitled to a benefit hereunder, such Member, former Member, or other person shall file with the Administrative Committee such information as it shall require to establish his rights and benefits under the Plan.
(e)    Except as otherwise provided in this Article 4, payment of a Member’s retirement allowance or a former Member’s vested benefit shall begin as soon as administratively practicable following the latest of (i) the Member’s Normal Retirement Age or (ii) the date he terminates employment with the Company and all Associated Companies (but not more than 60 days after the close of the Plan Year in which the latest of (i) or (ii) occurs).
Except as otherwise provided under applicable law, in the case of a Member in active service who is a five-percent owner (as defined in Section 416(i) of the Code) of the Company or an Associated Company, payment of such Member’s retirement allowance or vested benefit shall begin not later than April 1 of the calendar year following the calendar year in which the Member attains age 70½. Except as otherwise provided under applicable law, in the case of a Member who is not a five-percent owner (as defined in Section 416(i) of the Code) of the Company or an Associated Company, payment of such Member’s retirement allowance or vested benefit shall begin no later than the April 1 following the calendar year in which the Member attains age 70½ or terminates employment with the Company and all Associated Companies, if later. In the case of any other Member in active service who attains age 70½ prior to January 1, 1999, payment of such Member’s retirement allowance or vested benefit shall begin not later than April 1 of the calendar year following the calendar year in which he attains age 70½.

(f)    Notwithstanding any other provision of this Section 4.11, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Distributions under this Section 4.11 shall meet the requirements of Treas. Reg. §§ 1.401(a)(9)-2 through 1.401(a)(9)-9. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. If a Member dies after his retirement allowance or vested benefit payments have commenced, any payments continuing on to his Spouse, Registered Domestic Partner or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member’s date of death.
(g)    All distributions shall be subject to the following rules:
(i)    Any additional benefits accruing to a Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.
(ii)    If the Member’s retirement allowance or vested benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a non-Spouse beneficiary, annuity payments to be made on or after the Member’s required beginning date to the designated beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of Treas. Reg. § 1.401(a)(9)-6. If the Annuity Starting Date precedes the year in which the Member reaches age 70, in determining the applicable percentage, the Member/Beneficiary age difference is reduced by the number of years that the Member is younger than age 70.
(iii)    If the Member’s retirement allowance or vested benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9 plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date.
(iv)    For purposes of this Section, the following definitions shall apply:
(1)    Designated beneficiary. The individual who is designated as the beneficiary under Section 1.07 is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. § 1.401(a)(9)-4, Q&A-1.
(2)    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date.
(3)    Life expectancy. Life expectancy as computed using the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.
(4)    Required beginning date. The date specified in paragraph (e).

4.12    Reemployment of Former Member or Retired Member
(a)    Cessation of benefit payments
If a former Member or a retired Member entitled to or in receipt of a vested benefit or retirement allowance is reemployed by the Company or by an Associated Company as a common law employee, or reemployed as provided in an Appendix hereto, any benefit payments he is receiving shall cease, except as otherwise provided in Sections 4.03(d), 4.11(e), 4.12(e) or said Appendix.
(b)    Optional forms of pension benefits
(i)    If the Member as described in paragraph (a) above is reemployed, any previous election of an optional benefit under Section 4.07 or a survivor’s benefit under Section 4.08 shall be revoked and the terms and conditions of sub-paragraph (ii) of this paragraph (b) shall apply.
(ii)    Any Member described in paragraph (a) above who is at least age 55 with ten or more years of Eligibility Service when he is reemployed shall, with respect to the vested benefit or retirement allowance earned prior to his reemployment and with respect to any additional benefits earned during reemployment, be covered by the provisions of Section 4.08(b) – Automatic Pre-Retirement Survivor’s Benefit – and be eligible to elect coverage under Section 4.08(c) – Optional Supplemental Pre-Retirement Survivor’s Benefit. Coverage under Section 4.08(b) shall be effective on the first day of the calendar month coincident with or next following the date of his reemployment and any previous election shall remain in effect until such date. If, within 30 days after reemployment, the Member elects coverage under Section 4.08(c), such coverage shall be effective as of the first day of the calendar month coincident with or next following the date of his reemployment. If the Member does not make an election under Section 4.08(c) within 30 days after his reemployment or he waives such coverage, any later election shall become effective one year after the first day of the calendar month coincident with or next following the date notice is received by the Administrative Committee or on the date specified in such notice, if later.
(iii)    Any Member or former Member described in paragraph (a) who has at least five years of Eligibility Service but who has not met the age and service eligibility requirements under Section 4.04(a) and 4.05(a) when he is reemployed shall be covered by the provisions of Sections 4.08(a)(i) – Automatic Vested Spouse’s Benefit – until he meets the age and service eligibility requirements under Section 4.04(a) or 4.05(a) or reaches his Normal Retirement Date, if earlier. Such coverage shall be effective on the first day of the calendar month coincident with or next following the date of his reemployment and any previous election shall remain in effect until such date. Such former Member and any other Member or former Member shall be covered by the provisions of Section 4.08(b) – Automatic Pre-Retirement Survivor’s Benefit – and shall be eligible to elect coverage under Section 4.08(c) – Optional Supplemental Pre-Retirement – Survivor’s Benefit upon the later of the date he reaches the age and service eligibility requirements under Sections 4.04(a) or 4.05(a), or his Normal Retirement Date, and such coverage shall be in accordance with the provisions of such Sections and shall apply with respect to his retirement allowance or vested benefit earned prior to his reemployment, as well as any additional benefits earned during reemployment.
(c)    Benefit payments at subsequent termination or retirement
(i)    In accordance with the procedure established by the Administrative Committee on a basis uniformly applicable to all Members similarly situated, upon the subsequent retirement of a Member in service after his Normal Retirement Date, payment of such Member’s retirement allowance shall resume no later than the third month after the final month during the reemployment period in which he is credited with at least eight days of service.
(ii)    Upon the subsequent retirement or termination of employment of a Member described in paragraph (a), the Administrative Committee shall, in accordance with rules uniformly applicable to all Members similarly situated, determine the amount of vested benefit or retirement allowance which shall be payable to such Member at such subsequent retirement or termination. Except as otherwise provided in the following sentences, such vested benefit or retirement allowance shall not be less than the sum of (1) the original amount of vested benefit or retirement allowance previously earned by such Member in accordance with the terms of the Plan in effect during such previous employment adjusted to reflect the election of any survivor’s benefits pursuant to Section 4.08(a)(ii) or 4.08(c) and (2) any additional vested benefit or retirement allowance earned during his period of reemployment (based on his Benefit Service and Compensation earned during said period), such amounts to be adjusted to reflect the election during reemployment of any survivor’s benefits pursuant to Section 4.08(a)(ii) or 4.08(c); provided, however, if a Member described in paragraph (a) received a lump sum payment of the PEP Formula Benefit portion of his benefit, the PEP Formula Benefit portion of his retirement allowance or vested benefit computed on the basis of the Member’s Benefit Service and Final Average Compensation earned prior to his reemployment shall be reduced by an amount that reflects the PEP Formula Benefit amount he previously received before his restoration to service determined under procedures established by the Administrative Committee and uniformly applicable to all Members similarly situated. Notwithstanding anything to the contrary contained in this Plan, with respect to a Member described in paragraph (a) who had incurred a Break in Service, the vested benefit or retirement allowance previously earned by the Member in accordance with the terms of the Plan in effect during his previous employment and computed on the basis of the Member’s Benefit Service, Eligibility Service, Final Average Compensation and Social Security Benefit credited prior to the date of reemployment shall not be recalculated or increased until the Member, regardless of his vested status, has completed at least twelve months of Eligibility Service following his Break in Service and, in such event, the re-calculated vested benefit or retirement allowance, prior to any optional modification in accordance with the provisions of Section 4.07, shall be reduced by an amount that reflects the amounts previously received by the former Member or retired Member before the earlier of his restoration to service or his Normal Retirement Date determined under procedures established by the Administrative Committee and uniformly applicable to all Members similarly situated; provided that no such reduction shall reduce such retirement allowance or vested benefit below the amount determined pursuant to clause (1) and (2) above.
(d)    Questions relating to reemployment of former Members or retired Members
If, at subsequent termination of employment or retirement, any question shall arise under this Section 4.12 as to the calculation or re-calculation of a reemployed former Member’s or retired Member’s vested benefit or retirement allowance or election of an optional form of benefit under the Plan, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Members similarly situated.
(e)    No cessation of benefit payments for certain legacy employees
Notwithstanding anything in this Plan to the contrary, if a former Member or a retired Member was (i) employed by Harris Corporation or its affiliates as of December 31, 2015 and receiving payment of a vested benefit or retirement allowance as of such date or (ii) employed by L3 Technologies, Inc. or its affiliates immediately prior to the effective time of the merger by which L3 Technologies, Inc.

became a wholly-owned subsidiary of Harris Corporation and receiving payment of a vested benefit or retirement allowance as of such date, any benefit payments he is receiving shall continue.
4.13    Return of Contributions with Respect to Members who Participated in a Contributory Former Pension Plan
(a)    The provisions of this 4.13(b) shall apply to any Member who participated in a contributory pension plan which has been designated as a Former Pension Plan hereunder and whose contributions were not refunded to him upon such designation of that plan.
(b)    In the event of the termination of service or the death of such a Member, the terms and conditions of the Former Pension Plan with respect to the return of a Member’s contributions under those circumstances shall be operative. For this purpose, the contributions of the Member shall include interest credited thereon as of the date of designation of said plan as a Former Pension Plan and any interest which may subsequently be credited thereon which, for the period on and after January 1, 1976, shall not be less than a rate of five percent per annum or such other rate required pursuant to Section 411(c)(2) of the Code or by any other applicable law.
4.14     Payment of “Accumulated Benefits” under Former Pension Plans
Anything contained herein to the contrary notwithstanding, the “accumulated benefit” of any Member who was a participant under a Former Pension Plan shall be payable from this Plan (unless payable from some other source) under the terms and conditions of this Plan (including but not limited to the terms and conditions of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, and 4.12) except as modified by an Appendix hereto; provided, however, that in any case in which the application of the terms and conditions of this Plan shall eliminate or reduce an “accumulated benefit” otherwise payable to a Member, the terms and conditions of the Former Pension Plan shall be operative. Eligibility Service rendered to the Company or to an Associated Company by a Member subsequent to the date of his membership in this Plan shall be deemed service under a Former Pension Plan solely for the purpose of determining eligibility for any benefits payable under such Former Pension Plan.
For purposes of this Section 4.14, “accumulated benefit” shall mean, except as otherwise provided in an Appendix hereto, the amount of pension or other benefit computed pursuant to the benefit formula under a Former Pension Plan, whether or not vested, which a Member has earned on account of his service credited for purposes of computing a benefit under such Former Pension Plan prior to the date said plan was amended and continued as this Plan. Recognizing that the amount of benefits earned under a Former Pension Plan may not be directly applicable to particular periods of service or the amounts of compensation actually received while the Member was a participant under such Former Pension Plan, the Administrative Committee may adopt such reasonable rules and methods as may be required for determining the “accumulated benefit,” provided that the rules and methods adopted shall be uniformly applicable to all persons similarly situated.
In order that the duration, frequency and commencement date of payment of such “accumulated benefits” will coincide to the extent possible with the duration, frequency and commencement date of payment of the benefits otherwise payable under this Plan, the Administrative Committee may, under rules uniformly applicable to all persons similarly situated, determine the manner, mode and commencement date of benefit payments under this Section 4.14, provided that such benefits shall be of Equivalent Actuarial Value to such “accumulated benefits” and that the Plan provisions continue to comply with Section 411(d)(6) of the Code.

4.15    Top-heavy Provisions
(a)    The following definitions apply to the terms used in this Section:
(i)    “applicable determination date” means the last day of the preceding Plan Year;
(ii)    “top-heavy ratio” means the ratio of (1) the present value of the cumulative Accrued Benefits under the Plan for key employees to (2) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Company at any time during the five-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account and provided further, that the present values of Accrued Benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group;
(iii)    “applicable valuation date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;
(iv)    “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Company or an Associated Company; having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or an Associated Company, or a one percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Company or an Associated Company; having annual compensation greater than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder;
(v)    “non-key employee” means any employee who is not a key employee;
(vi)    “average remuneration” means the average annual remuneration of a Member for the five consecutive years of his Eligibility Service after December 31, 1983, during which he received the greatest aggregate remuneration from the Company or Associated Company, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;
(vii)    “required aggregation group” means each other qualified plan of the Company or an Associated Company (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and
(viii)    “permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Associated Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)     For purposes of this Section 4.15, the Plan shall be “top-heavy” with respect to any Plan Year beginning on or after January 1, 1984, if, as of the applicable determination date, the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and (4)(B) of the Code on the basis of the same mortality and interest rate assumptions used to value the Plan. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Company’s discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The Accrued Benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Associated Company or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(i)(C) of the Code.
(c)    The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
(i)    In lieu of the vesting requirements specified in Section 4.05, the following vesting schedule shall apply with respect to a Member who has not completed an “Hour of Service” as defined in Section 2.01(c) on or after January 1, 2008:

Years of Eligibility Service	Percentage Vested
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 or more years	100%
(ii)    The Accrued Benefit of a Member who is a non-key employee shall not be less than two percent of his average “Statutory Compensation” multiplied by the number of years of his Eligibility Service, not in excess of ten, during the Plan Years for which the Plan is top-heavy. For purposes of the preceding sentence, for Plan Years beginning on and after January 1, 2002, Eligibility Service shall be disregarded to the extent that such Eligibility Service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee. Such minimum benefit shall be payable at a Member’s Normal Retirement Date. If payments commence at a time other than the Member’s Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to such minimum benefit, as determined on the basis of the actuarial assumptions stated in Section 4.15(b) above.
(d)    If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:
(i)    The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in Section 4.15(c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.
(ii)    If a Member has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in Section 4.15(c)(i) above shall continue to be applicable.

(iii)    Effective January 1, 2007, if a Member has completed fewer than three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions set forth in the foregoing provisions of this Section 4.15 shall continue to be applicable to the portion of his accrued benefit determined as of the last day of the Plan Year in which the Plan was top-heavy, and the Plan’s vesting schedule set forth in the preceding Articles of the Plan applicable to years in which the Plan is not top heavy shall again be applicable with respect to the remaining portion of his accrued benefit; provided, however, that in no event shall the vested percentage of such remaining portion be less than the percentage determined under the foregoing provisions of this Section 4.15 as of the last day of the most recent Plan Year for which the Plan was top-heavy.
4.16    Payment of Medical Benefits for Certain Members who retire Under the Plan
This Section 4.16 defines the basis of providing medical benefits to eligible Members or their eligible dependents as defined below for those expenses incurred by such Members or their eligible dependents on or after the date specified in Section 4.16(a) and, effective on and after January 1, 2012, to pay any necessary or appropriate expenses attributable to the administration of such medical benefits not paid by the Company.
(a)    Eligibility
(i)    In order to be eligible for the benefits provided hereunder, a person must be a Plan Member who retired under the Plan provisions during one of the periods shown below and, with respect to the period prior to October 31, 2011, be eligible for post-retirement medical benefits under the ITT Salaried Retiree Medical Plan including any predecessor plan, and with respect to the period beginning on and after October 31, 2011, the Exelis Salaried Retiree Health Plan, (hereinafter referred to as the “Exelis Medical Plan”) or be an eligible dependent of such a Member. Effective as of January 1, 2012, unless paid by the Company, covered medical expenses incurred during the applicable period shown below by such a Member or his eligible dependents shall be reimbursed hereunder.

Period of Retirement	Medical Expenses Incurred During Following Period
On or before January 1, 1984	On or after December 31, 1984
After January 1, 1984 and on or before August 1, 1986	On or after October 1, 1986
After August 1, 1986 and on or before January 1, 1989	On or after January 1, 1989
After January 1, 1989 and on or before January 1, 1992	On or after January 1, 1992.
Covered medical expenses incurred on or after March 1, 2011, by a Member who retired under the provisions of the Plan after January 1, 1992, (or his dependents) and, effective as of January 1, 2012, any necessary or appropriate expenses attributable to the administration of such medical benefits, shall be paid hereunder, unless paid by the Company; provided, however, that such Member (i) was an Employee (as such term is defined under the Plan) prior to January 1, 2000, and (ii) satisfied the eligibility requirements for post-retirement medical benefits under (1) with respect to the period prior to October 31, 2011, the ITT Salaried Retiree Medical Plan or a predecessor plan, or (2) with respect to the period on and after October 31, 2012, the Exelis Salaried Retiree Health Plan.

(ii)    Notwithstanding any provision in this Section 4.16(a) to the contrary, in no event shall a Member or former Member, who is a “key employee” as defined in Section 416(i)(1) and (5) of the Code, or their dependents be eligible effective as of January 1, 1989, to receive medical benefits under this Section 4.16.
(b)    The level of medical benefits covered under the provisions of this Section 4.16 shall be the medical coverage in effect under the terms of the Exelis Medical Plan (and with respect to the period prior to October 31, 2011, the ITT Salaried Retiree Medical Plan or any predecessor plan). Except as provided in this Section 4.16(b), such medical coverage or benefit plan may be withdrawn or amended from time to time as the Company shall determine.
Notwithstanding the foregoing, in the event of the occurrence of an Acceleration Event (as defined in Section 8.01(a)), the following provisions shall be applicable:
(i)    The 401(h) Account (as defined in Section 4.16(c)) shall not be used for or diverted to any purpose other than (1) providing health benefits in accordance with the Exelis Medical Plan as in effect on the date of execution of the definitive agreement pursuant to which the Acceleration Event is effectuated (the “Signing Date”) for Members as of the Signing Date who have satisfied or will satisfy applicable eligibility requirements under this Section 4.16 for retiree health benefits (or their eligible dependents) as in effect on the Signing Date and (2) to pay in accordance with Section 4.16 as in effect on the Signing Date any necessary or appropriate expenses attributable to the administration of such health benefits.
(ii)    The Company shall maintain the Exelis Medical Plan (as it may be amended from time to time in the discretion of the Company or its parent, provided that, prior to the End Date (as defined herein), no such amendment may, alone or in combination with such other amendments, result in a material reduction in benefits under the Exelis Medical Plan and provided further, however, that the Exelis Medical Plan may be amended if and to the extent necessary to comply with applicable laws or to avoid any excise tax, penalty or similar payment under applicable laws, notwithstanding any reduction in benefits resulting therefrom) for the benefit of eligible Members for a period expiring no earlier than the date that the annual benefit payments and administrative expenses paid from the 401(h) Account in respect of the Exelis Medical Plan during a Plan Year exceed the assets of the 401(h) Account at the end of such Plan Year (in each case as determined by an actuary engaged by the Company or its parent) (the “End Date”).
(iii)    Prior to the End Date, neither this Plan nor the Exelis Medical Plan may be amended, modified or otherwise changed in any manner that is inconsistent with the provisions of this Section 4.16(b), except with the written consent of not less than three-quarters (3/4) of the Members and other persons entitled to benefits under the Exelis Medical Plan.
(iv)    For the avoidance of doubt, (1) at and after the occurrence of an Acceleration Event, the Company or its parent shall have sole discretion, authority and responsibility with respect to the 401(h) Account and the Exelis Medical Plan, including, subject to the terms set forth in items (i) through (iii) of this Section 4.16(b), administrative, termination and amendment authority and the sole discretion and responsibility regarding any public announcement in the event modifications are made thereto, (2) the Company and its parent shall have no obligation to fund, or cause an affiliate to fund, the 401(h) Account at and after the occurrence of an Acceleration Event and (3) in no event shall the terms set forth in this Section 4.16(b) prohibit or be interpreted to prohibit the Company or its parent from ceasing contributions, terminating or taking other action with respect to this Plan prior to the End Date to the extent legally permissible

(as long as the 401(h) Account or successor arrangement as described in Section 8.01(a) remains in effect on the terms described in item (i) of this Section 4.16(b)).
(c)    Except as provided in Section 4.16(e), all contributions made to the trust to provide medical benefits under this Section 4.16 shall be maintained in a separate account (or subaccounts thereof) (“401(h) Account”) and such assets may not be used for or diverted to any purpose other than to provide said medical benefits and to pay any necessary or appropriate expenses attributable to the administration of such 401(h) Account, not paid by the Company; provided, however, none of the assets so set aside may be used to provide medical benefits reimbursements for a Member, former Member or their dependents if the Member or former Member is a “key employee” as determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code. Similarly, none of the assets accumulated to provide the retirement allowances or vested benefits set forth in the foregoing provisions of this Article 4 may, prior to the termination of the Plan and satisfaction of all the liabilities for such retirement allowances or vested benefits, be used for or diverted to provide medical benefits under this Section 4.16. The assets, if any, accumulated to provide medical benefits under this Section 4.16 may be invested pursuant to the provisions of Article 7.
(d)    It is the intention of the Company to continue to provide medical benefits under this Section 4.16 and to make contributions to the Trustee to fund such medical benefits in such amounts as the Company shall deem necessary or appropriate; provided, however, that the contributions to fund such medical benefits shall not exceed 25 percent of the total contributions made to the Plan (other than contributions to fund past service).” Any forfeitures of a Member’s interest in the medical benefit accounts as provided hereunder prior to any discontinuance of medical benefits by the Board of Directors shall be applied to reduce any subsequent Company contributions made pursuant to this Section 4.16.
(e)    Except as provided in Section 4.16(b) in the event of an Acceleration Event, the Board of Directors may discontinue providing medical benefits under this Section 4.16 for any reason at any time, in which event the assets allocated to provide medical benefits hereunder, if any remain, shall, unless paid by the Company, be used to continue medical benefits to Members who are eligible for them prior to the discontinuance date and to pay any necessary or appropriate expenses attributable to the administration of such medical benefits, as long as any assets remain. However, if, after the satisfaction of all medical benefits provided hereunder and the payment of all necessary or appropriate expenses attributable to the administration of such medical benefits there remain any assets, the program shall be deemed to be terminated and such remainder shall be returned to the Company, in accordance with Section 401(h)(5) of the Code.
4.17    Transfers from Other Qualified Plans
(a)    At the discretion and direction of the Administrative Committee, the Plan may accept from any other pension plan which is qualified under Section 401(a) of the Code (i) a transfer of liabilities with respect to the accrued benefit under such other pension plan of a Member who has employment with the sponsor of such plan and which employment is recognized as Benefit Service pursuant to the provisions of Section 2.02 or an Appendix hereto and (ii) a transfer of any assets determined to be applicable to such liabilities. All such transfers shall be made in accordance with the provisions of the Code and ERISA.
(b)    At the discretion and direction of the Administrative Committee, the Plan may transfer to any other pension plan which is qualified under Section 401(a) of the Code (i) the liabilities with respect to any Member’s retirement allowance or vested benefit accrued under this Plan which allowance or benefit is attributable to a period of employment recognized as Benefit Service under Section 2.02 or an Appendix hereto and recognized as service for benefit accruals under the provisions of such other qualified pension plan and (ii) any assets determined to be applicable to such liabilities. All such transfers shall be made in accordance with the provisions of the Code and ERISA.
4.18    Direct Rollover of Certain Distributions
(a)    Elective Rollovers
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.
(b)    Mandatory Rollovers
Notwithstanding any provision of the Plan to the contrary, effective March 28, 2005, if the present value of the Member’s or former Member’s vested benefit amounts to at least $1,001 but not more than $5,000, and if the Member or former Member fails to make an affirmative election to either receive the single lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of paragraph (a) within such election period as shall be prescribed by the Administrative Committee, the Administrative Committee shall direct the Trustee to transfer such single lump sum payment to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) (“IRA”) selected by the Administrative Committee. The IRA shall be maintained for the exclusive benefit of the Member or former Member on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. In implementing the provisions of this paragraph:
(i)    The Administrative Committee shall enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRAs in conformity with applicable law;
(ii)    The Administrative Committee shall furnish Members or former Members with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Member may roll over the assets of the IRA to another eligible retirement plan. Such notice shall be provided to Members or former Members in such time and form as shall be prescribed by the Administrative Committee in accordance with applicable law; and
(iii)    The Administrative Committee shall fulfill such other requirements of the safe harbor contained in Department of Labor Regulation §2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.
(c)    Definitions
The following definitions apply to the terms used in this Section 4.18:
(i)    “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include:
(1)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)    any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
(3)    any after-tax amount unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective on or after January 1, 2008, a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled over) to:
(A)    a qualified defined contribution plan described in Section 401(a) of the Code;
(B)    effective on and after January 1, 2007, any qualified plan described in Section 401(a) of the Code; or
(C)    effective on and after January 1, 2007, an annuity plan described in Section 403(b) of the Code;
provided that a plan described in subparagraph (1), (2) or (3) agrees to separately account for such after-tax amount and earnings thereon; and
(4)    any in-service withdrawal that is made on account of hardship.
(ii)    “Eligible retirement plan” means any of the following types of plans that accept the Distributee’s eligible rollover distribution:
(1)    a qualified plan described in Section 401(a) of the Code;
(2)    an annuity plan described in Section 403(a) of the Code;
(3)    an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;
(4)    an annuity contract described in Section 403(b) of the Code;
(5)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and
(6)    effective January 1, 2008, a Roth IRA described in Section 408A of the Code.
(iii)    “Distributee” means a Member or former Member. In addition, solely for purposes of paragraph (a) above, the Member’s or former Member’s surviving Spouse and the Member’s or former Member’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are Distributees with regard to the interest of the Spouse or former Spouse; and
(iv)    “Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the Distributee.

(v)    Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2007, a non-Spouse Beneficiary of a deceased Member or former Member may elect, at the time and in the manner prescribed by the Administrative Committee, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Member, former Member, surviving Spouse, or alternate payee, provided such direct rollover is made to an IRA described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective for distributions made on or after January 1, 2008, a Roth IRA described in Section 408A of the Code (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code.
(vi)    In the event that the provisions of this Section 4.18 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
4.19    Delayed Commencement of Benefits
(a)    In the event the Annuity Starting Date of a Member’s retirement allowance or vested benefit otherwise required to commence on the Member’s Normal Retirement Date, or Postponed Retirement Date, if applicable, is delayed until on or after his “required beginning date” as defined in Section 401(a)(9) of the Code because the Company is unable to locate the Member or for any other reason, the Company shall commence payment as soon as practicable thereafter or, if later, as soon as practicable after the date the Member is located. Unless the Member elects an optional form of payment, as set forth in Section 4.07(b) and in accordance with the provisions of Section 4.07(d), payment shall be in the automatic form as set forth in Section 4.07(a) applicable to the Member on his Annuity Starting Date. Subject to Section 401(a)(9) of the Code, the retirement allowance or vested benefit payable to the Member as of his Annuity Starting Date shall be of “equivalent actuarial value” (as defined below) to the retirement allowance or vested benefit otherwise payable to the Member on his Normal Retirement Date, or Postponed Retirement Date if applicable.
In the event a Member whose retirement allowance or vested benefit is delayed beyond his Normal Retirement Date, or Postponed Retirement Date if applicable, as described above, dies prior to his Annuity Starting Date, and is survived by a Spouse, Registered Domestic Partner, or Beneficiary, the Spouse, Registered Domestic Partner, or Beneficiary shall be entitled to receive a survivor annuity under the provisions of Section 4.08(a) or (b), whichever is applicable computed on the basis of the equivalent actuarial value of the retirement allowance or vested benefit payable to the Member on his Normal Retirement Date, or Postponed Retirement Date, if applicable.
For purposes of this Section 4.19, “equivalent actuarial value” shall be determined on the basis of the IRS Mortality Table and an IRS Interest Rate for such Member’s Normal Retirement Date or Postponed Retirement Date, if applicable.
(b)    In lieu of the retirement allowance or vested benefit otherwise payable under paragraph (a) above, a Member described in paragraph (a) whose Annuity Starting Date is delayed because the Administrative Committee is unable to locate the Participant or due to an administrative delay, as determined by the Administrative Committee on a basis uniformly applicable to all persons similarly situated, may elect to receive his retirement allowance or vested benefit payable in the amount that would have been payable to the Member if payments had commenced on his Normal Retirement Date, or Postponed Retirement Date, if applicable, (“retroactive Annuity Starting Date”) in the form elected by the Member under the provisions of Section 4.07(a) or (b), as applicable; plus one single lump sum payment equal to the sum of the missed monthly payments the Member would have received during the period beginning on his Normal Retirement Date, or Postponed Retirement Date if applicable, and ending with the month preceding his actual commencement date, together with interest at the IRS Interest Rate in effect for his retroactive Annuity Starting Date. The amount of the payments shall be determined as of the Member’s Normal Retirement Date, or Postponed Retirement Date, if applicable, on the basis of the actual form of payment in which the Member’s retirement allowance or vested benefit is payable under Section 4.07(a) or (b), as applicable. The lump sum shall be paid on or as soon as practicable following the date the Member’s retirement single allowance or vested benefit commences. An election of a form of payment under Section 4.07 shall be subject to the spousal consent requirements based on the Member’s marital status on his actual commencement date.
An election under this paragraph (b) shall be subject to the following requirements:
(i)    The Member’s retirement allowance or vested benefit, including any interest adjustment, must satisfy the provisions of Section 415 of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if payments commence within 12 months of the retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date;
(ii)    Spousal Consent to the retroactive Annuity Starting Date is required unless:
(1)    the amount of the survivor annuity payable to the Spouse determined as of the retroactive Annuity Starting Date under the form elected by the Member is no less than the amount the Spouse would have received under the Qualified Joint and Survivor Annuity on the first day of the month in which payments commence were substituted for the retroactive Annuity Starting Date; or
(2)    the Member’s Spouse on his retroactive Annuity Starting Date is not his Spouse on the first day of the month in which payments commence and is not treated as his Spouse under a qualified domestic relations order;
(iii)    The Member’s election is made within the time period prescribed by the Administrative Committee provided, however, such period may not extend beyond 90 days following the date the written explanation as described in Section 4.07(c) is provided to the Member; and distributions commence not earlier than seven days or later than 90 days after the date such written explanation is provided to the Member, and the Member’s election is made after he is provided the written explanation and before the date distributions commence. For purposes of determining (1) the election period described in Section 4.07(d) with respect to the timing of the notice and consent requirements and (2) the effective date of an election made pursuant to the provisions of this Section, the date the distribution of the benefit based on the retroactive Annuity Starting Date commences, shall be substituted for the Member’s Annuity Starting Date. A distribution shall not be deemed to violate the requirements of this clause (iv) merely because, due solely to reasonable administrative delay, it commences more than 90 days after the date such written explanation is provided to the Member.
(c)    Subject to the notice requirements of Section 4.07, in the event that a Member fails to timely elect a form of payment pursuant to procedures established by the Administrative Committee in order that payment of his retirement allowance or vested benefit commences no later than his “required beginning date” within the meaning of Section 401(a)(9) of the Code, the Member’s retirement allowance or vested benefit shall be determined in accordance with this paragraph (c).

(i)    The Member’s Annuity Starting Date shall be his required beginning date and payment of his benefits shall automatically commence on such date or as soon as practicable thereafter.
(ii)    The Member’s retirement allowance or vested benefit shall be calculated in accordance with Section 4.19(a); provided, however, that to the extent the Member has not certified his marital status at a time and in a manner acceptable to the Administrative Committee prior to his required beginning date (or, if later, the date of the notice described in Section 4.07), the Member will be presumed married and his retirement allowance or vested benefit shall be in the normal form set forth in Section 4.07(a)(i); provided further, the presumed spousal date of birth used to calculate the retirement allowance or vested benefit will be the Member’s date of birth unless Plan records affirmatively list the date of birth of the Member’s Spouse.
(iii)    A Member whose benefit payments commence pursuant to this paragraph (c) may not request an adjustment to his benefit payments thereafter; provided, however, that if a Member certifies that the information used to calculate the retirement allowance or vested benefit was incorrect in a manner acceptable to the Administrative Committee within the reasonable time period prescribed by the Administrative Committee for such certification, such Member shall receive a retirement allowance or vested benefit in the normal form set forth in Section 4.07(a)(i) or (ii), as applicable, calculated based on the correct information; provided, further, that in no event shall a Member be permitted to elect an optional form of payment pursuant to Section 4.07(b) after his payments automatically commence pursuant to this paragraph (c).
(iv)    For the avoidance of doubt, this paragraph (c) shall not apply to a Participant described in Section 4.19(b), who is located, or with respect to whom the administrative delay is resolved, after his required beginning date and who, after receipt of the written notice described in Section 4.07, timely elects to commence his benefits pursuant to procedures established by the Administrative Committee in accordance with Section 4.19(a) or (b), as applicable.
4.20    Limitations Based on Funded Status of the Plan
Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Section 436 of the Code effective for Plan Years beginning on or after January 1, 2008, except to the extent the exception under Section 436(d)(4) of the Code applies:
(a)    In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 4.21 below), then the limitations of this paragraph (a) shall apply as follows:
(i)    Benefit accruals shall cease as of the applicable Section 436 measurement date under the provisions of Section 436(e) of the Code. In addition, if the Plan is required to cease benefit accruals under this clause (a)(i), the Plan may not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or the establishment of new benefits. For purposes of determining whether the accrual limitation under this clause (a)(i) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with “Special Rules for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(ii)    A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. This clause (a)(ii) shall not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member. For purposes of determining whether the limitations under this clause (a)(ii) applies to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder.
(b)    In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 4.20(b)(ii) below) but not less than 60 percent then the limitations of this paragraph (b) shall apply as follows:
(i)    A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:
(1)    50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(2)    100% of the PBGC maximum benefit guarantee amount (as defined in Treas. Reg. § 1.436-1(d)(3)(iii)(C)).
The limitation set forth in this clause (b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Member or Beneficiary as of the annuity starting date because of the application of the requirements of this clause (b)(i), the Member or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treas. Reg. § 1.436-1(d)(3)(iii)(D)). The Member or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50% PBGC maximum benefit guarantee amount limitation described in this clause (b)(i) or may elect to defer the commencement of such benefit in accordance with any general right to defer commencement of benefits under the Plan. For purposes of determining whether the limitations under this clause (b)(i) applies to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder.
Notwithstanding the foregoing, Members and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Treas. Reg. § 1.436-1(d)(3)(iii)(D)), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Sections 411(a)(11) and 401(a)(9) of the Code).
(ii)    An amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall not become effective during a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:
(1)    less than 80 percent; or
(2)    80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.
The limitations of this clause (b)(ii) shall not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Members covered by the amendment.
(c)    Notwithstanding any other provisions of this Plan to the contrary, a Member or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for the Plan Year is not less than 100 percent. In addition, during such period in which the Employer is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer prior to the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target benefit percentage for that Plan Year is not less than 100 percent. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.
(d)    Notwithstanding any other provisions of this Plan to the contrary, the provisions of this paragraph (d) shall apply after the limitations of paragraphs (a), (b) and (c) above cease to apply:
(i)    If a limitation on prohibited payments under clause (a)(ii), clause (b)(i) or paragraph (c) above applied to the Plan as of a Section 436 measurement date, but that limit no longer applies to the Plan as of a different Section 436 measurement date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Section 436 measurement date.
(ii)    If a limitation on benefit accruals under clause (a)(i) above applied to the Plan as of a Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation shall not apply to benefit accruals that are based on service on or after that later Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under 29 CFR § 2530.204-2(c) and (d).
In addition, benefit accruals that were not permitted to accrue because of the application of clause (a)(i) above shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the adjusted funding target attainment percentage for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year.
(iii)    If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations of clause (a)(i) or (b)(ii) above, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treas. Reg. § 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the Plan amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(e)    The limitations on prohibited payments set forth in clauses (a)(ii) and (b)(i) and paragraph (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 4.20 do not cease to apply as a result of termination of the Plan.
(f)    The limitations on prohibited payments set forth in clauses (a)(ii) and (b)(i) and paragraph (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This paragraph (f) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(g)    Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(i)    In General. Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under this Section 4.20 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 4.20(g)(ii) through (iv).
(ii)    Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under this Section 4.20 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 4.20(g)(iii) or Section 4.20(g)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and
(2)    The first day of the current Plan Year is a section 436 measurement date.
(iii)    Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 4.20(g)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by ten percentage points; and
(2)    The first day of the fourth month of the current Plan Year is a section 436 measurement date.
(iv)    Presumption of Underfunding On and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (of if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(g)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan Year by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(2)    The first day of the tenth month of the current Plan Year is a section 436 measurement date.
(h)    The definitions in the following Treasury Regulations apply for purposes of this Section 4.20 and Section 4.21: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)99) defining an unpredictable contingent event and an unpredictable contingent event benefit.
(i)    This Section 4.20 and Section 4.21 of the Plan shall be interpreted and administered in accordance with Section 436 of the Code and Section 1.436-1 of the Treasury Regulations, including, without limitation, Treas. Reg. § 1.436-1(f).
(j)    In the event that the provisions of this Section 4.20 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
4.21    Limitations on Unpredictable Contingent Event Benefit
(a)    Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, an unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid to a Member or Beneficiary if the Plan’s adjusted funding target attainment percentage (as defined in Section 4.20) for such Plan Year is less than 60 percent or would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
(b)    If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during a Plan Year is not permitted to be paid after the occurrence of the event because of the limitations of this Section 4.21, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treas. Reg. § 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to this Section). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(c)    During any period in which none of the presumptions under Section 436(h) of the Code (or Treas. Reg. § 1.436-1(h)) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under this Section shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Treas. Reg. § 1.436-1(g)(2)(iii).
(d)    For purposes of this Section 4.21, the terms “unpredictable contingent event” and “unpredictable contingent event benefit” shall have the meanings given under Section 436 of the Code, the regulations thereunder, and any applicable Internal Revenue Service guidance.
(e)    In the event that the provisions of this Section 4.21 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
ARTICLE 5 - ADMINISTRATION OF PLAN
5.01    Plan Administrator
The responsibility for carrying out all phases of the administration of the Plan, except those connected with management of assets, shall be placed in an Administrative Committee. The Administrative Committee shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA and shall have authority and responsibility for general supervision of the administration of the Plan.
5.02    Appointment of Administrative Committee
The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Administrative Committee.
5.03    Duties and Powers of Administrative Committee
(a)    The Administrative Committee shall have total and complete discretion to interpret the Plan; including, but not limited to, the discretion to: (i) decide all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; (ii) decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; (iii) decide all facts relevant to the determination of eligibility for benefits or participation; and (iv) determine the amount, form and timing of any distribution to be made hereunder. In making its decisions, the Administrative Committee shall be entitled to, but need not rely upon, information supplied by a Member, Spouse, Registered Domestic Partner, contingent annuitant or beneficiary or representative thereof. The Administrative Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of the Plan. The Administrative Committee’s decisions in such matters shall be binding and conclusive as to all parties.

(b)    The members of the Administrative Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Administrative Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide. The Administrative Committee may also delegate to any other person or persons the authority and responsibility of administering the Plan including, but not limited to, telephone access by voice response or representatives, and completing Plan transactions using forms or by other means, in accordance with the provisions of the Plan and any policies which, from time to time, may be established by the Administrative Committee.
(c)    Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Administrative Committee shall have full discretionary authority, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to make factual determinations regarding any and all matters arising hereunder, including but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan and the right to remedy possible ambiguities, inequities, inconsistencies or omissions. The Administrative Committee shall also have the right to exercise powers otherwise exercisable by the Board of Directors hereunder to the extent that the exercise of such powers does not involve the management of Plan assets.
(d)    Subject to applicable Federal and State Law, all interpretations, determinations and decisions of the Administrative Committee or the Board of Directors in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.
5.04    Appointment of Investment Committee
The responsibility for the management of the assets of the Plan shall be placed in the Investment Committee.
5.05    Duties of Investment Committee
The Investment Committee shall be responsible for managing the assets under the Plan. If it deems such action to be advisable, the Investment Committee, subject to the provisions of the trust instrument(s) adopted for use in implementing the Plan pursuant to Section 7.01 hereof, may:
(a)    provide direction to the Trustee(s) thereunder, including, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and
(b)    appoint and provide for use of investment advisors and investment managers.
In discharging its responsibility, the Investment Committee shall evaluate and monitor the investment performance of the Trustee(s), investment advisor(s) and investment manager(s), if any.
The members of the Investment Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Investment Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide.

5.06    Named Fiduciary
The Administrative Committee and the Investment Committee (hereinafter collectively referred to as the (“Committees”) are designated as named fiduciaries within the meaning of Section 402(a) of ERISA.
5.07    Meetings
The Committees shall hold meetings upon such notice, at such place or places, and at such time or times as each may respectively determine. The action of the members of a Committee expressed from time to time by a vote of a majority of a quorum at a meeting or without a meeting by unanimous written consent, shall constitute the action of that Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office. No member of either Committee shall receive any compensation for his service as such.
5.08    Claims Procedure
If any Member or distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he (or his duly authorized representative) may file a claim with the Administrative Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant. The Administrative Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim give written or electronic notice to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. The notice of the decision of the Administrative Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, shall set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of a claim).
The claimant (or his or her duly authorized representative) may request a review of the denial by filing with the Administrative Committee a written request for such review within 60 days after notice of the denial has been received by the claimant. Within the same 60-day period, the claimant may submit to the Administrative Committee written comments, documents, records and other information relating to the claim. Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim. If a request for review is so filed, review of the denial shall be made by the Administrative Committee and the claimant shall be given written or electronic notice of the Administrative Committee’s final decision within, unless special circumstances require an extension of time, 60 days after receipt of such request. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. If the appeal of the claim is wholly or partially denied, the notice of the Administrative Committee’s final decision shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of (i) his or her right to bring a civil action under Section 502(a) of ERISA and (ii) the limitations for actions under the Plan as set forth in Section 8.10.
In making determinations regarding claims for benefits, the Administrative Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to the claim submitted by the claimant (the “Claimant’s Submissions”). The Claimant’s Submissions shall be considered by the Administrative Committee without regard to whether the Claimant’s Submissions were submitted or considered by the Administrative Committee in the initial benefit determination. In no event shall a Member or distributee be entitled to challenge a decision of the Administrative Committee in court or in any administrative proceeding unless and until the claims procedures set forth in this Section 5.08 have been complied with and exhausted.
5.09    Compensation and Bonding
The members of the committees shall serve without compensation for his or her services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.
5.10    Electronic Media
Notwithstanding any provision of the Plan to the contrary, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature or disclosure requirement under the Plan, the Code, or ERISA to the extent permitted by the Administrative Committee and permissible under and consistent with applicable law and regulations.
ARTICLE 6 - CONTRIBUTIONS
6.01
It is the intention of the Company to continue the Plan and make regular contributions to the Trustee each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet minimum funding standards as prescribed by any applicable law. However, subject to the provisions of Article 8, the Company may reduce or suspend its contributions for any reason at any time. Any forfeitures shall be used to reduce the Company contributions otherwise payable, and will not be applied to increase the benefits any Member or other person would otherwise receive under the Plan.
6.02
(a)    The Company’s contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. In the event that all or part of the Company’s deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions. Such return shall be made within one year after the disallowance of deduction.
(b)    Notwithstanding any other provisions of this Plan to the contrary, the Company may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution.

ARTICLE 7 - MANAGEMENT OF FUNDS
7.01
All the funds of the Plan shall be held by a Trustee or Trustees including any member(s) of the Investment Committee appointed from time to time by the Investment Committee, in one or more trusts (such trusts, including the trusts heretofore established under a Prior Salaried Plan or a Former Pension Plan, being herein collectively referred to as the “trust”) under a trust instrument or instruments approved or authorized by the Investment Committee for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Company; provided, however, that the Investment Committee may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.
7.02
Prior to the satisfaction of all liabilities with respect to persons entitled to benefits, except for the payment of expenses, no part of the corpus or income of the funds shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons who are or may become entitled to benefits hereunder, under a Prior Salaried Plan or under a Former Pension Plan, or under any trust instrument or under any insurance contract made pursuant to this Plan.
7.03
Subject to applicable Federal and State law, no person shall have any interest in or right to any part of the corpus or income of the funds, except as and to the extent expressly provided in the Plan and in any trust instrument or under any insurance contract made pursuant to this Plan.
7.04
Subject to applicable Federal and State law, the Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee(s) or insurer(s) except as expressly provided under this Plan.
7.05
Except to the extent permitted by applicable Federal law, no part of the corpus or income of the trust shall be invested in securities of the Company or of any Associated Company or in real property and related personal property which is leased to the Company or any Associated Company or in the securities of the Trust or Trustees or their subsidiary companies, if any.
ARTICLE 8 - CERTAIN RIGHTS AND LIMITATIONS
8.01    Termination of the Plan
(a)    The Board of Directors or its delegate may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.02 and 7.06. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Company. If any assets of the Plan attributable to employee contributions under a Former Pension Plan remain after satisfaction of all liabilities of the Plan for benefits upon termination, such remaining assets shall be distributed to or on behalf of eligible Members and beneficiaries in accordance with the provisions of Section 4044 of the ERISA, including any regulations promulgated thereunder, prior to the return of any funds to the Company under the preceding sentence. The Administrative Committee shall determine on the basis of an actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.
If the Plan is terminated prior to the End Date (as defined in Section 4.16(b)) and the continued maintenance of the 401(h) Account under the trust for the Plan on and after the date of such Plan termination is not permissible, then the Company shall cause an amount equal to the assets in the 401(h) Account as of the date of such termination, which amount shall be adjusted periodically for investment earnings and losses, to be utilized solely in the manner set forth in item (1) of Section 4.16(b) and in such circumstance the End Date for purposes of Section 4.16(b) shall be the date that the annual benefit payments and administrative expenses under the Exelis Medical Plan during the Plan Year exceed such assets at the end of such Plan Year (in each case as determined by an actuary engaged by the Company or its parent).
For purposes of this Section 8.01, an “Acceleration Event” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:
(i)    a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof) ), other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), is the Beneficial Owner directly or indirectly of 20 percent or more of the outstanding Common Stock $1 par value, of the Company (the “Shares”);
(ii)    any person (within the meaning of Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof), other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Shares of the Company (or securities convertible into Shares) for cash, securities or any other consideration, provided that after consummation of the offer, the person (within the meaning of Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof) in question is the Beneficial Owner), directly or indirectly, of 20 percent or more of the outstanding Shares of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Shares);
(iii)    the consummation of any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Shares immediately prior to the consolidation, business combination or merger (x) hold 50 percent or more of the combined voting power of the Company (or the Company resulting from the consolidation, business combination or merger or the parent of such Company) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the Company resulting from the consolidation, business combination or merger or the parent of such Company), relative to other holders of Shares immediately prior to the consolidation, business combination or merger, immediately after the consolidation, business combination or merger as immediately before; or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(iv)    there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period; or
(v)    any person (within the meaning of Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof) (other than the Company or any Subsidiary or any employee benefit plan (or related trust) sponsored by the Company or a Subsidiary (or related trust) becomes the Beneficial Owner of 20 percent or more of the Shares.
For purposes of this Section 8.01, the term “Company” shall mean Exelis Inc., an Indiana corporation, the term “Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least 50 percent of the total combined voting power in one of the other entities in such chain and the term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
“Excess funds” for purposes of this Section 8.01 shall mean all assets of the Plan not required to satisfy all liabilities of the Plan for pension benefits accrued under the Plan to the date of termination because of erroneous actuarial computation.
(b)    Plan Merger or Consolidation
The Board of Directors or its delegate may, in its sole discretion, merge this Plan with another qualified plan or transfer a portion of the Plan’s assets or liabilities to another qualified plan, subject to any applicable legal requirement. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or other person entitled to a benefit under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated; provided that, subject to the provisions of Article 10 on or after the date of the first occurrence of an Acceleration Event, (i) no transfer of assets or liabilities, except as specifically permitted under Section 8.01(a), between the Plan and any Employee Benefit Plan, as hereinafter defined, (ii) no spin-off of Plan assets or Plan liabilities to any Employee Benefit Plan, (iii) no withdrawal of Plan assets, in the event such withdrawal is permitted under applicable law or (iv) no merger or consolidation of the Plan with any Employee Benefit Plan shall be permitted; provided further, however, that, subject to the terms set forth in 4.16(b)), this Section 8.01(b) shall not prohibit transfers of assets or liabilities, spinoffs, withdrawals, mergers or consolidations of Plan assets, other than the 401(h) Account assets, in order to facilitate the complete or partial termination of the Plan whereby the 401(h) Account continues to be maintained by the Plan or by another pension plan (collectively, the “Pension Transfer Restrictions”).
For purposes of this Section 8.01(b), Employee Benefit Plan has the same meaning as the term “employee benefit plan” has under Section 3(3) of ERISA.

8.02    Limitation Concerning Highly compensated Employees or Highly compensated Former Employees
(a)    The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as those terms are defined in Section 414(q) of the Code) of the Company or an Associated Company and (ii) in any other event, to any Member or former Member who is one of the 25 highly compensated employees or highly compensated former employees of the Company or Associated Company with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Members or former Members to whom this Section applies shall not be greater than an amount equal to the payments that would be made on behalf of the Member or former Member under a single life annuity that is of Equivalent Actuarial Value to the sum of the Member’s or former Member’s Accrued Benefit and any other benefits payable to the Member and former Member under the Plan.
(b)    If, (i) after payment of an Accrued Benefit or other benefits to any one of the Members or former Members to whom this Section applies, the value of Plan assets equals or exceeds 110 per cent of the value of current liabilities (as that term is defined in Section 412(1)(7) of the Code) of the Plan or (ii) the value of the Accrued Benefit and other benefits of any one of the Members or former Members to whom this Section applies is less than one percent of the value of current liabilities of the Plan or (iii) the value of the Accrued Benefit and other benefits of any one of the Members or former Members to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code, the provisions of paragraph (a) above will not be applicable to the payment of benefits to the Member or former Member.
(c)    Notwithstanding paragraph (a) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefits payable to any highly compensated employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.
(d)    If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.
8.03    Conditions of Employment Not Affected by Plan
The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company (which right is hereby reserved) to discharge any Employee or other person and to treat him without regard to the effect which such treatment might have upon him as a Member or a potential Member of the Plan.
8.04    Offsets
Unless the Board of Directors or the Administrative Committee otherwise provides under written rules uniformly applicable to all Employees similarly situated, the Administrative Committee shall deduct from the amount of any retirement allowance or vested benefit under the Plan, any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any political subdivision thereof or any fund or organization or government agency or department on account of which contributions have been made or premiums or taxes paid by the Company, any Participating Unit, or any Associated Company with respect to any service which is Benefit Service for purposes of computation of benefits under the Plan; provided, however, that pensions payable for government service or benefits under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Plan except as specifically provided herein.
8.05    Denial of Benefits
The Administrative Committee may prescribe rules on a basis uniformly applicable to all Employees similarly situated under which an Employee whose employment is terminated because of dishonesty, conviction of a felony or other conduct prejudicial to the Company may be denied any benefit or benefits for which he would otherwise be eligible under the Plan, except his retirement allowance pursuant to Section 4.01 or his vested benefit pursuant to Section 4.05; provided, however, that such denial is not contrary to applicable law.
8.06    Limitation on Benefits In the Event of a Liquidity Shortfall
Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Company, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Member or beneficiary whose Annuity Starting Date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.”
8.07    Notice of Address and Missing Persons
Each person entitled to benefits under the Plan must file with the Administrative Committee, in writing, that person’s post office address and each change of post office address. Any communication, statement, or notice addressed to such person at the latest reported post office address will be binding upon such person for all purposes of the Plan.
In the event the Administrative Committee is unable to locate any person to whom a payment is due under the Plan, such person shall be considered missing for purposes of the Plan and the Administrative Committee shall perform, or cause to be performed, a reasonable search for such person. The Administrative Committee shall adopt a policy (the “Missing Participant Policy”) that describes the actions that may be reasonably undertaken to locate, and pay vested benefits under the Plan to, participants or other persons that cannot be located by the Administrative Committee. The Missing Participant Policy may be amended from time to time in the absolute discretion of the Administrative Committee.
If, after a reasonable search, the Administrative Committee is unable to locate a person to whom payment is due under the Plan, the amount due such person shall be forfeited at such time as the Administrative Committee shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose (but in all events prior to the time such payment would otherwise escheat under any applicable State law). If, however, such person later files a claim for such payment before the Plan is terminated, the benefit will be reinstated and payment made in accordance with the terms of the Plan.”
8.08    Beneficiary’s Ability to Disclaim Interest in Plan
Notwithstanding any provision of this Plan to the contrary, a Beneficiary may waive his designation by filing a disclaimer complying with the requirements of Section 2518 of the Code with the Administrative Committee in accordance with rules prescribed by the Administrative Committee. The

Beneficiary filing such a disclaimer that is accepted by the Administrative Committee shall, for purposes of the Plan, be treated as if he predeceased or failed to survive the Member.
8.09    Construction; Venue
(a)    The masculine pronoun shall mean the feminine where, appropriate, and vice versa.
(b)    The titles and headings of the Articles and Sections in the Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.
(c)    The Plan shall be construed, regulated and administered in accordance with the laws of the State of Florida (without regard to principles of conflicts of law), subject to the provisions of applicable Federal laws. Venue for any action arising under the Plan shall be in Brevard County, Florida.
8.10    Limitations of Time for Submitting Claims and Filing Suits
Except for actions to which the statute of limitations prescribed by Section 413 of ERISA applies, (a) no legal or equitable action relating to a claim under Section 502 of ERISA may be commenced later than one year after the claimant receives a final decision from the Administrative Committee in response to the claimant’s request for review of an adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action (or, if later, July 1, 2019). This provision shall not bar the plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.
8.11    Legal Fees
Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to: (a) administrative proceedings under the Plan; (b) unsuccessful claims brought by a Participant or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Member or any other person against the Plan, the Administrative Committee, the Investment Committee, any Plan fiduciary, any Participating Unit, the Company, any Associated Company or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Member or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.
ARTICLE 9 - NONALIENATION OF BENEFITS
(a)    Subject to any applicable Federal and State law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge except any election to make a contribution necessary to provide post-retirement medical benefits under any medical or similar plan maintained by the Company and, any attempt so to do shall be void, except as specifically provided in the Plan, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.
(b)    Subject to applicable Federal and State law, in the event that the Administrative Committee shall find that any Member or other person who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his benefits under the Plan, except as specifically provided in the Plan, or if any garnishment, attachment, execution, levy or court order for payment of money has been issued against any of his benefits under the Plan, then such benefit shall cease and terminate. In such event the Administrative Committee shall hold or apply the payments to or for the benefit of such Member or other person who is or may become entitled to benefits hereunder, his Spouse, children, parents or other blood relatives, or any of them.
(c)    Notwithstanding the foregoing provisions of the Plan, payment shall be made in accordance with the provisions of any judgment, decree, or, domestic relations order which:
(i)    creates for, or assigns to, a Spouse, former Spouse, child or other dependent of a Member the right to receive all or a portion of the Member’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that Spouse, child or dependent,
(ii)    is made pursuant to the domestic relations law of any State (as such term is defined in Section 3(10) of ERISA),
(iii)    does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
(iv)    otherwise meets the requirements of Section 206(d) of ERISA (as amended) to be a “qualified domestic relations order” as determined by the Administrative Committee.
If the lump sum present value of any series of payments made under the criteria set forth in paragraphs (i) through (iv) above with respect to a vested benefit amounts to $ 5,000 or less, then a single lump sum payment of Equivalent Actuarial Value (determined in the manner described in Section 4.11) shall be made in lieu of the series of payments.
(d)    The Administrative Committee shall resolve any questions arising under this Article 9 on a basis uniformly applicable to all persons similarly situated.
(e)    A Member’s benefit under this Plan shall be offset by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(c) of the Code.
ARTICLE 10 - AMENDMENTS
10.01
Subject to Section 10.02, the Board of Directors or its delegate reserves the right at any time and from time to time and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan or any Former Pension Plan or Prior Salaried Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, Spouses, or contingent annuitants or other persons who are or may become entitled to benefits hereunder prior to the satisfaction of all liabilities with respect to them; and that no modification or amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member attributable to Company contributions below that nonforfeitable percentage thereof computed under the Plan or any Former Pension Plan or Prior Salaried Plan as in effect on the later of the date on which the amendment is adopted or becomes effective. For purposes of this Section 10.01, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (b) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing a Member’s Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding, the Member’s Accrued Benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code (as it read before the first day of the 2008 Plan Year) or Section 412(d)(2) of the Code (as it reads for Plan Years beginning on and after January 1, 2008), or to the extent permitted under the Sections 1.411(d)-3 and 1.411(d)-4 of the U.S. Treasury Department regulations.
10.02
Notwithstanding the above, on or after the date an Acceleration Event (as defined in Section 8.01) first occurs, Section 8.01(b) and this Section 10.02, as they pertain to amendments to the Pension Transfer Restrictions occurring on or after the Acceleration Event occurs, may not be further amended by the Board of Directors without written consent of not less than three-quarters (3/4) of the Members and other persons entitled to benefits under the Plan.
10.03

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent this 31st day of August, 2020.

L3HARRIS TECHNOLOGIES, INC.
By: ___________________________________
                            Allison Oncel
Title: Senior Director, Global Benefits

[SIGNATURE PAGE – L3HARRIS SALARIED PENSION PLAN ]

APPENDIX A
Tables begin on the next page.

Appendix A - 1

APPENDIX B
The provisions set forth below, in addition to the Plan text, shall determine the benefit payable to or on behalf of Members covered under this Appendix. Notwithstanding any foregoing Plan provision to the contrary, a Member covered under this Appendix shall not be deemed to incur a Severance Date for purposes of commencement of benefits until he ceases to accrue Eligibility Service pursuant to the provisions of this Appendix B.
1.    Alcatel Employment – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (a) who was employed by the Company on December 31, 1986, (b) who was then a Member of or was then in the process of satisfying the eligibility requirements for membership in this Plan, (c) who, immediately after said date, became employed by a company within the controlled group of Alcatel N.V. (“Alcatel”) as a result of the joint venture with Compagnie Générale d’Electricit (“CGE”), and (d) who then became covered by the retirement plan for salaried employees established pursuant to the joint venture by Alcatel for such persons, any employment with Alcatel rendered on or after January 1, 1987, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Remuneration paid to such person by Alcatel during any such period of Eligibility Service shall be recognized as Compensation in accordance with Section 1.12; provided, however, that for purposes of determining Final Average Compensation in accordance with Section 1.18, total Compensation recognized in any Plan Year after 1986 will not exceed 105% of such person’s total Compensation recognized in the immediately preceding Plan Year. These provisions shall apply until the earlier of the date such person retires or terminates his Alcatel employment; the date such person’s Alcatel employer is no longer within the controlled group of Alcatel N.V.; or the date, as determined by the Board of Directors or the Administrative Committee, the aforementioned Alcatel retirement plan no longer operates in conjunction with this Plan.
2.    Rayonier Employment – Subject to any limitations set forth in writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (a) who was a Member of this Plan or who was in the process of satisfying the eligibility requirements for membership in this Plan on February 28, 1994, and (b) who, as a result of the spinoff of ITT Rayonier Corporation, became a Member of the Retirement Plan for Salaried Employees of Rayonier Inc. (the “Rayonier Plan”) on March 1, 1994, or, if later, the date he first completed the eligibility requirements thereof, any employment with Rayonier Inc. rendered by such person on or after March 1, 1994, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service under this Plan to the extent such employment is recognized for purposes of determining eligibility for benefits under the terms of the Rayonier Plan. Remuneration paid to such person by Rayonier, Inc. during any period of Eligibility Service shall be recognized as Compensation in accordance with Section 1.12 of this Plan; provided, however, that, for purposes of determining Final Average Compensation in accordance with Section 1.18 of this Plan, total Compensation recognized in any Plan Year after 1993 will not exceed 105% of such person’s total Compensation recognized in the immediately preceding Plan Year. The provisions of this Section 2 with respect to Rayonier employment shall apply until the earlier of (i) the date such person retires or terminates his Rayonier, Inc. employment and (ii) (A) in the case of the recognition of Eligibility Service under this section 2, December 31, 2017 and (B) in the case of the recognition of Compensation under this section 2, December 31, 2016 (i.e., the date that,
Appendix B - 1

except as provided in Appendix G, compensation for all Plan purposes was frozen and all benefit accruals under the Plan (including under all appendices to the Plan except Appendix G) ceased (to the extent that such accrual had not earlier ceased under Plan provisions)).
In the event a Member who meets the requirement described in clauses (a) and (b) above incurs a Severance Date on or after February 28, 1994, such Member shall be deemed reemployed in accordance with Section 4.12 of this Plan if he is reemployed as a common law employee by the Company, an Associated Company, or the Rayonier Inc.
3.    PowerSystems Employment – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITT PowerSystems Corporation on March 29, 1994, and who became employed by International PowerSystems Corporation (“IPS”) on March 30, 1994, any employment with IPS after March 29, 1994, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after March 30, 1994, and prior to March 30, 1999, or, if earlier, up to and including the date such employment with IPS is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of March 29, 1994.
4.    Employment Rendered by ITTA-ESI Employees formerly Employed by GM/MABU – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, the following shall apply to any person who, on April 1, 1994, became an Employee of ITT Automotive Electrical Systems, Inc. (“ITTA-ESI”) as a result of the acquisition by ITTA-ESI on such date of certain assets of the Motors and Actuators Business Unit (“MABU”) of General Motors Corporation’s Delco Chassis Division (“GM/MABU Acquisition”).
Membership and Eligibility Service – With respect to any person who, on April 1, 1994, became an Employee of ITTA-ESI as a result of the GM/MABU Acquisition, membership under this Plan shall commence effective as of April 1, 1994, and employment rendered prior to such date with General Motors Corporation (“GM”) shall be recognized as Eligibility Service under this Plan to the same degree such employment was recognized on March 31, 1994, as Credited Service for eligibility purposes under the General Motors Salaried Retirement Program (“GM Plan”) and as the period of such Credited Service is determined by GM in accordance with the terms of the GM Plan.
ITT Plan Past Service Benefit – With respect only to any person (i) who, on April 1, 1994, became an Employee of ITTA-ESI as a result of the GM/MABU Acquisition and a Member of this Plan and (ii) who, on March 31, 1994, did not have a vested entitlement to benefits under the GM Plan because he then had less than five years of Credited Service under the GM Plan, such Member shall be entitled to an ITT Plan Past Service Benefit equal to the amount of the benefit which would be payable at age 65 as a Part A Basic Benefit under the GM Plan, based on the period of such Member’s Credited Service attributable to his GM employment rendered prior to April 1, 1994, (as such Credited Service is determined by GM in accordance with the terms of the GM Plan) and based on the Part A Basic Benefit as determined by GM in accordance with the terms of the GM Plan in effect on his Severance Date under this Plan; provided, however, that such ITT Plan Past Service Benefit shall be payable only if such Member is eligible for a retirement allowance or vested benefit under this Plan when he incurs a Severance Date under this Plan; and provided further that the amount of such ITT Plan Past Service Benefit shall be paid in accordance with the terms and conditions of this Plan, including, but not limited
Appendix B - 2

to, vesting provisions; early, normal, and postponed retirement provisions; automatic and optional survivor benefits provisions; provisions regarding payment commencement date; etc.
5.    ITT Small Business Finance Corporation (sometimes also referred to as “CILG”) Divestiture on March 31, 1995, to General Electric Capital Corporation
Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (i) who was employed by the Company on March 31, 1995, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in this Plan, and (iii) who, as a result of the divestiture on March 31, 1995, of the Commercial Installment Lending Group (“CILG”) of the ITT Small Business Finance Corporation (“ITT-SBF”) to General Electric Capital Corporation (“GECC”), became employed by GECC on April 1, 1995, any employment with GECC and any of its affiliates rendered by such person on or after April 1, 1995, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service in accordance with the provisions of this Plan. Remuneration paid to such person by GECC during any period of Eligibility Service shall be recognized as Compensation in accordance with Section 1.12 of this Plan; provided, however, that, in accordance with rules uniformly established by the Administrative Committee for all persons similarly situated, for purposes of determining Final Average Compensation in accordance with Section 1.18 of this Plan, total Compensation recognized (i) in the 1995 Plan Year shall be as determined by the Administrative Committee and (ii) in any Plan Year after 1995 will not exceed 105% of such person’s total Compensation recognized in the immediately preceding Plan Year. These provisions shall apply until the earlier of the date such person retires or terminates his GECC employment or October 31, 2012. It is noted that, in anticipation of the divestiture of CILG, certain Employees who had been employed by ITT Financial Corporation, a Participating Unit under this Plan, were transferred to and employed by ITT-SBF; such action is not to be considered an interruption in any Employee’s coverage under this Plan and the period of employment rendered by any such Employee at ITT-SBF prior to April 1, 1995, shall be recognized as Eligibility Service and as Benefit Service in accordance with the terms of the Plan.
6.    ITT Commercial Finance Corporation Divestiture on April 30, 1995, to Deutsche Bank AG
Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture, or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (i) who was employed by the Company on April 30, 1995, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in this Plan, and (iii) who, as a result of the divestiture on April 30, 1995, of ITT Commercial Finance Corporation to Deutsche Bank AG, became employed by Deutsche Bank AG on May 1, 1995, any employment with Deutsche Bank AG and any of its affiliates rendered by such person on or after May 1, 1995, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service in accordance with the provisions of this Plan for so long as such person is eligible to participate in the pension plan available to him as an employee of Deutsche Bank AG. Remuneration paid to such person by Deutsche Bank AG (or any of its affiliates) during any period of Eligibility Service shall be recognized as Compensation in accordance with Section 1.12 of this Plan; provided, however, that, in accordance with rules uniformly established by the Administrative Committee for all persons similarly situated, for purposes of determining Final Average Compensation in accordance with Section 1.18 of this Plan, total Compensation recognized (i) in the 1995 Plan Year shall be as determined by the Administrative Committee and (ii) in any Plan Year after 1995 will not exceed 105% of such person’s total Compensation recognized in the immediately preceding Plan Year. These provisions shall apply until the earlier of the date such person retires or terminates his employment with Deutsche Bank AG or any of its affiliates or October 31, 2012.
Appendix B - 3

7.    Island Finance Corporation Divestiture on April 30, 1995, to Norwest Financial Services, Inc.
Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (i) who was employed by the Company on April 30, 1995, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in this Plan, (iii) who, as a result of the divestiture on April 30, 1995, of Island Finance Corporation to Norwest Financial Services, Inc. (“NFSI”), became employed by NFSI on May 1, 1995, and (iv) who then became covered by the retirement plan for salaried employees (“NFSI Pension Plan”) established pursuant to the Stock and Asset Purchase Agreement between ITT Financial Corporation and NFSI, any employment with NFSI rendered by such person on or after May 1, 1995, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service to the same extent such employment (including, in the event such person’s NFSI employment ceases after May 1, 1995, any subsequent period of re-employment by NFSI) is recognized under the NFSI Pension Plan for purposes of determining eligibility for benefits. Remuneration paid to such person by NFSI during any period of Eligibility Service shall be recognized as Compensation in accordance with Section 1.12 of this Plan; provided, however, that, in accordance with rules uniformly established by the Administrative Committee for all persons similarly situated, for purposes of determining Final Average Compensation in accordance with Section 1.18 of this Plan, total Compensation recognized (i) in the 1995 Plan Year shall be as determined by the Administrative Committee and (ii) in any Plan Year after 1995 will not exceed 105% of such person’s total Compensation recognized in the immediately preceding Plan Year. These provisions shall apply until the earlier of the date such person retires or terminates his NFSI employment; the date such person’s NFSI employer is no longer within the controlled group of NFSI; or the date, as determined by the Board of Directors or the Administrative Committee, the NFSI Pension Plan no longer operates in conjunction with this Plan.
8.    ITT Lyndon Life Insurance – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITT Lyndon Life Insurance on October 20, 1995, and who became employed by Mercury Finance Company (“Mercury”) on October 21, 1995, any employment with Mercury on and after October 21, 1995, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after October 21, 1995, and prior to October 21, 2000, or, if earlier, up to and including the date such employment with Mercury is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of October 20, 1995. Notwithstanding the foregoing, pursuant to the provisions of the purchase and sale agreement applicable to said divestiture, Eligibility Service accruals under this Section 8 ceased as of June 3, 1997.
9.    ITT Lyndon Guaranty Bank – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person who was employed by ITT Lyndon Guaranty Bank and who became employed by LGB Holdings, Inc. (“LGB”) on May 9, 1996, any employment with LGB and any of its affiliates rendered by such person on and after May 9, 1996, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after May 9, 1996, and prior to May 9, 2001, or, if earlier up to and including the date such employment with LGB is
Appendix B - 4

terminated shall be recognized as Eligibility Service under the Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of May 8, 1996.
10.    ITTA Seats – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITTA – Body Systems Hancock excluding Jackson (ITTA Seats) on August 24, 1997, and who became employed by Lear Corporation (“Lear”) on August 25, 1997, any employment with Lear on and after August 25, 1997, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after August 25, 1997, and prior to August 25, 2002, or, if earlier, up to and including the date such employment with Lear is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of August 24, 1997.
11.    ITTA Precision Die Casting – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITTA-Precision Die Casting on March 13, 1998, and who became employed by Lester Precision Die Casting, Inc. (“Lester”) on March 13, 1998, any employment with Lester after March 13, 1998, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after March 13, 1998, and prior to March 13, 2003, or, if earlier, up to and including the date such employment with Lester is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of March 13, 1998. Notwithstanding the foregoing, pursuant to the provisions of the purchase and sale agreement applicable to said divestiture, Eligibility Service accruals under this Section 11 shall cease as of December 31, 2000.
12.    ITT Pomona Electronics – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITT Pomona Electronics on September 25, 1998, and who became employed by Danaher Corporation or one of its subsidiaries (“Danaher”) on September 25, 1998, any employment with Danaher after September 25, 1998, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after September 25, 1998, and prior to September 24, 2003, or, if earlier, up to and including the date such employment with Danaher is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of September 25, 1998.
13.    ITTA-Brakes and Chassis – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (i) who was employed by the Company on September 25, 1998, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in this Plan, and (iii) who, as a result of the divestiture on
Appendix B - 5

September 25, 1998, of ITTA-Brakes and Chassis to Continental AG (“Continental”) became employed by Continental on September 26, 1998, any employment with Continental and any of its affiliates rendered by such person on and after September 26, 1998, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service in accordance with the provisions of Section 2.01 of this Plan. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of September 25, 1998.
Unless otherwise provided by the Board of Directors or its delegate, these provisions shall apply until the earlier of the date such person retires or terminates his Continental employment.
14.    ITTA-Electrical Systems – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any person (i) who was employed by the Company on September 28, 1998, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in this Plan, and (iii) who, as a result of the divestiture on September 28, 1998, of ITTA-Electrical Systems to Valeo (“Valeo”) became employed by Valeo on September 29, 1998, any employment with Valeo and any of its affiliates rendered by such person on and after September 29, 1998, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service in accordance with the provisions of Section 2.01 of this Plan. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of September 28, 1998.
Unless otherwise provided by the Board of Directors or its delegate, these provisions shall apply until the earlier of the date such person retires or terminates his Valeo employment.
15.    ITT GaAsTEK – Subject to any limitations set forth in the purchase and sale agreement applicable to said divestiture or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by ITT GaAsTEK on March 6, 2000, and who became employed by M/A-COM, Inc. or one of its affiliates (“M/A-COM”) on March 6, 2000, any employment with M/A-COM after March 6, 2000, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after March 6, 2000, and prior to March 6, 2005, or, if earlier, up to and including the date such employment with M/A-COM is terminated shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of March 6, 2000.
16.    HiSan, Inc. - With respect to any person (i) who was employed by the Company on December 31, 2002, or such later date, as applicable, but no later than July 29, 2005, (ii) who was then a Member of this Plan or who was then in the process of satisfying the eligibility requirements for membership in the Plan, and (iii) who, as a result of the direct transfer of his employment from the Company to HiSan, Inc. became employed by HiSan, Inc. between January 1, 2003, and July 29, 2005, (a “Transferred HiSan Member”), his or her period of uninterrupted employment with HiSan, Inc. rendered immediately after such direct transfer of his or her employment to HiSan, Inc. as a salaried employee, shall be recognized as Benefit Service under this Plan in accordance with Section 2.02. The provisions of the foregoing sentence shall continue to apply until the earlier of (i) the date such person first retires or terminates his employment with HiSan, Inc., (ii) the date HiSan, Inc. ceases to be an Associated Company, or
Appendix B - 6

(iii) the date otherwise determined by the Board of Directors or the Pension Administration Committee. Any period of employment rendered with HiSan, Inc. shall be recognized as Eligibility Service in accordance with Section 2.01 until the date HiSan, Inc. ceases to be an Associated Company. Remuneration paid to an employee of HiSan, Inc. during any period of employment with HiSan, Inc. recognized as Eligibility Service under Section 2.01 shall be recognized as Compensation in accordance with Section 1.11. Notwithstanding any Plan provision to the contrary with respect to a Transferred HiSan Member, his annual retirement allowance or vested benefit payable under the provisions of this Plan on a lifetime basis as of his Annuity Starting Date, which is attributable to the period of Benefit Service rendered as an employee of HiSan, Inc., shall, prior to any adjustment in accordance with Sections 4.07(a) and 4.08(c), be reduced, but not below zero, by the annual retirement allowance or vested benefit attributable to the period of the Transferred HiSan Member’s employment rendered after such direct transfer of his or her employment to HiSan, Inc. which has been recognized as Benefit Service under the provisions of this Appendix B which is payable on a lifetime basis under the provisions of the HiSan, Inc. Salaried Retirement Plan (the “HiSan Plan”) as of the Member’s Annuity Starting Date or, if later, the earliest possible commencement date permitted under the terms of the HiSan Plan.
17.    ITT Switches Business – Subject to any limitations set forth in the purchase and sale agreement dated May 8, 2007, between ITT Corporation and DeltaTech Controls, Inc. or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by the Company in the United States on July 27, 2007, and who became employed by DeltaTech Controls, Inc. or any affiliate thereof (“DeltaTech”) pursuant to the terms of said agreement on July 28, 2007, any employment with DeltaTech after July 27, 2007, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after July 27, 2007, and prior to July 27, 2012, or, if earlier, up to and including the date such employment with DeltaTech is terminated, shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation and Eligibility Service determined as of July 27, 2007.
18.    ITT Automotive, Inc. – Subject to any limitations set forth in the Stock and Asset Purchase Agreement for ITT Automotive, Inc. (“Automatic”) dated December 4, 2005, between ITT Corporation and Cooper-Standard Automotive, Inc. (“CSA”) or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect an employee who (i) was either a Member of the Plan on February 6, 2006, or who was in the process of satisfying the eligibility requirements for membership in the Plan on that date (a “Transferred Member”), and (ii) was employed by Automotive on February 6, 2006, and remained employed by CSA on February 7, 2006, the period of employment with CSA rendered by such person on and after February 7, 2006, and prior to the earlier of such Member’s termination of employment from CSA or February 6, 2011, shall not be recognized as Benefit Service under this Plan, but shall be recognized as Eligibility Service in accordance with the provisions of Section 2.01 of this Plan. Any such Transferred Member who satisfies the Plan’s eligibility requirements for retirement either before or during the period for which such Eligibility Service is being granted, may not commence receipt of such Transferred Member’s benefit under the Plan until the earlier of his termination of employment with CSA or February 6, 2011.
Appendix B - 7

19.    ITT Corporation – Subject to any limitations set forth in the Benefits and Compensation Matters Agreement dated October 25, 2011, among ITT Corporation, Xylem Inc. and Exelis Inc. (the “BCMA”) or in a separate writing by the Board of Directors or the Administrative Committee on a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by the Company on October 30, 2011, and who remained employed by ITT Corporation or any of its subsidiaries or affiliates thereof (“ITT”) on October 31, 2011, any employment with ITT after October 30, 2011, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after October 30, 2011, and prior to October 31, 2016, or, if earlier, up to and including the earlier of (i) the date such employment with ITT is terminated, (ii) the Annuity Starting Date under the Plan with respect to the Member’s TPP Pension Formula Benefit, or (iii) the date of a change of control (as such term is defined in the BCMA) of ITT Corporation, shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member shall be treated for other purposes as if he incurred a termination of employment under the Plan as of October 30, 2011, and such Member’s Final Average Compensation hereunder shall be based on his Compensation determined as of October 30, 2012, and the rate of interest to be credited on such Member’s Basic PEP Lump Sum Value under the provisions of Section 4.01(c)(2) shall be 1.55 (or such other rate as determined by the Board of Directors or its delegate) percent per annum.
For purposes of determining the Social Security Benefit as defined in Article 1, with respect to a Member who was employed by the Company on October 30, 2011, and who remained employed by ITT on October 31, 2011, no wage index adjustment or cost of living adjustment shall be assumed with respect to any period after the later of (i) December 31, 2011, or (ii) the end of the calendar year in which the Member ceases to accrue Benefit Service. For purposes of determining the Member’s Social Security Benefit under Section 4.04(b) or 4.05(b) of the Plan, effective on and after October 31, 2011, the Social Security Benefit for a Post-1999 Member or a Pre-2000 Member covered under this Item 20 of Appendix B who was employed by the Company on October 30, 2011, and remained employed by ITT on October 31, 2011, shall be determined on the assumption that (i) such Member had no earnings after the earlier of (1) his Early Retirement Date or (2) later of (A) the date he ceased to accrue Benefit Service under the Plan or (B) the date he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(b) or 4.05(a) of the Plan, but not earlier than October 31, 2011, and (ii) the Member’s earnings for the period beginning with the calendar year following the date he ceases to accrue Benefit Service, but not earlier than 2012 and ending with the calendar year in which he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(a) above, used to calculate his Social Security Benefit is based on his rate of Compensation in effect as of the date he ceases to accrue Benefit Service.
Notwithstanding the provisions of Section 4.11 of the Plan, a Member who was employed by the Company on October 30, 2011, and who remained employed by ITT on October 31, 2011, may, in accordance with the procedures established by the Administrative Committee and the notice and timing provisions of Section 4.07, elect to commence the PEP Formula Benefit portion of his retirement allowance or vested benefit without also commencing the TPP Formula Benefit portion of his retirement allowance or vested benefit, provided that on the Annuity Starting Date relating to the PEP Formula Benefit portion of his retirement allowance or vested benefit he is not an employee of the Company or an Associated Company.
20.    Xylem Inc. – Subject to any limitations set forth in the Benefits and Compensation Matters Agreement dated October 25, 2011, among ITT Corporation, Xylem Inc. and Exelis Inc. (the “BCMA”) or in a separate writing by the Board of Directors or the Administrative Committee on
Appendix B - 8

a basis uniformly applicable to all persons similarly situated, with respect to any Member who was employed by the Company on October 30, 2011, and who became employed by Xylem Inc. or any of its subsidiaries or affiliates thereof (“Xylem”) on October 31, 2011, any employment with Xylem after October 30, 2011, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after October 30, 2011, and prior to October 31, 2016, or, if earlier, up to and including the earlier of (i) the date such employment with Xylem is terminated, (ii) the Annuity Starting Date under the Plan with respect to the Member’s TPP Pension Formula Benefit, or (iii) the date of a change of control (as such term is defined in the BCMA) of Xylem Inc., shall be recognized as Eligibility Service under this Plan in accordance with Section 2.01. Notwithstanding the foregoing, such Member’s Final Average Compensation hereunder shall be based on his Compensation determined as of October 30, 2012.
Notwithstanding the foregoing, such Member shall be treated for other purposes as if he incurred a termination of employment under the Plan as of October 30, 2011, and such Member’s Final Average Compensation hereunder shall be based on his Compensation determined as of October 30, 2012, and the rate of interest to be credited on such Member’s Basic PEP Lump Sum Value under the provisions of Section 4.01(c)(2) of the Plan shall be 1.55 (or such other rate as determined by the Board of Directors or its delegate) percent per annum.
For purposes of determining the Social Security Benefit as defined in Article 1, with respect to a Member covered under this Item 20 of Appendix B who was employed by the Company on October 30, 2011, and became employed by Xylem on October 31, 2011, no wage index adjustment or cost of living adjustment shall be assumed with respect to any period after the later of (i) December 31, 2011, or (ii) the end of the calendar year in which the Member ceases to accrue Benefit Service. For purposes of determining the Member’s Social Security Benefit under Section 4.04(b) or 4.05(b) of the Plan, effective on and after October 31, 2011, the Social Security Benefit for a Post-1999 Member or a Pre-2000 Member covered under this Item 20 of Appendix B who was employed by the Company on October 30, 2011, and became employed by Xylem on October 31, 2011, shall be determined on the assumption that (i) such Member had no earnings after the earlier of (1) his Early Retirement Date or (2) later of (A) the date he ceased to accrue Benefit Service under the Plan or (B) the date he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(b) or 4.05(a) of the Plan, but not earlier than October 31, 2011, and (ii) the Member’s earnings for the period beginning with the calendar year following the date he ceases to accrue Benefit Service, but not earlier than 2012 and ending with the calendar year in which he first meets the age and service eligibility requirements for Early Retirement as set forth in Section 4.04(a) above, used to calculate his Social Security Benefit is based on his rate of Compensation in effect as of the date he ceases to accrue Benefit Service.
Notwithstanding the provisions of Section 4.11 of the Plan, a Member who was employed by the Company on October 30, 2011, and who became employed by Xylem on October 31, 2011, may, in accordance with the procedures established by the Administrative Committee and the notice and timing provisions of Section 4.07, elect to commence the PEP Formula Benefit portion of his retirement allowance or vested benefit without also commencing the TPP Formula Benefit portion of his retirement allowance or vested benefit, provided that on the Annuity Starting Date relating to the PEP Formula Benefit portion of his retirement allowance or vested benefit he is not an employee of the Company or an Associated Company.
21.    Vectrus, Inc. – As set forth in the Employee Matters Agreement by and between Exelis Inc. and Vectrus, Inc. dated as of September 25, 2014 (the “EMA”), with respect to any Member who was employed by the Company on September 26, 2014, and who became employed by Vectrus, Inc. or any of its subsidiaries or
Appendix B - 9

affiliates, including but not limited to Vectrus Systems Corporation (collectively, “Vectrus”), on September 27, 2014, any employment with Vectrus after September 26, 2014, shall not be recognized as Benefit Service under this Plan, but any such employment rendered on and after September 26, 2014, and through December 31, 2016, or, if earlier, up to and including the earlier of (i) the last day of the month preceding the date as of which payments from the Plan begin, (ii) the individual’s termination of employment with Vectrus and its Affiliates (as this term is defined in the EMA), (iii) the individual’s death, (iv) a Change in Control (as this term is defined in the EMA) or (v) December 31, 2016, shall be recognized as Eligibility Service.
The Accrued Benefit of any Member in the Plan who as of the Effective Time (as this term is defined in the EMA) was credited with at least one year of Eligibility Service shall become fully vested and nonforfeitable to the extent his Accrued Benefit is not otherwise fully vested and nonforfeitable.”

Appendix B - 10

APPENDIX C
Special Provisions Applicable To
Certain Employees Affected by the
Establishment of Three Separate Companies

This Appendix C is applicable only with respect to (i) a Member who is a “Distribution-In Employee” (as defined in Section 1.43 of this Appendix), (ii) a Member who is (a) “Distribution-Out Employee” (as defined in Section 1.44 of this Appendix), (iii) a Member who is a “Pre-Distribution Transferred-Out Employee” (as that term is defined in Section 1.52 of this Appendix), (iv) a Member who is a “Pre-Distribution Transferred-In Employee” (as that term is defined Section 1.53 of this Appendix), and (v) to certain other persons who were not employed on or after December 19, 1995, as Employees of the Company and who rendered a period of employment prior to December 19, 1995, with the ITT System.
Except as otherwise modified or expanded in this Appendix C, the provisions of this Plan (sometimes referred to in this Appendix as Old ITT Plan), as contained in the text to which this Appendix is attached, shall determine the benefits payable to or on behalf of a Member covered under this Appendix. The Plan Sections referenced below are hereby modified or expanded in accordance with the following special provisions applicable to said Member.
Article 1 – Definitions
1.12    “Compensation,” as defined in this Plan, shall be modified as follows for any Member described in this Section 1.12 of this Appendix:
(a)    With respect to any Member who is (i) a Distribution-Out Employee or (ii) a Pre-Distribution Transferred-Out Employee, “Compensation” under Section 1.12 shall not include any remuneration paid to such Member on or after December 19, 1995, by New ITT or by ITT Hartford.
(b)    With respect to (i) any Member who is a Distribution-In Employee or (ii) any other Member who was not employed by the ITT System on December 18, 1995, but is employed as an Employee by the Company on or after December 19, 1995, any remuneration paid to such Member during a period of Eligibility Service prior to December 19, 1995, shall be recognized as “Compensation” under Section 1.12 to the same extent such remuneration was or would have been recognized under the New ITT Retirement Plan (then named the Sheraton Salaried Plan) and/or under the Hartford Retirement Plan as pension bearing earnings in accordance with the terms of such plans as in effect on December 18, 1995.
The following terms shall be added to Article I-Definitions of the Plan and shall have the following meanings:
1.43    “Distribution Date Transferred In Salaried Employee” (referred to in this Appendix as “Distribution-In Employee”) shall mean a person who, on December 18, 1995, was a participant in or then in the process of satisfying the eligibility requirements for participation in the New ITT Retirement Plan (then named the Sheraton Salaried Plan) or in the Hartford Retirement Plan and who, on December 19, 1995, is employed by the Company as an Employee or is then absent from work with the Company by reason of layoff, leave of absence, or disability and would otherwise be an Employee.
1.44    “Distribution Date Transferred Out Salaried Employee” (referred to in this Appendix as “Distribution-Out Employee”) shall mean a person who (a) is employed, on December 18, 1995, by the ITT System or is then absent from work at the ITT System by reason of layoff, leave of absence, or
Appendix C - 1

disability, (b) is a Member of this Plan on December 18, 1995, and (c) becomes employed as of December 19, 1995, by New ITT or by ITT Hartford.
1.45    “Former Hartford” shall mean the ITT Hartford Group, Inc., as constituted on December 18, 1995, and those of its subsidiaries, divisions, and affiliated companies, which, prior to December 19, 1995, were designated from time to time as participating divisions and participating corporations (including Hartford Fire Insurance Company) and associated companies under the Hartford Retirement Plan (as those terms are defined in said plan).
1.46    “Former Sheraton” shall mean ITT Sheraton Corporation as constituted on December 18, 1995, and those of its subsidiaries, divisions, and affiliated companies, which prior to December 19, 1995, were designated from time to time as participating units and associated companies under the Sheraton Salaried Plan.
1.47    “Hartford Retirement Plan” shall mean the Hartford Fire Insurance Company Retirement Plan.
1.48    “ITT Hartford” shall mean the ITT Hartford Group, Inc., as constituted on and after December 19, 1995, and those of its subsidiaries, divisions, and affiliated companies designated as participating divisions and participating corporations (including Hartford Fire Insurance Company) and associated companies under the Hartford Retirement Plan (as those terms are defined in said plan).
1.49    “ITT System” shall mean ITT Corporation (a Delaware corporation), as constituted on December 18, 1995, and those of its subsidiaries, divisions, and affiliated companies, which prior to December 19, 1995, were designated as Participating Units and Associated Companies under this Plan.
1.50    “New ITT” shall mean ITT Corporation (a Nevada corporation), as constituted on and after December 19, 1995, and those of its subsidiaries, divisions, and affiliated companies designated as participating units (including ITT Sheraton Corporation) and associated companies under the New ITT Retirement Plan (as those terms are defined in said plan) but only for the period such subsidiaries, divisions, and affiliated companies are participating units or associated companies under the New ITT Retirement Plan.
1.51    “New ITT Retirement Plan” shall, on and after December 19, 1995, mean the ITT Corporation Salaried Retirement Plan, which Plan is a continuation, without interruption or duplication, of the Plan known, prior to December 19, 1995, as the ITT Sheraton Corporation Retirement Plan for Salaried Employees (sometimes referred to in this Appendix as Sheraton Salaried Plan).
1.52    “Pre-Distribution Transferred-Out Employee” shall mean a person other than a Distribution-Out Employee who (a) is employed on December 18, 1995, by the ITT System or is then absent from work at the ITT System by reason of layoff, leave of absence, or disability, (b) has an accrued benefit, under this Plan and the Sheraton Salaried Plan, the Hartford Retirement Plan and/or an hourly defined benefit plan maintained by New ITT as of December 18, 1995, and (c) is employed on December 19, 1995, by either New ITT or ITT Hartford.
1.53    “Pre-Distribution Transferred-In Employee” shall mean a person employed by the Company on December 19, 1995, other than a Distribution-In Employee who (a) was employed on December 18, 1995, by the ITT System or is then absent from work at the ITT System by reason of layoff, leave of absence, or disability, and (b) has an accrued benefit as of December 18, 1995, under this Plan and the Sheraton Salaried Plan, and/or the Hartford Retirement Plan.
Section 2.01 Eligibility Service - Section 2.01(a) of the Plan is hereby expanded as follows:
(a)    Eligibility Service on or after December 19, 1995, for Distribution-Out Employees or Pre-Distribution Transferred-Out Employees
Appendix C - 2

(i)    Employment with New ITT - With respect to a Member employed by New ITT on December 19, 1995, who is either a Distribution-Out or a Pre-Distribution Transferred-Out Employee, any period of employment with New ITT rendered by such Member on or after December 19, 1995, shall be recognized as Eligibility Service under this Plan in accordance with the terms of this Plan, including the provisions of Section 2.01(e)-Breaks in Service and 2.01(f)-Bridging Breaks in Service; provided, however, such Employee’s Eligibility Service hereunder shall never be less than the period of employment which was recognized or would have been recognized under the terms of the New ITT Retirement Plan, as such plan, then named the Sheraton Salaried Plan, is in effect on December 18, 1995, for purposes of determining eligibility for membership and benefits (including but not limited to, eligibility for vesting, for pre-retirement survivor benefits, and for postponed, normal or early retirement) and such Member shall not incur a Severance Date under this Plan until he ceases to be employed by New ITT. This period of future employment rendered by such Member with New ITT, however, shall not be recognized as Eligibility Service for purposes of Section 1.19 and remuneration paid to such Member by New ITT during such period of future employment shall not be recognized as Compensation under Section 1.12 of this Plan. Notwithstanding the foregoing, Eligibility Service accruals with respect to a Member employed by (1) ITT World Directories Inc. ceased as of February 18, 1998, (2) ITT Educational Services, Inc. ceased as of June 9, 1998, and (3) ITT Corporation as of June 1, 2001.
(ii)    Employment with ITT Hartford - With respect to a Member employed by ITT Hartford on December 19, 1995, who is either a Distribution-Out Employee or a Pre-Distribution Transferred-Out Employee, any period of employment with ITT Hartford rendered by such Member on or after December 19, 1995, shall be recognized as Eligibility Service under this Plan in accordance with the terms of this Plan, including the provisions of Section 2.01(e)-Breaks in Service and 2.01(f)-Bridging Breaks in Service; provided, however, such Employee’s Eligibility Service hereunder shall never be less than the period of employment which was recognized or would have been recognized under the terms of the Hartford Retirement Plan, as such plan is in effect on December 18, 1995, for purposes of determining eligibility for membership and benefits (including, but not limited to, eligibility for vesting, for pre-retirement survivor benefits, and for postponed, normal or early retirement) and such Member shall not incur a Severance Date under this Plan until he ceases to be employed by ITT Hartford. This period of future employment rendered by such Member with ITT Hartford, however, shall not be recognized as Eligibility Service for purposes of Section 1.19 and remuneration paid to such Member by ITT Hartford during such period of future employment shall not be recognized as Compensation under Section 1.12 of this Plan.
Anything contained herein to the contrary notwithstanding, if any such Member ceases to be employed by New ITT and is subsequently employed by ITT Hartford, the subsequent employment with ITT Hartford shall not be recognized as Eligibility Service under this Plan. Conversely, if any such Member ceases to be employed by ITT Hartford and is subsequently employed by New ITT, the subsequent employment with New ITT shall not be recognized as Eligibility Service under this Plan.
Section 2.01 Eligibility Service - Section 2.01(g) of the Plan is hereby expanded as follows:
(g)    Eligibility Service Prior to December 19, 1995
(i)    Employment Rendered by a Distribution-In Employee or a Pre-Distribution Transferred-In Employee - With respect to a Member employed by the Company on December 19, 1995, who is a Distribution-In Employee or a Pre-Distribution Transferred-In Employee, any period of employment with the ITT System rendered by such Member prior to December 19, 1995, shall be recognized as Eligibility Service under this Plan to the extent such employment is recognized under the terms of the New ITT Retirement Plan (then named the Sheraton Salaried Plan) or under the terms of the Hartford Retirement Plan, which is applicable, as such plans are in effect on December 18, 1995, for purposes of determining
Appendix C - 3

eligibility for membership and benefits (including, but not limited to, eligibility for vesting, for pre-retirement survivor benefits, for determining Final Average Compensation, and for postponed, normal, or early retirement). This period of employment rendered by such Member with the ITT System shall be recognized as Eligibility Service for purposes of Section 1.19 and remuneration paid to such Member during such period of Eligibility Service which is or would have been recognized as pension bearing earnings under the terms of the New ITT Retirement Plan, which was then named the Sheraton Salaried Plan, and/or under the Hartford Retirement Plan as in effect on December 18, 1995, shall be recognized as Compensation under Section 1.12 of this Plan.
(ii)    Employment Rendered Within the ITT System by a Person Who is Not a Distribution-In Employee or a Pre-Distribution Transferred-In Employee - With respect to any person who is not a Distribution-In Employee or a Pre-Distribution Transferred-In Employee but who is employed by the Company on or after December 19, 1995, any period of employment prior to December 19, 1995, at an entity which, prior to December 19, 1995, was a Participating Unit or an Associated Company hereunder rendered by such Employee during the period such entity was a Participating Unit or Associated Company shall be recognized as Eligibility Service under this Plan in accordance with the terms of this Plan, including the provisions of Sections 2.01(e)-Breaks In Service and 2.01(f)-Bridging Breaks In Service. Any such period of employment rendered prior to December 19, 1995, shall be recognized as Eligibility Service for purposes of Section 1.19 of this Plan and any remuneration paid to any such Employee prior to December 19, 1995, shall be recognized as Compensation in accordance with the terms of Section 1.12.
Section 2.02 Benefit Service - Section 2.02(g) of the Plan is hereby expanded as follows:
(g)    Benefit Service prior to December 19, 1995
(i)    Employment rendered by a Pre-Distribution Transferred-In Employee or Distribution-In Employee who was a participant in the New ITT and/or Hartford Retirement Plans - With respect to a Member who is a Pre-Distribution Transferred-In Employee or on December 18, 1995, was a participant in the New ITT Retirement Plan (then named the Sheraton Salaried Plan) and/or, as the case may be, in the Hartford Retirement Plan and who is a Distribution-In Employee employed on December 19, 1995, by the Company, any period of employment with Former Sheraton and/or with Former Hartford rendered by such Member prior to December 19, 1995, shall be recognized as Benefit Service under this Plan to the extent such employment is recognized or would have been recognized under the terms of the New ITT Retirement Plan, which was then named the Sheraton Salaried Plan, and/or under the Hartford Retirement Plan, as such plans are in effect on December 18, 1995, for purposes of calculating the amount of benefits under such plans.
(ii)    Employment rendered by a Distribution-In Employee who was not a participant in the New ITT and/or Hartford Retirement Plans - With respect to a Member who, on December 18, 1995, was not a participant in, but who was then in the process of satisfying the eligibility requirements for participation in, the New ITT Retirement Plan (then named the Sheraton Salaried Plan) or in the Hartford Retirement Plan (whichever is applicable) and who is a Distribution-In Employee employed on December 19, 1995, by the Company, the period of employment with Former Sheraton and/or with Former Hartford rendered by such Member prior to December 19, 1995, shall be recognized as Benefit Service under this Plan to the extent such employment would have been recognized under the terms of the New ITT Retirement Plan (then named the Sheraton Salaried Plan) or, if applicable, under the Hartford Retirement Plan, as such plans are in effect on December 18, 1995, for purposes of calculating the amount of benefits under such plans had the Member satisfied the eligibility requirement for participation under such plans.
Appendix C - 4

Article 3 Membership - Section 3.01 of the Plan is hereby expanded as follows:
3.01(c)    Any person who on December 19, 1995, is a Distribution-In Employee shall become a Member of this Plan on the later of: (i) December 19, 1995, or (ii) the first day of the calendar month coincident with or next following the date on which he attains the 21st anniversary of his birth and completes one year of Eligibility Service.
3.01(d)    Any person who on December 19, 1995, is a Distribution-Out Employee and who was not a Member of this Plan on December 18, 1995, shall not become a Member of this Plan, except as otherwise provided in Section 3.05 of this Plan.
Section 4.02(b) Normal Retirement Allowance - Benefit - Section 4.02(b) of the Plan is hereby expanded as follows:
I.    Distribution-Out Employees or Pre-Distribution Transferred-Out Employees - With respect to a Member who is a Distribution-Out Employee or a Pre-Distribution Transferred-Out Employee, the annual normal retirement allowance payable to such Member shall be determined pursuant to the provisions of Section 4.01(b) of this Plan; provided, however, that such Member’s Average Final Compensation shall be determined as of December 18, 1995, his Social Security Benefit shall be determined on the basis of the law as in effect on the date such Member incurs a Severance Date and his Benefit Service shall be determined as of the date such Member ceased to be an Employee as defined in Article 1.
II.    Distribution-In Employees or Pre-Distribution Transferred-In Employees - With respect to a Member who is a Distribution-In Employee or a Pre-Distribution Transferred-In Employee, the annual normal retirement allowance payable on a lifetime basis upon retirement at such Member’s Normal Retirement Date shall, prior to adjustment in accordance with Sections 4.07(a), 4.08(a), and 4.08(c), but subject to the minimum provisions hereinafter set forth in this Section 4.02(b), be equal to the sum of (1) and (2), where:
(1)    equals:
(A)    two percent of the Member’s Final Average Compensation multiplied by the portion rendered prior to December 19, 1995, of the first 25 years of his Benefit Service;
(B)    plus one and one-half percent of the Member’s Final Average Compensation multiplied by the portion rendered prior to December 19, 1995, if any, of the next 15 years of his Benefit Service, to a combined maximum of 40 years of Benefit Service;
(C)    reduced by one and one-fourth percent of the Social Security Benefit multiplied by the portion rendered prior to December 19, 1995, of his years of Benefit Service not in excess of 40 years;
(D)    reduced, but not below zero, by the annual normal retirement allowance determined (as of the same date and in the same form of payment as this Plan) under the provisions of the New ITT Retirement Plan and/or the Hartford Retirement Plan as of his Severance Date prior to (i) the imposition of any limitations under Section 415 of the Code and (ii) the application of any offset provisions of such plans pertaining to the non-duplication of benefits paid under another defined benefit plan maintained by the sponsor of such plans or one of its affiliated companies, with respect to that period of a Member’s employment rendered prior to December 19, 1995, which has been recognized as Benefit Service under this Plan pursuant to the provisions of Section 2.02(g)(i) and (ii) of this Appendix; and
Appendix C - 5

(2)    equals
(A)    two percent of the Member’s Final Average Compensation multiplied by the portion rendered on or after December 19, 1995, if any, of the first 25 years of his Benefit Service;
(B)    plus one and one-half percent of the Member’s Final Average Compensation multiplied by the portion rendered on or after December 19, 1995, if any, of the next 15 years of his Benefit Service, to a combined maximum of 40 years of Benefit Service minus the total number of years of Benefit Service rendered prior to December 19, 1995;
(C)    reduced by one and one-fourth percent of the Social Security Benefit multiplied by the portion rendered on or after December 19, 1995, of the number of years of his Benefit Service, not in excess of 40 years minus the total number years of Benefit Service rendered prior to December 19, 1995.
The combined maximum years of Benefit Service used to compute (i) the amounts under clauses (1)(A) and (2)(A) shall not exceed 25 years, (ii) the amounts under clauses (1)(B) and (2)(B) shall not exceed 15 years, and (iii) the amounts under clause (1)(C) and (2)(C) shall not exceed 40 years.
The annual normal retirement allowance of a Section 401(a)(17) Employee shall not be less than the sum of Member’s Accrued Benefit on December 31, 1993, under the terms of the Plan as then in effect plus the Member’s Accrued Benefit based solely on Benefit Service accrued after that date under the provisions of the Plan as then in effect.
The annual normal retirement allowance determined prior to reduction to be made on account of the Social Security Benefit shall be an amount not less than the greatest annual early retirement allowance which would have been payable to a Member had he retired under Section 4.03 or Section 4.04 at any time before his Normal Retirement Date and as such early retirement allowance would have been reduced to commence at such earlier date but without reduction on account of the Social Security Benefit. The reduction to be made on account of the Social Security Benefit shall in any event be based on the Federal Social Security Act in effect at the time of the Member’s actual retirement.
Section 4.09(b) Maximum Benefits - Section 4.08(b) of the Plan is hereby expanded as follows:
With respect to a Member who is a Distribution-Out Employee or a Pre-Distribution Transferred-Out Employee, the maximum retirement allowance in subparagraph (i) of paragraph (a) of Section 4.08 of the Plan shall be the dollar limitation as determined by the Commissioner of Internal Revenue for the calendar year in which such Member’s Annuity Starting Date occurs and any increase in such dollar limitation with respect to any calendar year commencing after the Member’s Annuity Starting Date shall have no impact on the retirement allowance paid under this Plan to or on behalf of such Member.
Section 4.12 Reemployment of former Member or retired Member - Section 4.11 of the Plan is hereby expanded as follows:
In the event of a former Member or a retired Member who was a Distribution-Out Employee or a Pre-Distribution Transferred-Out Employee employed by New ITT on December 19, 1995, incurs a Severance Date on or after such date, such former Member or retired Member shall be deemed reemployed in accordance with the provisions of Section 4.12 of this Plan, if he is reemployed by the Company, an Associated Company, or New ITT.
In the event a former Member or retired Member who was a Distribution-Out Employee or a Pre-Distribution Transferred-Out Employee employed by ITT Hartford on December 19, 1995, incurs a
Appendix C - 6

Severance Date on or after such date, such former Member or retired Member shall be deemed reemployed pursuant to the provisions of Section 4.12 of this Plan, if he is reemployed by the Company, an Associated Company, or ITT Hartford.

Appendix C - 7

APPENDIX D
PENSION SUPPLEMENTS
1.    Effective as of July 1, 1993, a supplement equal to $50.00 per month shall be paid as of the end of each month commencing July 31, 1993, and added to the retirement allowance of those Members who, effective as of a date prior to July 1, 1977, retired under the normal, early or disability retirement provisions of the Plan, the Prior Salaried Plan or any Former Pension Plan, as herein defined, or if appropriate, to the beneficiary designated in such Member’s effective election under any of the aforementioned Plans of an optional form of payment.
2.    Effective as of October 1, 1995, a supplement equal to the amount indicated in the following paragraph per month shall be paid as of the end of each month commencing October 31, 1995, and added to the retirement allowance of those Members who, effective as of a date on or before January 1, 1993, retired under the postponed, normal, early or disability retirement provisions of the Plan, the Prior Salaried Plan or any Former Pension Plan, as herein defined, or if appropriate, to the beneficiary designated in such Member’s effective election under any of the aforementioned Plans of an optional form of payment.
The monthly pension supplement shall be equal to 50 percent of the percentage increase in the Consumer Price Index issued by the U.S. Department of Labor since December 31, 1987, or, if later, the employee’s year of retirement through December 31, 1994, multiplied by the amount of current monthly pension payable to the Member or surviving beneficiary under the Plan; provided, however, that the minimum pension supplement payable to any Member or surviving beneficiary shall be $10.00 per month.

Appendix D - 1

APPENDIX E
SPECIAL PROVISIONS APPLICABLE TO FORMER PENSION PLANS AND PRE-MEMBERSHIP SERVICE
This Appendix E is applicable only with respect to a Member who (i) has service accruals under a Former Pension Plan listed below, or (ii) was employed by Goulds Pumps, Inc. on December 1, 1998, or is then absent from work with Goulds Pumps, Inc. by reason of leave of absence or disability and who became a Member of this Plan on December 1, 1998, or (iii) was reclassified as an Employee prior to January 1, 2005, and immediately prior to that date was employed by the Company but not in the capacity of an Employee as defined in Section 1.16.
Except as otherwise modified or expanded in this Appendix E, the portion of a Member’s accrued benefit attributable to service recognized under a Former Pension Plan prior to the date the Employee became a Member of this Plan shall be determined under the provisions of said Former Pension Plan and the foregoing provisions of this Plan.
I.    Provisions applicable to benefits determined under the provisions of the Goulds Pumps, Inc. Pension Plan III (“Former Goulds Plan III”) with respect to service rendered prior to December 1, 1998.
1.    “Final Average Earnings” for purposes of Section 1.3(s) of the Former Goulds Plan III shall be determined in accordance with the provisions of Section 1.19 of the Plan on the basis of a Member’s Compensation (as defined in Article 1 of the Plan), including remuneration paid to the Member for services rendered to an Employer (as defined in Section 1.3(p) of the Former Goulds Plan III) prior to December 1, 1998.
2.    “Average Base Salary” for purposes of Section 5.1(b) of the Former Goulds Plan III shall be determined including base salary paid to the Member for services rendered to a Company or an Associated Company on and after December 1, 1998.
3.    The portion of any standard early retirement allowance payable to a Member before his Normal Retirement Date under the provisions of Section 4.03(c) of the Plan (“Gould’s Portion”) shall be equal to the Gould’s Portion of the retirement allowance otherwise payable at his Normal Retirement Date reduced for such early commencement pursuant to the provisions of Former Goulds Plan III.
4.    The provisions of Sections 4.3 and 5.3 of the Former Goulds Plan III shall be inapplicable with respect to a Member who becomes totally and permanently disabled on and after December 1, 1998.
5.    The provisions of Sections 4.5 and 5.5 of the Former Goulds Plan III shall be inapplicable with respect to any Member who completes an Hour of Service (as defined in Article 1 of the Plan) on or after December 1, 1998, and dies on or after December 1, 1998, and prior to his Annuity Starting Date. Any pre-retirement survivor benefit payable with respect to the portion of said Member’s benefit accrued under the provisions of the Former Goulds Plan III for service rendered prior to December 1, 1998, shall be calculated in accordance with the provisions of Section 4.07 of the Plan. However, any charge applicable under Section 4.07 of the Plan for post-retirement coverage shall only apply to the period of applicable coverage commencing on or after December 1, 1998.
6.    In addition to the optional forms of payment available under Section 4.07 of the Plan, a Member who has accrued a benefit under the Former Goulds Plan III and completes an Hour of Service (as defined in Section 1.19 of the Plan) on or after December 1, 1998, may elect to convert:
Appendix E - 1

A.    His retirement allowance or vested benefit into the optional form of payment set forth below:

Portion of Retirement Allowance or Vested Benefit Determined Under Former Goulds Plan III Formula	Portion of Retirement Allowance or Vested Benefit Determined Under Exelis Plan Formula
Life annuity with ten year certain	Life annuity if Annuity Starting Date prior to January 1, 2000, otherwise life annuity with ten year certain
B.    His vested benefit into the optional form of payment set forth below:

Portion of Vested Benefit Determined Under Former Goulds Plan III Formula	Portion of Retirement Vested Benefit Determined Under Exelis Plan Formula
100% joint and survivor annuity with Spouse as Beneficiary	50% joint and survivor annuity with Spouse as Beneficiary
7.    Notwithstanding any Plan provision to the contrary, a Member’s total retirement allowance or vested benefit under the Plan (including any amount determined under the Former Goulds Plan III) determined after optional modification in accordance with the provisions of Section 4.06 and Appendix E shall not be less than the Member’s retirement allowance or vested benefit that would have been provided under the provisions of the Former Goulds Plan III as of the date immediately preceding the date such Former Goulds Plan III was amended to continue as and under this Plan multiplied by the option factors in effect at that date under the Former Goulds Plan III.
8.    If a Member who (a) is employed on December 1, 1998, by Goulds Pumps, Inc. or is then absent from work with Goulds Pumps, Inc. by reason of leave of absence or disability, (b) becomes a Member of this Plan on December 1, 1998, (c) is entitled to an accrued benefit attributable to service rendered as a non-union employee under one of the Hourly Goulds Plans (as defined below), and (d) retires under the provision of Section 4.04(a) prior to attaining age 55, a temporary supplemental benefit shall be payable beginning on the Member’s Annuity Starting Date and ending with the payment due for the month immediately preceding his earliest commencement date under the provisions of the applicable Hourly Goulds Plan as in effect on his Severance Date, or the date payments under the applicable Hourly Goulds Plan commence, if earlier (his “Supplemental Payment Cessation Date”).
The temporary supplemental benefit shall be equal to the sum of the amount of the Member’s actual accrued benefit attributable to service rendered as a non-union employee under each applicable Hourly Goulds Plan as of his Severance Date reduced for early commencement in accordance with each respective Goulds Hourly Plan’s provisions as in effect on the Member’s Severance Date based on the assumption the Member, as of his Annuity Starting Date, has reached his earliest commencement date under the provisions of such Goulds Hourly Plan, with no reduction for any form of payment elected by
Appendix E - 2

the Member; provided, however, such temporary supplemental benefit shall not exceed the Member’s unreduced Social Security Benefit, as defined in Article 1 of this Plan.
In the event of the Member’s death prior to his Supplemental Payment Cessation Date, the Member’s Beneficiary, if any, named under the form of payment elected by the Member with respect to his Special Early retirement allowance payable under Section 4.04 of the Plan shall receive temporary supplemental payments in accordance with such form of payment based on the temporary supplemental amounts the Member was receiving prior to his death; provided, however, if such Member elects to have his Special Early retirement allowance payable in the form of a life annuity, such temporary supplemental benefit payments shall cease with the payment due for the month in which the Member’s death occurs. Any temporary supplemental payments made to a Member’s Beneficiary shall commence with the payment due for the month immediately following the month in which the Member’s death occurs and shall cease with the last payment due under such form of payment or the payment due for the month immediately preceding what would have been the Member’s earliest commencement date under the applicable Goulds Hourly Plan, if earlier.
For purposes of this Appendix E, the term “Hourly Goulds Plan(s)” means:
Pension Plan II Non-Exempt Salaried Employees;
Pension Plan IV for Hourly Employees of the Vertical Pump Division City of Industry, California;
Pension Plan V for Hourly Employees of the Vertical Pump Division Lubbock, Texas and Slaton, Texas.
II.    Provisions applicable to benefits accrued under the Former Kaman Corporation Amended and Restated Employees Pension Plan (“Former Kaman Plan”)
1.    “Average Final Salary” for purposes of Section 2.3 of the Former Kaman Plan shall be determined in accordance with provisions of Section 1.19 of the Plan on the basis of a Member’s Compensation (as defined in Section 1.12 of the Plan), including remuneration paid to the Member for services rendered to the Company (as defined in Section 2.12 of the Former Kaman Plan) prior to January 1, 1998.
2.    The portion of any standard early retirement allowance payable before Normal Retirement Date under the provisions of the Former Kaman Plan pursuant to Section 4.04(c) of the Plan to a Member who terminates employment prior to July 1, 1998, shall be equal to this portion of the retirement allowance otherwise payable at his Normal Retirement Date reduced for such early commencement in accordance with the provisions of the Former Kaman Plan.
3.    The portion of any special early retirement allowance payable before Normal Retirement Date under the provisions of the Former Kaman Plan pursuant to Section 4.05(c) of the Plan to a Member who terminates employment prior to July 1, 1998, (the “Kaman Portion”) shall be equal to the Kaman Portion of the retirement allowance payable at his Normal Retirement Date reduced for such early commencement in accordance with the provisions of the Former Kaman Plan.
4.    The provisions of Article VI of the Former Kaman Plan shall be inapplicable with respect to any Member who completes an Hour of Service (as defined in Article 1 of the Plan) after December 31, 1997, and dies on or after December 31, 1997, and prior to his Annuity Starting Date. Any pre-retirement survivor benefit payable with respect to the portion of said Member’s benefit accrued under the provisions of the Former Kaman Plan for service rendered prior to January 1, 1998, shall be
Appendix E - 3

calculated in accordance with the provisions of Section 4.07 of the Plan. However, the charges applicable under Section 4.07 of the Plan for post-retirement coverage shall only apply to the period of applicable coverage commencing on or after January 1, 1998, and any pre-retirement charges applied under the provisions of the Former Kaman Plan to the benefit of a Member or Former Member who completed an Hour of Service after December 31, 1997, for coverage prior to January 1, 1998, shall be disregarded.
5.    In addition to the optional forms of payment available under Section 4.07 of the Plan, a Member who has accrued a benefit under the Former Kaman Plan may elect to convert his total Plan retirement allowance or vested benefit into one of the optional forms of payment set forth below.

A.	Portion of Retirement Allowance Determined Under Kaman Former Pension Plan Formula	Portion of Retirement Allowance Determined Under Exelis Plan Formula
	(i) Social Security Leveling Option	Life annuity
	(ii) Life annuity with ten year certain option	Life annuity if Annuity Starting Date prior to January 1, 2000, otherwise life with ten year certain

B.	Portion of Vested Benefit Determined Under Kaman Former Pension Plan Formula	Portion of Vested Benefit Determined Under Exelis Plan Formula
	(i) 50% joint and survivor annuity with nonSpouse beneficiary	50% joint and survivor annuity with Spouse as beneficiary or Life Annuity
	(ii) 100% joint and survivor annuity with nonSpouse beneficiary	50% joint and survivor annuity with Spouse as beneficiary or Life Annuity
	(iii) 100% joint and survivor annuity with Spouse as beneficiary	50% joint and survivor annuity with Spouse as beneficiary
	(iv) Life annuity with ten year certain	Life annuity if Annuity Starting Date is prior to January 1, 2000, otherwise life annuity with ten year certain
C.    Notwithstanding any Plan provision to the contrary, a Member’s total retirement allowance or vested benefit under the Plan (including any amount determined under the Former Kaman Pension Plan) determined after optional modification in accordance with provisions under Section 4.06 and Appendix E, shall not be less than such Member’s retirement allowance or vested benefit that would have been provided under the Former Kaman Pension Plan as of the date immediately preceding the date such Former Kaman Plan was amended to continue as and under the Plan multiplied by the option factors in effect as of that date under the Former Kaman Plan.
Notwithstanding any Plan provision to the contrary, in determining the amount of a retirement allowance payable under terms of this Appendix E in the form of a Social Security Leveling Option, Equivalent Actuarial Value shall be determined on the basis of the IRS Interest Rate and the IRS Mortality Table in effect on the Member’s Annuity Starting Date. However, in no event shall the
Appendix E - 4

Member’s retirement allowance payable in the form of the Social Security Leveling Option on or after January 1, 2005, be less than the retirement allowance that would have been payable to the Member under that optional form of payment at the same Annuity Starting Date based on his Accrued Benefit determined as of December 31, 2004, (or the date of his termination of employment, if earlier) and the actuarial assumptions in effect with respect to such optional form of payment on December 31, 2004. Notwithstanding any Plan provision to the contrary, with respect to a Member who elects a Social Security Leveling Option pursuant to the provisions of Item II.5. of this Appendix E, such Member’s retirement allowance or vested benefit (determined after optional modification) with an Annuity Starting Date on and after January 1, 2008, and prior to July 1, 2008, shall not be less than the Member’s retirement allowance or vested benefit (determined after optional modification) that would have been provided under the terms of the Plan as in effect on December 31, 2007.
III.    Provisions applicable to an employee who is reclassified as an Employee on or after January 1, 2000, prior to January 1, 2005
With respect to any employee of the Company (i) who becomes an Employee on or after January 1, 2000, and prior to January 1, 2005, and who immediately prior to that date is in the employ of a Company but not as an Employee, his uninterrupted employment with the Company rendered otherwise than as an Employee shall be recognized, subject to the limitations set forth in writing by the Board of Directors or the Administrative Committee for the Participating Unit at which such person was first employed, as Benefit Service, provided such person is a Member of the Plan, but only to the extent such period of employment was credited for benefit accrual purposes under another defined benefit plan maintained by the Company, and only on and after such Member’s subsequent completion of 36 consecutive months of Eligibility Service as an Employee.
IV.    Provisions applicable to benefits accrued under the Former C&K Components, Inc. Retirement Plan (“Former C&K Plan”)
1.    “Actuarial Equivalent,” for purposes of calculating any retirement allowance or vested benefit under the provisions of the Former C&K Plan (“C&K Portion”), shall be based on the Applicable Mortality Table of the Former C&K Plan, the Applicable Interest Rate as defined by Section 417(e) of the Code, and the Stability Period as defined in Article 1 of the Plan.
Notwithstanding the foregoing, an Actuarial Equivalent of a Member’s retirement allowance or vested benefit calculated during the period of July 1, 2001, to December 31, 2001, shall be determined using the 417(e) interest rate published in June 2001 or the 417(e) interest rate published in December 2000, whichever produces the larger benefit to the Member. In addition, the Actuarial Equivalent of a Member’s retirement allowance or vested benefit calculated during the period of January 1, 2002, to June 30, 2002, shall be determined using the 417(e) interest rate published in June 2001 or the 417(e) interest rate published in December 2001, whichever produces the larger benefit to the Member. Notwithstanding any Plan provision to the contrary, the Actuarial Equivalent of a Member’s Former C&K Plan retirement allowance or vested benefit with an Annuity Starting Date on and after January 1, 2008, and prior to July 1, 2008, shall be determined on the basis of the IRS Interest Rate and IRS Mortality Table as defined in Article 1 of the Plan or the Applicable Interest Rate and Applicable Mortality Table as defined under the terms of the Plan, including this Appendix E, prior to January 1, 2008, whichever produces the larger benefit to the Member.
2.    “Average Annual Compensation,” for purposes of calculating a Member’s retirement allowance or vested benefit under the provisions of the Former C&K Plan shall be determined in accordance with the provisions of Section 2.6 of the Former C&K Plan, including remuneration paid to the Member for services rendered to the Company after April 1, 2001.
Appendix E - 5

3.    “Year of Service for Vesting.” Pursuant to the provisions of Section 8.3 of the Former C&K Plan, a Member who has completed three (3) Years of Service for Vesting as of June 30, 2001, shall have the nonforfeitable percentage of his or her Accrued Benefit accrued under the Former C&K Plan determined on the basis of the provisions of Section 2.31 of the Former C&K Plan as in effect on June 30, 2001, or the provisions of Section 2.01 of the Plan, whichever is greater.
4.    The C&K Portion of any Member’s early retirement allowance payable before his Normal Retirement Date under the provisions of the Former C&K Plan pursuant to Section 4.03(c) of the Plan shall be equal to the C&K Portion of the retirement allowance otherwise payable at his Normal Retirement Date reduced for such early commencement in accordance with the provisions of the Former C&K Plan.
5.    The C&K Portion of any Member’s special early retirement allowance payable before his Normal Retirement Date under the provisions of the Former C&K Plan pursuant to Section 4.04(c) of the Plan shall be equal to the C&K Portion of the retirement allowance payable at his Normal Retirement Date reduced for such early commencement in accordance with the provisions of the Former C&K Plan.
6.    The C&K Portion of any Member’s vested benefit payable before his Normal Retirement Date under the provisions of the Former C&K Plan pursuant to Section 4.05(c) of the Plan shall be equal to the C&K Portion of the vested benefit otherwise payable at the Member’s Normal Retirement Date reduced for such early commencement in accordance with the provisions of the Former C&K Plan.
7.    In addition to the optional forms of payment available under the Plan, a Member who has accrued a benefit under the Former C&K Plan and retires under the provisions of Section 4.01, 4.02, 4.03, or 4.04 of the Plan may elect to convert his total Plan retirement allowance into one of the optional forms of payment set forth below.

Portion of Retirement Allowance Determined Under Former C&K Plan	Portion of Retirement Allowance Determined Under Exelis Plan Formula[1]
(i) 100% J&S with nonSpouse beneficiary	100% J&S with nonSpouse beneficiary
(ii) 50% J&S with nonSpouse beneficiary	50% J&S with nonSpouse beneficiary
With respect to options (i) and (ii), the portion of a Member’s retirement allowance determined under the Former C&K Plan shall be converted to such optional form of payment in accordance with the definition of Actuarial Equivalent as set forth under the provisions of the Former C&K Plan as amended by this Appendix E, and the portion of a Member’s retirement allowance determined under the Plan shall be converted into such optional form of payment in accordance with the definition of Equivalent Actuarial Value as set forth under the provisions of the Plan.
8.    In addition to the optional forms of payment available under the Plan, a Member who has accrued a benefit under the Former C&K Plan may elect to convert his total Plan vested benefit into one of the optional forms of payment set forth below.
1    A Member may also elect, in accordance with the Plan provisions, to convert the portion of a Member’s Retirement Allowance determined under the PEP formula of the Plan into a lump sum subject to any restrictions set forth in the Plan.
Appendix E - 6

Portion of Vested Benefit Determined Under Former C&K Plan	Portion of Vested Benefit Determined Under Exelis Plan Formula*
(i) 100% J&S with nonSpouse beneficiary	Life Annuity
(ii) 50% J&S with nonSpouse beneficiary	Life Annuity
(iii) 100% J&S with Spouse beneficiary	50% J&S with Spouse as beneficiary
The adjustment for an election of an optional form of payment set forth above applicable to the portion of a Member’s vested benefit calculated under the provisions of the Former C&K Plan shall be determined on the basis of the definition of Actuarial Equivalent as set forth under the provisions of the Former C&K Plan, as amended by this Appendix E. The adjustment for an election of an optional form of payment applicable to the portion of a Member’s vested benefit calculated under the provisions of the Plan shall be determined on the basis of the definition of Equivalent Actuarial Value as set forth under the provisions of the Plan.
9.    In addition to the optional forms of payment available under the Plan and this Appendix E, a Member who has accrued a benefit under the Former C&K Plan may elect to convert the C&K Portion of his retirement allowance or vested benefit into a lump sum, and the portion of his retirement allowance or vested benefit determined under the Plan into any optional form of payment available under Section 4.06 of the Plan. The lump sum value of a Member’s benefit accrued under the Former C&K Plan shall be calculated in accordance with the definition of Actuarial Equivalent as set forth under the provisions of the Former C&K Plan as amended by this Appendix E.
10.    Notwithstanding any Plan provision to the contrary, a Member’s total retirement allowance or vested benefit under the Plan (including any amount determined under the Former C&K Plan) shall not be less than such Member’s retirement allowance or vested benefit that would have been provided under the Former C&K Plan as of the date immediately preceding the date such Former C&K Plan was amended to continue as and under the Plan.
V.    The following provisions are applicable, effective as of April 13, 2004, to benefits accrued under the Former Kodak Retirement Income Plan (“Former Kodak Plan”)
1.    Service with the Corporation or any Associated Company (as defined in Section 1.05 of the Plan) (the “Company”) rendered on and after August 13, 2004, by a Plan Member for whom liabilities and assets were transferred to the Plan from the Kodak Plan or who, as a result of the acquisition from the Eastman Kodak Company (“Kodak”) became eligible for the Corporation’s post-retirement medical benefits (“Former Kodak Plan Member”) shall be recognized for purposes of determining such Member’s eligibility for vesting and membership and, with respect to a Former Kodak Plan Member who becomes an employee of the Company on August 13, 2004, eligibility for early retirement and such Member’s average participating compensation and average social security wage base under the Kodak Former Plan; and
2.    Accrued service for purposes of determining the traditional benefit under the Kodak Former Plan and participating compensation for purposes of determining the cash balance benefit under the Kodak Former Plan shall be determined for a Plan Member in accordance with the provisions of the Kodak Former Plan as in effect on August 12, 2004; and
Appendix E - 7

3.    Compensation, as defined in Article 1 of the Plan, earned by a Plan Member for whom liabilities and assets were transferred to the Plan from the Kodak Plan, who becomes an employee of the Company on August 13, 2004, and who immediately prior to that date was employed by Kodak or one of its affiliates (“Transferred Kodak Employee”) shall be recognized for purposes of determining such Member’s average participating compensation under the Kodak Former Plan; and
4.    The average participating compensation for purposes of determining the benefit under the Kodak Former Plan of a Plan Member who is a Transferred Kodak Employee shall be based on the highest three consecutive years out of the Plan Member’s last ten years of Eligibility Service; provided, however, the average participating compensation of such Plan Member shall never be less than his average participating compensation determined as of August 12, 2004, under the provisions of the Kodak Plan as in effect on that date; and
5.    The 75% joint and survivor annuity option and the 75% deferred joint and survivor annuity option, as described in the Kodak Plan, shall not be an available optional form of payment with respect to a Kodak Former Plan benefit payable to a Plan Member who is a Transferred Kodak Employee on and after August 13, 2004, and prior to October 1, 2007; and
6.    Plan benefits paid to a Plan Member under the Kodak Former Plan shall be reduced for commencement prior to such Member’s Normal Retirement Date in accordance with provisions of the Kodak Former Plan; and
7.    The Kodak Former Plan portion of a Plan Member’s Plan benefit shall be converted to an optional form of payment available under Former Kodak Plan in accordance with the definition of actuarial equivalent as set forth under provisions of the Former Kodak Plan and as amended below; and
8.    With respect to benefits determined under the provisions of the Kodak Former Plan with an Annuity Starting Date on or after September 1, 2004, the IRS Interest Rate utilized in (1) determining optional forms of payment available under the Kodak Former Plan, (2) converting a cash balance account under the Kodak Former Plan to an annuity, or (3) calculating the lump sum value of any Kodak Former Plan benefit, shall be the rate published in the fourth month preceding the month in which such Plan Member’s Annuity Starting Date occurs; provided, however, that with respect to benefits with an Annuity Starting Date occurring prior to January 1, 2006, the actuarial equivalent of such benefit shall not be less than the actuarial equivalent of such benefit using the interest rate as published in the month preceding the month in which the Member’s Annuity Starting Date occurs. Notwithstanding the foregoing, with respect to benefits determined under the Former Kodak Plan the following provisions shall be applicable for purposes of converting a participant’s Former Kodak Plan benefit with an Annuity Starting Date on or after January 1, 2008, other than a cash balance benefit, into a lump sum or (ii) converting a Member’s Kodak cash balance account into a life annuity with an Annuity Starting Date on or after January 1, 2008, or (iii) converting a Kodak Plan benefit with an Annuity Starting Date on and after January 1, 2008, into an optional form of payment, the term Applicable Interest Rate shall mean the IRS Interest Rate as defined in Article 1 of the Plan and the term Applicable Mortality Table shall mean the IRS Mortality Table as defined in Article 1 of the Plan, provided, however, for purposes of converting a Former Kodak Plan benefit with an Annuity Starting Date on or after January 1, 2008, and prior to July 1, 2008, other than a cash balance benefit, into a lump sum, (ii) converting a Member’s Kodak cash balance account into a life annuity with an Annuity Starting Date on and after January 1, 2008, and prior to July 1, 2008, or (iii) converting a Former Kodak Plan benefit with an Annuity Starting Date on and after January 1, 2008, and prior to July 1, 2008, into an optional form of benefit, such lump sum amount, life annuity or optional form of benefit, whichever is applicable, shall not be less than the Member’s benefit (determined after such optional modification) that would have been provided under the terms of the Plan as in effect on December 31, 2007; and
Appendix E - 8

9.    The definition of normal retirement date under the Former Kodak Plan is revised, with respect to a Plan Member for whom liabilities and assets are transferred to the Plan from the Kodak Plan and who commences payment of his Kodak Former Plan benefit on or after September 1, 2004, to be the first day of the month coincident with or next following such Member’s attainment of age 65; and
10.    Any Plan Member who is a Transferred Kodak Employee in receipt of long-term disability payments as of August 12, 2004, shall accrue benefits for service on or after August 13, 2004, under the terms of the Plan formula applicable to a Member who first becomes an Employee on or after January 1, 2000; and
11.    The term Domestic Partner as defined under the Former Kodak Plan shall be modified to include only persons for whom an Affidavit of Domestic Partnership was filed with the Kodak Plan administrator prior to August 13, 2004, and which has not been revoked, and each such Domestic Partner shall be considered as a Spouse for all purposes with respect to the pre- and post-retirement survivorship benefits under the Kodak Former Plan and the Plan; and
12.    For a Plan Member who is a Former Kodak Plan Member and whose Annuity Starting Date is on or after September 1, 2004, the Kodak Former Plan portion of such Member’s Plan benefit shall be payable at the end of each month in accordance with the terms of the Plan; and
13.    If the combined present value of a Plan Member’s benefit under the Former Kodak Plan and the Plan is $5,000 or less, and the present value of such Member’s Plan benefit which is not eligible for an immediate lump sum payment is $3,500 ($5,000 effective on and after January 1, 2005) or less, and such Member elects a lump sum payment of all amounts that can be payable in such form, the Member’s entire benefit shall automatically be payable as a lump sum.
14.    Benefit Service, as defined in Article 1 of the Plan, for purposes of calculating the portion of a Plan benefit not determined pursuant to the provisions of the Former Kodak Plan (the “Exelis portion”), shall not include any service rendered by such Member while employed by Kodak prior to August 13, 2004; and
15.    Eligibility Service, as defined in Article 1 of the Plan, for purposes of determining plan membership and vesting and eligibility for benefits under the terms of the Plan, including, but not limited to, normal, early, or postponed retirement, shall include any period of service rendered by a Former Kodak Plan Member prior to August 13, 2004, to the extent such period of employment was recognized under the terms of the Kodak Plan as in effect on August 12, 2004, for purposes of determining plan membership, vesting, and eligibility for benefits (“Prior Kodak Service”); provided, however, that if, with respect to a Former Kodak Plan Member who is not employed by the Company on August 13, 2004, Prior Kodak Service shall not be recognized for purposes of determining eligibility for an early retirement allowance under the Exelis portion until such Plan Member completes one year of employment with the Company after August 13, 2004. In addition, Eligibility Service, as determined under the preceding sentence, rendered on and after January 1, 1999, by a Plan Member who is a Transferred Kodak Employee shall be recognized for purposes of determining Final Average Compensation as defined in Section 1.18 of the Plan; and
16.    Compensation (as utilized in determining average participating compensation under the Kodak Plan) which is earned by a Plan Member who is a Transferred Kodak Employee during a period of Eligibility Service rendered with Kodak on or after January 1, 1999, and prior to August 13, 2004, shall be recognized as Compensation, subject to uniform rules established by the Committee, for purposes of determining such Plan Member’s Final Average Compensation under Section 1.18 of the Plan; and
Appendix E - 9

17.    In addition to the optional forms of payment available under Section 4.07 of the Plan, a Member who has accrued a benefit under the Former Kodak Plan and whose Annuity Starting Date is on or after January 1, 2005, may elect to convert his total Plan retirement allowance or vested benefit into one of the optional forms of payment set forth below:

Portion of a Retirement Allowance or Vested Benefit Determined Under Former Kodak Plan Formula	Portion of Retirement Allowance or Vested Benefit Determined Under Exelis Plan Formula
(i) 25% regular or deferred joint and survivor benefit	50% Contingent Annuity
(ii) 50% regular or deferred joint and survivor benefit	50% Contingent Annuity (if the member is eligible, a 90/50 Spouse’s Annuity)
(iii) 100% regular or deferred joint and survivor benefit	100% joint and survivor annuity or (if the Member is eligible, a 80/80 Spouse’s Annuity)
(iv) 10 year Certain & Life Annuity	10 year Certain & Life Annuity
VI.    Provisions applicable to benefits accrued under the Exelis Gilfillan Pension Plan for Hourly Employees (“Former Gilfillan Plan”)
1.    Notwithstanding the provisions of Section 4.08 of the Plan, the Spouse or Beneficiary of a Member who accrued benefits under the Former Gilfillan Plan and who is eligible to provide a Survivor Benefit under Section 6.04 of such plan, unless the Survivor Benefit is waived as provided in Section 6.04(f) of the Former Gilfillan Plan, shall receive a survivor benefit at the time and in the amount determined under Section 6.04(c) of such plan, as such amount may be reduced pursuant to Section 6.04(d) thereof. Any benefit payable under this paragraph shall be based only on the benefit accrued by the Member under the Former Gilfillan Plan.
2.    In addition to the optional forms of payment available under Section 4.07 of the Plan, a Member who accrued benefits under the Former Gilfillan Plan may elect to receive his Pension Benefit thereunder under Option 5, Social Security Leveling Option, if the Member retires before his Social Security Retirement Age. If such Option 5 is elected with respect to the Member’s Pension Benefit from the Former Gilfillan Plan, the Member shall receive the portion of his Retirement Allowance attributable to benefits earned under this Plan in the form of a Life Annuity Option, in both cases subject to any required spousal consent.
3.    Notwithstanding the limitation found in Section 4.02(a)(3) of the Former Gilfillan Plan, a Member’s Eligibility Service after February 28, 2009, shall be counted as Credited Service for the purpose of determining the Member’s eligibility for an early Pension Benefit (as such term is defined in the Former Gilfillan Plan) with respect to the Member’s benefits accrued under the Former Gilfillan Plan.

Appendix E - 10

APPENDIX F
SPECIAL PROVISIONS APPLICABLE TO CERTAIN BENEFITS PAYABLE TO OR ON BEHALF OF CERTAIN MEMBERS WITH AN ANNUITY STARTING DATE ON OR AFTER JANUARY 1, 2012, AND PRIOR TO JANUARY 1, 2014
This Appendix F is applicable only with respect to (i) a Member described in Section II.1(a), (b) or (c) of this Appendix F, (ii) a Member or a Member’s Spouse, Beneficiary or Registered Domestic Partner who receives a small lump sum cash-out payment determined under the provisions of Section 4.11(b)(i) of the Plan that has an Annuity Starting Date occurring on or after January 1, 2012, and prior to January 1, 2014, and (iii) a Member who receives his retirement allowance in the form of a Social Security Leveling Option pursuant to the provisions of Section II.5 of Appendix E that has an Annuity Starting Date occurring on or after January 1, 2012, and prior to January 1, 2014.
Except as otherwise modified or expanded in this Appendix F, the provisions of this Plan as contained in the text to which this Appendix is attached, shall determine the benefits payable to or on behalf of a Member or a Member’s Spouse, Beneficiary or Registered Domestic Partner covered under this Appendix. The Plan Sections referenced below are hereby modified or expanded in accordance with the following special provisions applicable to said Member.
Section I – Definitions
“Stability Period” shall mean, for purposes of this Appendix F, the calendar year in which said Annuity Starting Date occurs with respect to:
(i)    the calculation of the lump sum present value of the portion of a retirement allowance or vested benefit attributable to either a TPP Formula Benefit or a Former Pension Plan benefit (other than a cash balance benefit accrued under the Former Kodak Plan) determined on and after January 1, 2012, and prior to January 1, 2013, under the provisions of Section 4.11(b)(i), Appendix E or Appendix F,
(ii)    the determination of the equivalent actuarial reduction for early commencement applicable to the portion of a vested benefit attributable to a TPP Formula Benefit or a Former Pension Plan benefit (other than a cash balance benefit under the Former Kodak plan) payable to a Member who makes an election under Section III.1 of this Appendix F; or
(iii)    the determination of the amount of a retirement allowance payable under terms of Appendix E in the form of a Social Security Leveling Option with an Annuity Starting Date on and after January 1, 2012, and prior to January 1, 2013,
Section II – Eligibility
1.    The provisions of Section III of this Appendix F shall be applicable to:
(a)    a Member who is not covered by Appendix B, has terminated employment with the Company and all Associated Companies on or prior to June 30, 2012, with the right to a vested benefit under Section 4.06 of the Plan, has a Normal Retirement Date on or after January 1, 2013, and is not entitled to a small lump sum cash out of his vested benefit under the provisions of Section 4.11(b)(i) of the Plan;
(b)    a Member covered under Sections 1 - 18 of Appendix B who has ceased to accrue Eligibility Service credits under such Sections on or prior to October 31, 2012, is entitled to a vested benefit under the provisions of Section 4.06 of the Plan, has a Normal Retirement Date on or after
Appendix F - 1

January 1, 2013, and is not entitled to a small lump sum cash out of his vested benefit under the provisions of Section 4.11(b)(i) of the Plan; and
(c)    a Member covered under Section 19 or 20 of Appendix B, regardless of whether or not such Member has ceased employment with ITT Corporation or Xylem Inc., who is entitled to a vested benefit under the provisions of Section 4.06 of the Plan, and has a Normal Retirement Date on or after January 1, 2013.
Notwithstanding the foregoing, the provisions of subparagraphs (a), (b) and (c) above shall not be applicable to (i) a Member who is entitled to a vested benefit under the provisions of Section 4.06 which is solely attributable to a PEP Formula Benefit and/or a cash balance benefit accrued under the Former Kodak Plan, or (ii) the Spouse, Beneficiary or Registered Domestic Partner of such Member.
2.    The provisions of Section IV of this Appendix F shall be applicable to: (a) a Member who has terminated employment with the Company and all Associated Companies with the right to a retirement allowance or vested benefit under Section 4.06, and (b) the Spouse, Beneficiary or Registered Domestic Partner of a Member entitled to a vested Spouse benefit or pre-retirement survivor annuity, who in either case is entitled to a small lump sum cash out of such retirement allowance, vested benefit, vested Spouse benefit or pre-retirement survivor annuity, whichever is applicable, under the provisions of Section 4.11(b)(i) of the Plan and has an Annuity Starting Date that occurs on or after January 1, 2012, and prior to January 1, 2014.
3.    The provisions of Section V of this Appendix F shall be applicable to a Member who elects a Social Security Leveling Option pursuant to the provisions of Section II.5 of Appendix E and such retirement allowance has an Annuity Starting Date that occurs on or after January 1, 2012, and prior to January 1, 2014.
4.    The provisions of Section VI of this Appendix F shall be applicable to a Member who elects a Lump Sum Option pursuant to the provisions of Section III.9 or IV.8 of Appendix E and such retirement allowance has an Annuity Starting Date that occurs on or after January 1, 2012, and prior to January 1, 2014.
Section III – Benefits Payable to a Member Described in Section II.1
1.    (a)    A Member described in Section II.1 above who as of his Annuity Starting Date has not attained age 55, may elect, by filing a written election with the Administrative Committee (or its delegate), to commence payment of his deferred vested benefit determined under the provisions of Section 4.06 of the Plan as of December 1, 2012; provided the lump sum value of his vested benefit determined under the provisions of Section 4.06 and this Appendix F as of December 1, 2012, does not exceed $50,000. For purposes of this Appendix F, the lump sum value of a Member’s vested benefit shall be calculated as set forth in clause (c)(ii) below.
Any election made under this Section III.1 shall be made by the Member in accordance with procedures established by the Benefit Administration Committee or its delegate and shall be subject to the notice and timing requirements of Section 4.07 of the Plan.
(b)    The vested benefit payable to a Member who elects to commence payment in accordance with subparagraph (a) above shall be equal to the sum of (i) the Equivalent Actuarial Value of his vested benefit attributable to a TPP Formula Benefit or a Former Pension Plan benefit (other than a cash balance benefit under the Former Kodak Plan) otherwise payable at his Normal Retirement Date, (ii) the PEP Formula Benefit portion of his vested benefit adjusted for such early commencement as set forth in
Appendix F - 2

Section 4.06, and (iii) if any, the cash balance portion of his Former Kodak Plan benefit adjusted for such early commencement as set forth in the Former Kodak Plan and Appendix E. For purposes of clause (i) of the preceding sentence, Equivalent Actuarial Value shall be determined as of the Member’s Annuity Starting Date by using the IRS Mortality Table and the IRS Interest Rate in effect as of that date with the IRS Interest Rate determined on the basis of the Stability Period as defined in this Appendix F.
(c)    The vested benefit payable to a Member who elects to commence payment in accordance with subparagraph (a) above, shall be payable to such Member in the automatic forms of payment applicable to such Member as set forth in Section 4.07(a) of the Plan, unless the Member makes an election in accordance with the provisions of Section 4.07(d) of the Plan to receive one of the following optional forms of payment:
i.    Life Annuity Option – a Member who is married on his Annuity Starting Date or has a Registered Domestic Partner on his Annuity Starting Date may elect to provide that the vested benefit payable to him under Section 4.06 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable to anyone after his death.
ii.    Single Sum Option – a Member may elect to convert his vested benefit into a single lump sum payment. Such lump sum payment shall be equal to the sum of (1) the Equivalent Actuarial Value of the Member’s vested benefit attributable to a TPP Formula Benefit or a Former Pension Plan benefit (other than a cash balance benefit under the Former Kodak Plan) which is deferred to commence on his Normal Retirement Date, (2) the Member’s PEP Formula Lump Sum Value, if any, determined as of his Annuity Starting Date, and (3) the cash balance lump sum value of the portion of the Member’s Former Kodak Plan benefit accrued under the former Kodak cash balance formula, if any, determined as of his Annuity Starting Date. In determining the amount of such single lump sum payment payable prior to a Member’s Normal Retirement Date, Equivalent Actuarial Value shall mean a benefit, of Equivalent Actuarial Value to the benefit which would otherwise have been provided commencing at the Member’s Normal Retirement Date, and such Equivalent Actuarial Value shall be determined as of the Member’s Annuity Starting Date using (a) the IRS Mortality Table and (b) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of the Stability Period as defined in this Appendix F.
Notwithstanding the foregoing, the lump sum value of a Member’s accrued benefit attributable to service recognized under a Former Pension Plan prior to the date the Employee became a Member of this Plan shall not be less than the amount such Member would have been entitled under the provisions of said Former Pension Plan and/or the foregoing provisions of this Plan as in effect prior to January 1, 2012.
iii.    Contingent Annuitant Option - If a Member is married on his Annuity Starting Date or has a Registered Domestic Partner on his Annuity Starting Date, he may elect to convert the vested benefit otherwise payable to him without optional modification, into a reduced vested benefit payable during the Member’s life with the provision that after his death a benefit equal to 75% of his reduced vested benefit shall be paid during the life of, and to, his surviving contingent annuitant.
(d)    Notwithstanding the foregoing, if a Member described in subparagraph (a) above is unable to commence payment of his vested benefit on an Annuity Starting Date of December 1, 2012, because the Company is unable to locate the Member or for any other reason determined by the Administrative Committee on a basis uniformly applicable to all Member’s similarly situated, such Member may elect to commence payment of such vested benefit as soon as practicably thereafter; provided the lump sum value of his vested benefit as of such later Annuity Starting Date does not exceed $50,000. Such lump sum value shall be calculated in accordance with the Plan provisions set forth above and the Equivalent Actuarial Value shall be determined as of the Member’s Annuity Starting Date by
Appendix F - 3

using the IRS Mortality Table and the IRS Interest Rate in effect as of the later Annuity Starting Date with the IRS Interest Rate based on the Stability Period in effect under the provisions of Article 1 on such date; provided, however, such lump sum payment shall not be less than the lump sum payment the Member would have been entitled to receive under the foregoing provisions determined on the basis of the definition of Stability Period in effect on December 31, 2012, under the provisions of this Appendix F.
(e)    Notwithstanding any provisions of this Appendix F to the contrary, if any portion of the vested benefit accrued by a Member described in the foregoing provisions of this Section III.1 has been (i) assigned to an alternate payee pursuant to the terms of a qualified domestic relations order and payments under the Plan to said alternate payee have not commenced or the alternate payee’s share has not been segregated prior to December 1, 2012 or (ii) the Plan has received notice prior to December 1, 2012 that a former Spouse or dependent of the Member is seeking to be awarded a portion of such vested benefit pursuant to the provisions of a domestic relations order, the provisions of this Section 3 shall not be applicable to said Member (unless otherwise provided by the Administrative Committee under rules uniformly applicable to all individuals similarly situated).
2.    (a)    A Member described in Section II.1 above who as of his Annuity Starting Date is age 55 or older, may elect, by filing a written election with the Administrative Committee (or its delegate), to commence payment of his deferred vested benefit determined under the provisions of Section 4.06 of the Plan as of December 1, 2012; provided the lump sum value of his vested benefit determined under the provisions of Section 4.06 of the Plan and this Appendix F as of December 1, 2012 does not exceed $50,000. For purposes of this Appendix F, the lump sum value of a Member’s vested benefit shall be calculated as set forth in Section III.1(c)(ii) above.
An election made under this Section III.2 shall be made by the Member in accordance with procedures established by the Administrative Committee or its delegate and shall be subject to the notice and timing requirements of Section 4.07 of the Plan.
(b)    The vested benefit payable to a Member who elects to commence payment in accordance with subparagraph (a) above shall be equal to his vested benefit reduced for early commencement pursuant to the provisions of Section 4.06 of the Plan.
(c)    The vested benefit payable to a Member who makes an election in accordance with subparagraph (a) above, shall be payable to such Member in the automatic forms of payment applicable to such Member as set forth in Section 4.07(a) of the Plan, unless the Member makes an election in accordance with the provisions of Section 4.07(d) of the Plan to receive one of the optional forms of payment available to such Member under the provisions of Section 4.07(b) of the Plan.
(d)    Notwithstanding the foregoing, if a Member described in subparagraph (a) is unable to commence payment of his vested benefit on an Annuity Starting Date of December 1, 2012 because the Company is unable to locate the Member or for any other reason determined by the Administrative Committee on a basis uniformly applicable to all Members similarly situated, such Member may elect to commence payment of such vested benefit as soon as practicable thereafter but not later than July 1, 2013 (or such other date designated by the Administrative Committee); provided the lump sum value of his vested benefit on such later Annuity Starting Date does not exceed $50,000. Such lump sum value shall be calculated in accordance with the Plan provisions set forth above and the Equivalent Actuarial Value shall be determined as of the Member’s later Annuity Starting Date by using the IRS Mortality Table and the IRS Interest Rate in effect on such date with the IRS Interest Rate based on the Stability Period then in effect under the provisions of Article 1; provided, however, such lump sum payment shall not be less than the lump sum payment the Member would have been entitled to receive under the foregoing provisions determined on the basis of the definition of Stability Period in effect on December 31, 2012 under the provisions of this Appendix F.
Appendix F - 4

Section IV – Payment of Benefits – Small Lump Sum Cash Outs
1.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment payable under the provisions of Section 4.11(b)(i) of the Plan to a Member who has an Annuity Starting Date that occurs on or after January 1, 2012 and before January 1, 2013, the Equivalent Actuarial Value of such vested benefit or retirement allowance, whichever is applicable, shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table and (ii) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of the Stability Period as defined in this Appendix F; provided, however, such lump sum payment shall not be less than the lump sum payment the Member would have been entitled to receive under the provisions of Section 4.11(b)(i) of the Plan determined on the basis of the definition of Stability Period in effect on December 31, 2011 under the provisions of Article 1 of the Plan.
2.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment payable under the provisions of Section 4.11(b)(i) of the Plan to the Spouse, Beneficiary or Registered Domestic Partner of a Member who has an Annuity Starting Date that occurs on or after January 1, 2012 and before January 1, 2013, the Equivalent Actuarial Value of such vested Spouse’s benefit or pre-retirement survivor annuity, whichever is applicable, shall be determined as of the Spouse’s, Beneficiary’s or Registered Domestic Partner’s Annuity Starting Date by using the (i) IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of the Stability Period as defined in this Appendix F; provided, however, such lump sum payment shall not be less than the lump sum payment such Spouse, Beneficiary or Registered Domestic Partner would have been entitled to receive under the provisions of Section 4.11(b)(i) of the Plan determined on the basis of the definition of Stability Period in effect on December 31, 2011 under the provisions of Article 1 of the Plan.
3.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment payable under the provisions of Section 4.11(b)(i) of the Plan to a Member who has an Annuity Starting Date that occurs on or after January 1, 2013 and before January 1, 2014, the Equivalent Actuarial Value of such vested benefit or retirement allowance, whichever is applicable, shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date based on the Stability Period then in effect under the provisions of Article 1 of the Plan; provided, however, such lump sum payment shall not be less than the lump sum payment such Member would have been entitled to receive under the provisions of Section 4.11(b)(i) of the Plan determined on the basis of the definition of Stability Period in effect under the provisions of this Appendix F on December 31, 2012.
4.    Notwithstanding the foregoing, in determining the amount of a single lump sum payment payable under the provisions of Section 4.11(b)(i) of the Plan to the Spouse, Beneficiary or Registered Domestic Partner of a Member who has an Annuity Starting Date that occurs on or after January 1, 2013 and before January 1, 2014, the Equivalent Actuarial Value of such vested Spouse’s benefit or pre- retirement survivor annuity, whichever is applicable, shall be determined as of the Spouse’s, Beneficiary’s or Registered Domestic Partner’s Annuity Starting Date by using (i) the IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date based on the Stability Period then in effect under the provisions of Article 1 of the Plan; provided, however, such lump sum payment shall not be less than the lump sum payment such Spouse, Beneficiary or Registered Domestic Partner would have been entitled to receive under the provisions of Section 4.11(b)(i) of the Plan determined on the basis of the definition of Stability Period in effect under the provisions of this Appendix F on December 31, 2012.
Section V – Social Security Leveling Option Pursuant to the Provisions of Section II.5 of Appendix E
Appendix F - 5

1.    Notwithstanding any Plan provision to the contrary, in determining the amount of a retirement allowance payable under the terms of Section II.5 of Appendix E in the form of a Social Security Leveling Option to a Member who has an Annuity Starting Date that occurs on or after January 1, 2012 and before January 1, 2013, the Equivalent Actuarial Value of such retirement allowance shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of the Stability Period as defined in this Appendix F; provided, however, such payment in the form of a Social Security Leveling option shall not be less than the payment the Member would have been entitled to receive under the provisions of Section II.5 of Appendix E determined on the basis of the definition of Stability Period in effect on December 31, 2011 under the provisions of Article 1 of the Plan.
2.    Notwithstanding any Plan provision to the contrary, in determining the amount of a retirement allowance payable under the terms of Section II.5 of Appendix E in the form of a Social Security Leveling Option to a Member who has an Annuity Starting Date that occurs on or after January 1, 2013 and before January 1, 2014, the Equivalent Actuarial Value of such retirement allowance shall be determined as of the Member’s Annuity Starting Date by using (1) the IRS Mortality Table, and (2) the IRS Interest Rate in effect on such Annuity Starting Date based on the Stability Period then in effect under the provisions of Article 1 of the Plan; provided, however, such payment in the form of a Social Security Leveling option shall not be less than the payment the Member would have been entitled to receive under the provisions of Section II.5 of Appendix E determined on the basis of the definition of Stability Period as in effect on December 31, 2012 under the provisions of this Appendix F.
Section VI – Lump Sum Option Pursuant to the Provisions of Appendix E
1.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment payable under the provisions of Section III.9 of Appendix E to a Member who has an Annuity Starting Date that occurs on or after January 1, 2012 and before January 1, 2013, the Equivalent Actuarial Value of such vested benefit or retirement allowance, whichever is applicable, shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table and (ii) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of the Stability Period as defined in this Appendix F; provided, however, such lump sum payment shall not be less than the lump sum payment the Member would have been entitled to receive under the provisions of Section III.9 of Appendix E determined on the basis of the definition of Stability Period in effect on December 31, 2011 under the provisions of Article 1 of the Plan.
2.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment payable under the provisions of Section III.9 of Appendix E to a Member who has an Annuity Starting Date that occurs on or after January 1, 2013 and before January 1, 2014, the Equivalent Actuarial Value of such vested benefit or retirement allowance, whichever is applicable, shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date based on the Stability Period then in effect under the provisions of Article 1 of the Plan; provided, however, such lump sum payment shall not be less than the lump sum payment such Member would have been entitled to receive under the provisions of Section III.9 of Appendix E determined on the basis of the definition of Stability Period in effect under the provisions of this Appendix F on December 31, 2012.
3.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment of a Former Kodak Plan benefit, other than a cash balance benefit, payable under the provisions of Section IV.8 of Appendix E that occurs on or after January 1, 2012 and before January 1, 2013, the Equivalent Actuarial Value of such vested benefit or retirement allowance, whichever is applicable, shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table and (ii) the IRS Interest Rate in effect on such Annuity Starting Date on the basis of
Appendix F - 6

the Stability Period as defined in this Appendix F; provided, however, such lump sum payment shall not be less than the lump sum payment the Member would have been entitled to receive under the provisions of Section IV.8 of Appendix E determined on the basis of the definition of Stability Period in effect on December 31, 2011 under the provisions of Article 1 of the Plan.
4.    Notwithstanding any Plan provision to the contrary, in determining the amount of a single lump sum payment of a Former Kodak Plan benefit, other than a cash balance benefit, payable under the provisions of Section IV.8 of Appendix E to a Member who has an Annuity Starting Date that occurs on or after January 1, 2013 and before January 1, 2014, the Equivalent Actuarial Value of such benefit shall be determined as of the Member’s Annuity Starting Date by using (i) the IRS Mortality Table, and (ii) the IRS Interest Rate in effect on such Annuity Starting Date based on the Stability Period then in effect under the provisions of Article 1 of the Plan; provided, however, such lump sum payment shall not be less than the lump sum payment such Member would have been entitled to receive under the provisions of Section IV.8 of Appendix E determined on the basis of the definition of Stability Period in effect under the provisions of this Appendix F on December 31, 2012.
Appendix F - 7

APPENDIX G
CASH BALANCE BENEFIT FOR CERTAIN MEMBERS AFTER
DECEMBER 31, 2016
This Appendix G is applicable only with respect to a Participating Member who, on January 1, 2017, (a) is an Employee, (b) is not performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee and (c) is not a Highly Compensated Employee.
The portion of a Participating Member’s Accrued Benefit attributable to service prior to January 1, 2017 shall be determined under the foregoing provisions of this Plan. In addition, except as otherwise provided in this Appendix G, the foregoing provisions of this Plan shall apply to the benefits set forth in this Appendix G.
Section I – Definitions
Solely for purposes of this Appendix G, the following terms shall be defined as set forth below.
1. “Active Appendix G Member” shall mean an Appendix G Member who has not ceased to be eligible for Pay Credits pursuant to Section II.2.
2. “Appendix G Member” shall mean a Participating Member who meets the eligibility requirements of Section II of this Appendix G.
3. “CapRock Employee” shall mean an Employee of Harris CapRock Communications, Inc. or a subsidiary thereof (including without limitation, CapRock Government Solutions, Inc.).
4. “Cash Balance Account” shall mean the hypothetical account established for each Appendix G Member pursuant to Section III of this Appendix G.
5. “Compensation” shall mean “Compensation” as defined under the Harris Corporation Retirement Plan, as amended from time to time, for periods beginning on and after January 1, 2017.
6. “Highly Compensated Employee” shall mean a Participating Member who had remuneration from the Company or an Associated Company during calendar year 2015 in excess of $120,000 as shown on Box 5 of such Participating Member’s Form W-2 for 2015.
7. “Interest Credits” shall mean the amounts, if any, credited to an Appendix G Member’s Cash Balance Account pursuant to Section III.3 of this Appendix G.
8. “Maritime Employee” shall mean an Employee of Maritime Communication Services, Inc. or a subsidiary thereof.
9. “Mission Sustainment Employee” shall mean an Employee assigned to perform services primarily in support of, and designated in Company records as a member of, the division of the Company and its affiliates identified as “Mission Sustainment.”
10. “Participating Member” shall mean a Member who, on January 1, 2017, is an Employee and who, on December 31, 2016, was a Participating Employee.
11. “Pay Credits” shall mean the amounts, if any, credited to an Appendix G Member’s Cash Balance Account pursuant to Section III.2 of this Appendix G.
Appendix G - 1

Section II – Eligibility
1.    In General. Except as provided in Section II.2., the provisions of this Appendix G shall be applicable to each Participating Member who, on January 1, 2017, (a) is an Employee, including an Employee on an approved leave of absence (other than a long term disability leave), (b) is not performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee and (c) is not a Highly Compensated Employee. A Member who is not described in the preceding sentence on January 1, 2017 shall not at any time be eligible for the benefit described in this Appendix G. An Appendix G Member shall not cease to be an Active Appendix G Member merely because the Appendix G Member becomes a highly compensated employee (as that term is defined in Section 414(q) of the Code) of the Company on or after January 1, 2017.
2.    Cessation of Eligibility for Pay Credits. An Appendix G Member shall cease to be eligible for Pay Credits (a) as of the first day of the payroll period next following the date on which the Appendix G Member (i) transfers employment to an Associated Company, (ii) begins performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee, or (iii) ceases to meet the definition of Employee; or (b) if earlier, as of the Appendix G Member’s Severance Date. An Appendix G Member shall not again become eligible for Pay Credits if, thereafter, he meets the conditions described in the first sentence of Section II.1. of this Appendix G.
Section III – Cash Balance Accounts
(i)    1.    Establishment of Accounts. A separate Cash Balance Account shall be established for each Appendix G Member. Each Cash Balance Account shall have an initial balance of zero until credited with any Pay Credit as provided herein. Each such account shall be for accounting purposes only, and there shall be no segregation of assets among such accounts. A Cash Balance Account shall consist of the cumulative value of the Appendix G Member’s Pay Credits and Interest Credits.
(ii)    2.    Pay Credits. For each calendar month beginning on and after January 1, 2017, an Appendix G Member’s Cash Balance Account shall be credited, as of the last day of each calendar month during which the Appendix G Member is an Active Appendix G Member, with an amount equal to 1% of Compensation received by such Appendix G Member during such portion of such calendar month that the Appendix G Member was an Active Appendix G Member. If either (a) an Active Appendix G Member ceases to be an Active Appendix G Member on a date other than the last day of a calendar month, or (b) an Appendix G Member’s Severance Date occurs other than on the last day of a calendar month and, in either case, if the Appendix G Member is entitled to have an amount credited to his Cash Balance Account for such calendar month pursuant to the preceding sentence, such amount shall be credited to the Appendix G Member’s Cash Balance Account as of the last day of the month in which occurs the Appendix G Member’s ceasing to meet the definition of Active Appendix G Member or the Appendix G Member’s Severance Date. The Pay Credit described in the preceding sentence shall be based on the Appendix G Member’s Compensation for the full pay period that contains, as applicable, (a) the date on which the Appendix G Member ceased to be an Active Appendix G Member, or (b) the Appendix G Member’s Severance Date.
(iii)    3.    Interest Credits. For each calendar month beginning on and after January 1, 2017, the Cash Balance Account of an Appendix G Member shall be credited, as of the last day of each calendar month during which the Appendix G Member is an Appendix G Member, regardless of whether the Appendix G Member is an Active Appendix G Member, and thereafter until the Appendix G Member’s Annuity Starting Date, with interest equal to one-
Appendix G - 2

twelfth of the yield on 30-year Treasury Constant Maturities for the month of November of the prior Plan Year. The final interest credit shall be made as of the last day of the month before the Appendix G Member’s Annuity Starting Date and prior to the crediting of any Pay Credit for such calendar month. An Appendix G Member’s Cash Balance Account will not be credited with Interest Credits after the Appendix G Member’s Annuity Starting Date.
Section IV – Accrued Benefit
(iv)    1.    In General. An Appendix G Member’s accrued benefit attributable to his Cash Balance Account shall be the balance of the Appendix G Member’s Cash Balance Account.
(v)    2.    Special Rules for Members Who Continue in Employment Beyond Normal Retirement Age. If an Appendix G Member continues employment beyond the end of the Plan Year that includes his Normal Retirement Date, the Administrative Committee shall provide the Appendix G Member with a suspension of benefits notice in the time and form required by Section 203(a)(3)(B) of ERISA. The Appendix G Member’s Cash Balance Account payable at the Appendix G Member’s Postponed Retirement Date shall equal the greater of (i) his Cash Balance Account determined without regard to this Section IV.2. of this Appendix G, or (ii) his Cash Balance Account to which the Member would have been entitled under this Appendix G had he retired on his Normal Retirement Date, increased by an amount which is the Equivalent Actuarial Value of the monthly payments which would have been payable with respect to each month in which he worked fewer than eight days as determined under the provisions of Title 29 of the Code of Federal Regulations Section 2530.203-3 as promulgated by the U.S. Department of Labor.
Section V – Eligibility for Payment of Cash Balance Account
(vi)    1.    Normal Retirement. The right of an Appendix G Member to his Cash Balance Account shall be nonforfeitable as of his Normal Retirement Age provided he is employed by the Company or an Associated Company at that time. An Appendix G Member, upon termination of employment with the Company and all Associated Companies, may retire from active service and receive his Cash Balance Account beginning on his Normal Retirement Date, subject to the notice and timing requirements of Section 4.07.
(vii)    2.    Postponed Retirement. An Appendix G Member who continues in service with the Company or an Associated Company after his Normal Retirement Date shall retire from service and receive his Cash Balance Account on his Postponed Retirement Date, subject to the notice and timing requirements of Section 4.07.
(viii)    3.    Vested Benefit. An Appendix G Member shall be vested in, and have a nonforfeitable right to, his Cash Balance Account upon completion of three years of Eligibility Service. An Appendix G Member may elect to receive the Cash Balance Benefit commencing on the first day of any month following his Severance Date and prior to his Normal Retirement Date as specified in his request therefor, after receipt by the Administrative Committee of written application therefor made by the Appendix G Member and filed with the Administrative Committee, provided that such early payment shall be subject to notice and timing requirements described in Section 4.07.
(ix)    4.    Survivor’s Benefit Applicable before Retirement. The surviving Spouse or Registered Domestic Partner, as applicable, of an Appendix G Member who has completed 3 years of Eligibility Service or is otherwise entitled to a benefit under this Appendix G but, in either case, has not yet met the age and service eligibility requirements for an early retirement allowance as set forth in Section 4.04(a) or 4.05(a), shall automatically receive a benefit payable
Appendix G - 3

under the provisions of this Section V.4. of this Appendix G with respect to the Cash Balance Account in the event said Appendix G Member should die after the effective date of coverage hereunder and prior to his Annuity Starting Date. The benefit payable to the Appendix G Member’s surviving Spouse under the provisions of this Section V.4. of this Appendix G shall be equal to an amount payable as a single life annuity over the Spouse’s life that is Equivalent Actuarial Value to the Appendix G Member’s Cash Balance Account. In the event the benefit under this Section V.4. of this Appendix G is payable to an Appendix G Member’s Registered Domestic Partner, the Cash Balance Account payable to such Registered Domestic Partner under the provisions of this Section V.4. of this Appendix G shall be the balance of the Appendix G Member’s Cash Balance Account, payable as a single lump sum, determined as of the Registered Domestic Partner’s Annuity Starting Date. Payment of such benefit to a Registered Domestic Partner shall be made as soon as practicable following the Appendix G Member’s date of death, and in no event later than one year after the Appendix G Member’s date of death.
(x)    The Appendix G Member’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3 of this Appendix G until the Spouse’s or Registered Domestic Partner’s Annuity Starting Date. An annuity benefit payable under this Section III.3. of this Appendix G shall be of Equivalent Actuarial Value to the Cash Balance Account determined as of the Spouse’s or Registered Domestic Partner’s Annuity Starting Date.
(xi)    In no event shall a single lump sum payment be made under this Section III.3. of this Appendix G following the date payments under this Section III.3. of this Appendix G have commenced as an annuity.
Section VI – Distributions
1.    Appendix G Member. An Appendix G Member shall receive distribution of his Cash Balance Account in the same form of benefit as the form in which his retirement allowance or vested benefit under Article 4 is paid, provided that if the Appendix G Member retires or terminates under Section 4.02, 4.03, 4.04, 4.05, or 4.06 and (a) if the Appendix G Member has a PEP Formula Benefit and elects the single sum option described in Section 4.07(b)(v) with respect to his PEP Formula Benefit, the Appendix G Member’s Cash Balance Account shall be paid in the single sum option in an amount equal the Appendix G Member’s Cash Balance Account as of his Annuity Starting Date or (b) if the Appendix G Member does not have a PEP Formula Benefit, the Appendix G Member shall be entitled to elect the single sum option described in Section 4.07(b)(v) with respect to his Cash Balance Account, subject to the notice, timing and Spousal Consent requirements described in Section 4.07. The joint and survivor annuity or other optional form of distribution set forth in Section 4.07(b), if applicable, that is provided by the Appendix G Member’s Cash Balance Account and that commences as of the Appendix G Member’s Annuity Starting Date shall be the Equivalent Actuarial Value of the Life Annuity Option described in Section 4.07(b)(i) that could be provided by the Appendix G Member’s Cash Balance Account based on the IRS Interest Rate and IRS Mortality Table in effect as of the Appendix G Member’s Annuity Starting Date.
2.    Beneficiary under Section 4.08. The Beneficiary of an Appendix G Member entitled to a distribution under Section 4.08 shall receive distribution of the portion of the Appendix G Member’s Accrued Benefit attributable to his Cash Balance Account at the same time, and in the same form of benefit, as the Beneficiary receives pursuant to Section 4.08, provided that if the Appendix G Member has a PEP Formula Benefit and payment of the PEP Formula Benefit is made as a single sum payment equal to the Member’s PEP Formula Lump Sum Value, the Beneficiary shall receive the portion of the Appendix G Member’s Accrued Benefit attributable to his Cash Balance Account in a single sum payment in an amount equal to the Appendix G Member’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date. If the Appendix G Member does not have a PEP Formula Benefit, then (a) if the
Appendix G - 4

Member’s Beneficiary is his surviving Spouse (or Registered Domestic Partner), the Spouse (or Registered Domestic Partner) may elect to receive such Appendix G Member’s Cash Balance Account in the form of an annuity for the life of the Spouse (or Registered Domestic Partner) or in the form of a single lump sum payment equal to the Appendix G Member’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date to be paid or commence as of the first day of any month following the Member’s date of death; or (b) if the Member’s Beneficiary is other than his Spouse (or Registered Domestic Partner), the Appendix G Member’s Cash Balance Account shall be payable as a single lump sum equal to the Member’s Cash Balance Account determined as of the Beneficiary’s Annuity Starting Date to be paid as soon as practicable following the Member’s date of death, and in no event later than one year after the Member’s date of death. If the Member’s Beneficiary is his surviving Spouse, payments may not begin later than what would have been the Member’s Normal Retirement Date. If the Spouse does not make an election regarding the timing and form of payments on or prior to the Member’s Normal Retirement Date, payment of said amount shall be made as an annuity for the life of the Spouse commencing on the Member’s Normal Retirement Date. If the Member’s Beneficiary is his Registered Domestic Partner, payment must begin not later than one year following the Member’s date of death and if the Registered Domestic Partner does not make an election regarding the form of payments, payment of said amount shall be made as an annuity for the life of the Registered Domestic Partner. The annuity benefit payable to the Spouse (or Registered Domestic Partner) under this Section VI.2. shall be of Equivalent Actuarial Value to the Cash Balance Account as of the Spouse’s (or Registered Domestic Partner’s) Annuity Starting Date. For purposes of the preceding sentence, Equivalent Actuarial Value shall be determined under the IRS Mortality Table and the IRS Interest Rate. The Member’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3. until the Beneficiary’s Annuity Starting Date.
Section VII – Other Plan Provisions
1.    Definition of Participating Employee. Notwithstanding anything contained herein to the contrary and solely for purposes of this Appendix G, a Participating Employee who is an Appendix G Member shall not cease to be a Participating Employee on December 31, 2016.
2.    Section 4.11(b). In the event the sum of (a) the lump sum present value of the portion of the Appendix G Member’s Accrued Benefit determined pursuant to Section 4.11(b) plus (b) the portion of his Accrued Benefit attributable to his Cash Balance Account, in each case, that is payable to the Appendix G Member or his surviving Spouse, Registered Domestic Partner or Beneficiary exceeds $5,000 upon initial determination, then with respect to the Appendix G Member or his surviving Spouse or Beneficiary who receives the sum of the Cash Balance Account and PEP Formula Benefit portion of said benefit in a single lump sum payment, the lump sum present value of the remaining TPP Formula Benefit portion of said benefit shall be redetermined in accordance with Section 4.11(b) as of a subsequent date as determined by Administrative Committee or its delegate and the provisions of Section 4.11(b) shall apply to the remaining TPP Formula Benefit portion.
3.    Section 8.01(a). Notwithstanding anything contained herein to the contrary, (a) an Appendix G Member’s Cash Balance Account upon termination of the Plan shall be determined in the same manner as the Member’s Cash Balance Account would be determined if the Plan was not terminated, and (b) to the extent applicable, the Interest Credit thereafter shall be determined by averaging the rates used during the five-year period ending on the date of the termination of the Plan.
Appendix G - 5

APPENDIX H
Purchase of Annuity Contracts
    The Company, in its capacity as Plan sponsor, may identify one or more Members and/or Beneficiaries (“Specified Members”) for whom the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer with respect to Transferred Plan Obligations. In such event, the committee or other person designated by the Company (the “Company Fiduciary”) shall select the annuity provider (or providers) (and serve as named fiduciary of the Plan in connection therewith) and determine the terms of the annuity policy or contract (or policies or contracts), or, in its discretion, retain an independent fiduciary to assist with or discharge all or any portion of these duties. For purposes of this Appendix H:

1.    Insurer. An “Insurer” is an insurance company or other insurance provider that is qualified to do business in a state and that is selected by the Company Fiduciary to issue a Guaranteed Benefit Policy.
2.    Guaranteed Benefit Policy. A “Guaranteed Benefit Policy” is a group and/or individual insured annuity policy or contract to the extent (i) it provides for Transferred Plan Obligations of Specified Members that are fully guaranteed and paid by the Insurer from the Insurer’s general account and/or a separate account as permitted under the applicable insurance laws of the state of issue, (ii) it includes all protected benefits, rights, and features required under the Plan and applicable law with respect to Transferred Plan Obligations, (iii) it provides that benefit rights with respect to Transferred Plan Obligations shall be enforceable by the Specified Members solely against the Insurer, (iv) it relieves the Plan of any further liability for Transferred Plan Obligations, and (v) it, or a certificate describing Specified Members’ rights thereunder, is issued by the Insurer to Specified Members.
3.    Transferred Plan Obligations. “Transferred Plan Obligations” are all or any portion, as determined by the Company in its capacity as Plan sponsor, of a Specified Member’s accrued benefits under the Plan for which the Plan (or the Company on behalf of the Plan) shall purchase and distribute one or more Guaranteed Benefit Policies issued by an Insurer.
4.    Transfer of Liability. The Plan’s entire liability with respect to each Specified Member’s Transferred Plan Obligation shall be transferred to the Insurer that issues the Guaranteed Benefit Policy. Thereafter, (i) the Plan shall have no further obligation to make any payment with respect to any Transferred Plan Obligation, and (ii) the Specified Member shall look only to the Insurer (and in no event to the Plan, trust fund, Administrative Committee, Company, any Associated Company or any predecessor or successor thereto) for any benefit under the Plan subject to a Transferred Plan Obligation.
5.    Impact on Benefit Payments. For payments to Specified Members whose Plan benefit payments have commenced at the time the Guaranteed Benefit Policy is issued (if any), the Guaranteed Benefit Policy shall provide for benefit payments in the same form and in an amount no less than as in effect under the Plan immediately prior thereto, and such payments shall be made no later than as in effect under the Plan immediately prior thereto.

ACTIVE 260943563
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